As filed with the Securities and Exchange Commission on September 25, 2015

Registration No. 333-204672

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIORESTORATIVE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	91-1835664
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Mark Weinreb, President and Chief Executive Officer

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite One

Melville, New York 11747

(631) 760-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fred Skolnik, Esq. Nicholas Venditto, Esq. Certilman Balin Adler & Hyman, LLP 90 Merrick Avenue East Meadow, New York 11554 (516) 296-7048	Lawrence G. Nusbaum, Esq. Andrew Russell, Esq. Bryan S. Dixon, Esq. Gusrae Kaplan Nusbaum PLLC 120 Wall Street New York, New York 10005 (212) 269-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 25, 2015

1,550,388 Shares of Common Stock

Warrants to Purchase 1,550,388 Shares of Common Stock

We are offering for sale 1,550,388 shares of our common stock, together with warrants to purchase 1,550,388 shares of our common stock (and the shares issuable from time to time upon exercise of the warrants), pursuant to this prospectus. The shares and warrants will be separately issued and sold to purchasers in equal proportion. Each warrant will have an exercise price of $         per share (125% of the public offering price per share in this offering), will be exercisable upon issuance and will expire five years from the date of issuance.

Our common stock is quoted on the OTCQB market under the symbol “BRTX.” We have applied to list our common stock and the warrants being sold in this offering on The NASDAQ Capital Market under the symbols “BRTX” and “BRTXW”, respectively. No assurance can be given that our application will be approved. On September 15, 2015, the last reported sale price of our common stock on the OTCQB market was $6.45 per share.

All references in this prospectus to numbers of shares of common stock and per share information give retroactive effect to the 1-for-20 reverse split of our shares of common stock effected as of July 7, 2015.

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that you should consider before investing in our securities.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Combined Per Share and Warrant	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Net proceeds, before expenses, to us	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriter. See “Underwriting” beginning on page 111 of this prospectus for a description of the compensation payable to the underwriter. The registration statement of which this prospectus is a part also covers the underwriter’s warrant and the shares of common stock issuable from time to time upon the exercise of the underwriter’s warrant.

We have granted a 45-day option to the underwriter to purchase from us up to an additional 232,558 shares of common stock at a public purchase price of $               per share and/or warrants to purchase from us up to an additional 232,558 shares of common stock at a public purchase price of $0.01 per warrant, solely to cover over-allotments, if any. The shares and warrants issuable upon exercise of the underwriter option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriter expects to deliver our shares of common stock and warrants on or about                  , 2015.

Aegis Capital Corp

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the securities offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: we have not, and the underwriter has not, taken any action that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

This prospectus includes references to our federally registered trademarks, BioRestorative Therapies, the Dragonfly Logo, brtxDISC, ThermoStem, Stem Cellutrition, Stem Pearls and Stem the Tides of Time. The Dragonfly Logo is also registered with the U.S. Copyright Office. This prospectus also includes references to trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ®, SM or ™ symbols, and copyrighted content appears without the use of the symbol ©, but the absence of use of these symbols does not reflect upon the validity or enforceability of the intellectual property owned by us or third parties.

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PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to the financial statements included elsewhere in this prospectus.

Prior to purchasing our securities in this offering, we strongly urge each potential investor to obtain legal and tax advice as to the potential tax and other effects to the investor as a result of purchasing such securities.

Unless the context of this prospectus indicates otherwise, the terms “BioRestorative,” “the Company,” “we,” “us” or “our” refer to BioRestorative Therapies, Inc. and its consolidated subsidiaries, and the number of shares of common stock to be outstanding after this offering excludes shares issuable upon any exercise of the over-allotment option granted to the underwriter or any exercise of the warrant to be issued to the underwriter.

All references in this prospectus to numbers of shares of common stock and per share information give retroactive effect to the 1-for-20 reverse split of our shares of common stock effected as of July 7, 2015.

What We Do

We develop therapeutic products and medical therapies using cell and tissue protocols, primarily involving adult (non-embryonic) stem cells. Our two core programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

•    Disc/Spine Program. Our lead cell therapy candidate, brtxDISC (Disc Implanted Stem Cells), is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease. The treatment involves collecting a patient’s own stem cells, culturing and cryopreserving the cells, and then having a physician inject brtxDISC into the patient’s damaged disc in a contemplated 30 minute outpatient office procedure. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We expect to file an investigational new device, or IND, application with the Food and Drug Administration, or the FDA, with regard to brtxDISC during the first quarter of 2016 and anticipate that we will commence clinical trials using brtxDISC and its related collection and delivery procedure by the middle of 2016.

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•    Metabolic Program (ThermoStem). We are developing an allogeneic cell-based therapy to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue, or BAT. We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. In March 2014, we entered into a Research Agreement with Pfizer, Inc., a global pharmaceutical company, pursuant to which we have been engaged to provide research and development services with regard to a joint study of the development and validation of a human brown adipose (fat) cell model. A United States patent related to the ThermoStem Program issued in September 2015.

We have also licensed a curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs. In August 2015, a United States patent for this device was issued to the licensor, Regenerative Sciences, LLC.

In addition, we have developed a human cellular extract that has been demonstrated in in vitro skin studies to increase the production of collagen and fibronectin, which are proteins that are essential to combating the aging of skin.  We also offer plant stem cell-based facial creams and beauty products under the Stem Pearls brand.

Significant Accomplishments

We have made significant progress toward our goal of offering therapeutic products and medical therapies, using cell and tissue protocols, in the treatment of disc/spine disease and metabolic disorders. In addition to raising approximately $15,000,000 in equity and debt financings over the past five years, our accomplishments include the following:

Disc/Spine Program

•	We have obtained a worldwide (except Asia and Argentina) exclusive license to utilize or sublicense a method for the hypoxic (low oxygen) culturing of cells for use in treating, among other things, disc and spine conditions, including protruding and bulging discs.

•	We have developed our lead cell therapy product candidate, brtxDISC.

•	We had a successful pre-IND application meeting with the FDA, with regard to brtxDISC and are preparing for an IND submission to the FDA.

•	Institutional review board, or IRB, approved human studies were undertaken with regard to our licensed culturing technology with success rates and no known adverse results.

•	We have assembled a management team with significant biotechnology expertise, including the President of our Disc/Spine Division who additionally has cell therapy and regulatory experience.

•	We have a five member Scientific Advisory Board, including a Professor of Medicine at the Harvard Medical School and the Dana-Faber Cancer Institute, the Director of Endovascular and Minimally Invasive Image Guided Neurosurgery at George Washington University Medical Center and the former Director of Quality Assurance for the FDA’s Center for Biologics Evaluation and Research.

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•	We have engaged a Chief Medical Advisor for Spine Medicine who is an Assistant Professor at Weill Medical College of Cornell and established the Physiatry Department at the Hospital for Special Surgery.

•	We have engaged highly experienced FDA consultants in connection with our contemplated clinical trials.

•	We have established a new laboratory in Melville, New York to be used for research purposes and the possible development of cellular-based treatment protocols.

•	We are seeking clean room certification with regard to a newly fabricated portion of our laboratory.

•	We have licensed a curved needle device, patented in August 2015, designed to deliver cells and/or other therapeutic products or material to, among other possible difficult-to- locate regions of the body, the spine and discs.

Metabolic Program (ThermoStem)

•	We have established a relationship with Pfizer with regard to a joint study of the development and validation of a human brown adipose (fat) cell model.

•	Our research with regard to the identification of a population of brown adipose derived stem cells was published in Stem Cells, a respected stem cell journal.

•	We have established an extensive and unique human brown adipose library.

•	We have undertaken pre-clinical animal studies with regard to brown adipose tissue pursuant to which metabolic impact (weight loss; reduced glucose levels) has been observed in mice.

•	We have begun to evaluate encapsulation technology for potential use as a cell delivery system for our metabolic program.

•	We have entered into a research collaboration agreement with the University of Pennsylvania with regard to the understanding of brown adipose (fat) biology and its role in metabolic disorders.

•	A United States patent related to the ThermoStem Program issued in September 2015.

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Key Risks and Uncertainties

We are subject to numerous risks and uncertainties, including the following:

•	We have a very limited operating history; we have incurred substantial losses since inception; we expect to continue to incur losses for the near term; and we have a substantial working capital deficiency and a stockholders’ deficiency.

•	Following the offering, we will need to obtain a significant amount of additional financing to complete our clinical trial with regard to our Disc/Spine Program and to implement our other programs, including our metabolic brown fat initiative.

•	Our future success is significantly dependent on the timely and successful development and commercialization of brtxDISC, our lead product candidate for the treatment of chronic lumbar disc disease; we anticipate that such commercialization will not take place for at least five years; if we encounter delays or difficulties in the development of this product candidate, as well as any other product candidates, our business prospects would be significantly harmed.

•	We may experience delays in enrolling patients in our clinical trials which could delay or prevent the receipt of necessary regulatory approvals; we may not complete them at all.

•	Any disruption to our access to the media (including cell culture media) and reagents we are using in the clinical development of our cell therapy product candidates could adversely affect our ability to perform clinical trials and seek future regulatory submissions.

•	Our clinical trials may fail to demonstrate adequately the safety and efficacy of our product candidates, which would prevent or delay regulatory approval and commercialization.

•	We presently lack manufacturing capabilities to produce our product candidates at commercial scale quantities and do not have an alternate manufacturing supply, which could negatively impact our ability to meet any future demand for the products.

•	We are required to pay certain minimum amounts to maintain our exclusive license rights with regard to our disc/spine technology; the loss of such exclusive rights would have a material adverse effect upon us.

•	If safety problems are encountered by us or others developing new stem cell-based therapies, our stem cell initiatives could be materially and adversely affected.

•	Ethical and other concerns surrounding the use of stem cell therapy may negatively impact the public perception of our stem cell products and/or services, thereby suppressing demand for our products and/or services.

•	We have limited experience in the development and marketing of cell therapies and may be unsuccessful in our efforts to establish a profitable business.

•	Our cell therapy business is based on novel technologies that are inherently expensive and risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

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•	We may be subject to significant product liability claims and litigation, including potential exposure from the use of our product candidates in human subjects, and our insurance may be inadequate to cover claims that may arise.

•	Our inability to obtain reimbursement for our products and services from private and governmental insurers could negatively impact demand for our products and services.

•	We may not be able to protect our proprietary rights.

•	We operate in a highly-regulated environment and may be unable to comply with applicable federal, state, local, and international requirements; failure to comply with applicable government regulation may result in a loss of licensure, registration, and approval or other government enforcement actions.

For a more detailed description of the material risks and uncertainties we face, please see “Risk Factors” beginning on page 8 of this prospectus.

Reverse Stock Split and Recapitalization

All references in this prospectus to numbers of shares of common stock and per share information give retroactive effect to the 1-for-20 reverse split of our shares of common stock effected as of July 7, 2015.  In connection with the reverse split, we reduced the number of our authorized shares of common stock from 200,000,000 to 30,000,000.

Corporate Information

Our headquarters are located at 40 Marcus Drive, Suite One, Melville, New York 11747. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.biorestorative.com. Our subsidiary, Stem Pearls, LLC, also has a website at www.stempearls.com. The information on those websites is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

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The Offering

Securities offered by us	1,550,388 shares of our common stock and warrants to purchase 1,550,388 shares of our common stock (or 1,782,946 shares and 1,782,946 warrants if the underwriter exercises its over-allotment option in full).

Description of warrants	The shares and warrants will be separately transferable immediately upon issuance, but the shares and warrants will be issued and sold to purchasers in equal proportion. Each warrant will have an exercise price of $ per share (125% of the public offering price per share in this offering), will be exercisable upon issuance and will expire five years from the date of issuance.

Common stock outstanding before this offering	2,854,268 shares.

Common stock to be outstanding after this offering(1)	4,404,656 shares (or 4,637,214 shares if the underwriter exercises its over-allotment option in full).

Use of proceeds	We intend to use the net proceeds of this offering as follows: (i) submission of investigational new device, or IND, application to the United States Food and Drug Administration, or FDA, with respect to brtxDISC and its related collection and delivery procedure, and commencement of associated clinical trials; (ii) pre-clinical research and development with respect to ThermoStem Program; (iii) repayment of indebtedness; and (iv) for general corporate and working capital purposes. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”

Risk factors	An investment in our securities involves a high degree of risk. You should carefully read and consider the risks discussed under the caption “Risk Factors” beginning on page 8 and all other information included in this prospectus before making a decision to invest in our securities in this offering.

OTCQB symbol for our common stock	BRTX

Listing	We have filed an application to list our common stock and the warrants offered pursuant to this prospectus on The NASDAQ Capital Market under the symbols “BRTX” and “BRTXW”, respectively. No assurance can be given that our application will be accepted.

(1) The number of shares of our common stock to be outstanding after this offering is based on 2,854,268 shares outstanding as of September 15, 2015. The number of shares of common stock to be outstanding after this offering includes 1,550,388 shares of our common stock sold in this offering. Unless otherwise indicated, the number of outstanding shares of common stock presented in this prospectus excludes:

•	1,782,946 shares of our common stock issuable upon the exercise of the warrants sold in this offering, including pursuant to and assuming the full exercise of the underwriter’s over-allotment option;

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•	1,315,450 shares of our common stock issuable upon the exercise of outstanding options granted under our 2010 Equity Participation Plan as of September 15, 2015 (including 505,250 options which are subject to stockholder approval of an increase in the number of shares of common stock authorized to be issued under our 2010 Equity Participation Plan from 1,000,000 to 2,000,000, or such greater number of shares as the Compensation Committee of our Board of Directors shall determine to propose for stockholder approval, as discussed herein);

•	639,550 shares of our common stock that are available for future issuance under our 2010 Equity Participation Plan as of September 15, 2015 (assuming stockholder approval of an increase in the number of shares of common stock authorized to be issued under our 2010 Equity Participation Plan from 1,000,000 to 2,000,000, as discussed herein);

•	792,334 shares of our common stock issuable upon the exercise of outstanding warrants as of September 15, 2015;

•	232,558 shares of our common stock issuable pursuant to the exercise of the underwriter’s over-allotment option; and

•	46,512 shares of our common stock issuable upon the exercise of the warrant issued to the underwriter in connection with this offering.

Summary Selected Financial Data

The following table sets forth summary consolidated financial data of BioRestorative Therapies, Inc. The financial data as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 have been derived from our unaudited condensed consolidated financial statements included in this prospectus under “Index to Financial Statements”. The financial data as of December 31, 2014 and 2013 and for the years then ended have been derived from our audited consolidated financial statements included in this prospectus under “Index to Financial Statements”. The summary consolidated financial results in the table below are not necessarily indicative of our expected future operating results. The following summary historical financial information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto appearing in this prospectus under “Index to Financial Statements”.

	For The Six Months Ended		For The Years Ended
	June 30,		December 31,
	2015	2014	2014	2013
	(unaudited)
Selected Statement of Operations Data:

Revenues	$333,666	$176,316	$415,996	$1,680
Cost of sales	151,077	42,426	213,834	208
Gross profit	182,589	133,890	202,162	1,472
Operating expenses
Marketing and promotion	94,028	47,329	125,626	114,951
Consulting	504,060	824,763	1,310,121	779,462
Research and development	859,344	787,071	1,430,614	1,594,054
General and administrative	1,613,927	1,184,632	2,258,307	2,265,275
Total operating expenses	3,071,359	2,843,795	5,124,668	4,753,742

Other expense	(291,649)	(292,910)	(665,106)	(998,924)

Net loss	$(3,180,419)	$(3,002,815)	$(5,587,612)	$(5,751,194)
Net loss per share - basic and diluted	$(1.60)	$(2.79)	$(4.38)	$(6.96)
Weighted average number of common shares outstanding - basic and diluted	1,993,544	1,077,606	1,276,904	826,340

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	June 30,	December 31,
	2015	2014	2013
	(unaudited)
Selected Balance Sheet Data:

Cash	$6,445	$91,798	$201,098
Working capital deficit	(4,673,421)	(8,410,686)	(7,262,748)
Total assets	2,070,578	1,691,801	1,382,915
Total liabilities	4,951,101	8,580,194	8,067,984
Total stockholders' deficiency	(2,880,523)	(6,888,393)	(6,685,069)

RISK FACTORS

In addition to the other information included in this prospectus and any free writing prospectus we authorize for use in connection with this offering, the following factors should be carefully considered before making a decision to invest in our securities. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, we could be materially and adversely affected. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. In any such case, the market price of our common stock could decline substantially and you could lose all or a part of your investment.

Risks Related to Our Business Generally

We have a very limited operating history; we have incurred substantial losses since inception; we expect to continue to incur losses for the near term; we have a substantial working capital deficiency and a stockholders’ deficiency; the report of our independent registered public accounting firm contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

We have a very limited operating history. Since our inception in December 2008, we have incurred net losses. As of June 30, 2015, we had notes payable with an aggregate principal balance of $275,000 which were past due. We are currently in the process of negotiating extensions or discussing conversions to equity with respect to these notes. However, there can be no assurance that we will be successful in extending or converting these notes. As of June 30, 2015, we had a working capital deficiency of $4,673,421 and stockholders’ deficiency of $2,880,523. The report of our independent registered public accounting firm with respect to our financial statements as of December 31, 2014 and 2013 and for the years then ended indicates that our financial statements have been prepared assuming that we will continue as a going concern. The report states that, since we have incurred net losses since inception and we need to raise additional funds to meet our obligations and sustain our operations, there is substantial doubt about our ability to continue as a going concern. Our plans in regard to these matters are described in footnote 2 to our audited financial statements as of December 31, 2014 and 2013 and for the years then ended (see “Index to Financial Statements”). Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We will need to obtain a significant amount of additional financing to complete our clinical trials and implement our business plan.

Since our inception, we have not generated any significant revenues from our operations and have funded our operations through the sale of our equity securities (approximately $8,000,000) and debt securities (approximately $10,000,000). The implementation of our business plan, as discussed in “Business”, will require the receipt of sufficient equity and/or debt financing to purchase necessary equipment, technology and materials, fund our research and development efforts, retire our outstanding debt and otherwise fund our operations. If we are able to complete this offering, we anticipate that the estimated net proceeds of $8,800,000 from this offering will fund our operations until September 2016 (assuming that the underwriter does not exercise its over-allotment option to purchase additional shares and/or warrants, we do not receive any revenues from operations, we do not receive any additional financing and our remaining debt is not converted into equity) and should permit us to conduct a significant portion of our initial clinical trial with regard to our Disc/Spine Program, as further discussed in “Business”. We anticipate that we will require between $20,000,000 and $30,000,000 in additional funding to complete our clinical trials with regard to our Disc/Spine Program. We will also require a substantial amount of additional funding if we determine to establish a manufacturing operation with regard to our Disc/Spine Program (as opposed to utilizing a third party manufacturer) and to implement our other programs discussed in “Business”, including our metabolic ThermoStem Program. No assurance can be given that the anticipated amounts of required funding are correct or that we will be able to accomplish our goals within the timeframes projected. In addition, no assurance can be given that we will be able to obtain any required financing on commercially reasonable terms or otherwise.

Our business strategy is high-risk.

We are focusing our resources and efforts primarily on the development of cellular-based products and services which will require extensive cash for research, development and commercialization activities.  This is a high-risk strategy because there is no assurance that our products and services, including our Disc/Spine Program and our ThermoStem metabolic brown fat research initiative, will ever become commercially viable (commercial risk), that we will prevent other companies from depriving us of market share and profit margins by offering services and products based on our inventions and developments (legal risk), that we will successfully manage a company in a new area of business, regenerative medicine, and on a different scale than we have operated in the past (operational risk), that we will be able to achieve the desired therapeutic results using stem and regenerative cells (scientific risk), or that our cash resources will be adequate to develop our products and services until we become profitable, if ever (financial risk).  We are using our cash in one of the riskiest industries in the economy (strategic risk).  This may make our stock an unsuitable investment for many investors.

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We will need to enter into agreements in order to implement our business strategy.

Except for certain license and research and development agreements described in “Business”, we do not have any material agreements or understandings in place with respect to the implementation of our business strategy. No assurances can be given that we will be able to enter into any necessary agreements with respect to the development of our business. Our inability to enter into any such agreements would have a material adverse effect on our results of operations and financial condition.

We depend on our executive officers and on our ability to attract and retain additional qualified personnel; we do not currently have a Chief Financial Officer.

Our performance is substantially dependent on the performance of Mark Weinreb, our Chief Executive Officer. We rely upon him for strategic business decisions and guidance. Mr. Weinreb is subject to an employment agreement with us that is scheduled to expire in December 2017. We are also dependent on the performance of Edward Field, President of our Disc/Spine Division, and Francisco Silva, our Vice President of Research and Development, in establishing and developing our products and operations. Mr. Field and Mr. Silva are also subject to employment agreements with us. We do not have any key-man insurance policies on the lives of any of our executive officers. We do not currently have a Chief Financial Officer. Pending the hiring of a Chief Financial Officer, we are utilizing financial consultants with regard to the preparation of our financial statements. We believe that our future success in developing marketable products and services and achieving a competitive position will depend in large part upon whether we can attract and retain additional qualified management and scientific personnel, including a Chief Financial Officer.  Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain such personnel.  The loss of the services of Mr. Weinreb, Mr. Field and/or Mr. Silva or the inability to attract and retain additional personnel, including a Chief Financial Officer, and develop expertise as needed would have a substantial negative effect on our results of operations and financial condition.

Continued turmoil in the economy could harm our business.

Negative trends in the general economy, including, but not limited to, trends resulting from an actual or perceived recession, tightening credit markets, increased cost of commodities, actual or threatened military action by the United States and threats of terrorist attacks in the United States and abroad, could cause a reduction of investment in and available funding for companies in certain industries, including ours.  Our ability to raise capital has been and may in the future be adversely affected by downturns in current credit conditions, financial markets and the global economy.

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Risks Related to Our Cell Therapy Product Development Efforts

Our future success is significantly dependent on the timely and successful development and commercialization of brtxDISC, our lead product candidate for the treatment of chronic lumbar disc disease; if we encounter delays or difficulties in the development of this product candidate, as well as any other product candidates, our business prospects would be significantly harmed.

We are dependent upon the successful development, approval and commercialization of our product candidates. Before we are able to seek regulatory approval of our product candidates, we must conduct and complete extensive clinical trials to demonstrate their safety and efficacy in humans. Our lead product candidate, brtxDISC, is in early stages of development and we must first complete pre-clinical work to submit an investigational new drug, or IND, application for FDA clearance to commence clinical trials.

Clinical testing is expensive, difficult to design and implement, and can take many years to complete. Importantly, a failure of one or more of these or any other clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to complete our clinical studies, receive regulatory approval or commercialize our cell therapy product candidates, including the following:

•     suspensions, delays or changes in the design, initiation, enrollment, implementation or completion of required clinical trials; adverse changes in our financial position or significant and unexpected increases in the cost of our clinical development program; changes or uncertainties in, or additions to, the regulatory approval process that require us to alter our current development strategy; clinical trial results that are negative, inconclusive or less than desired as to safety and/or efficacy, which could result in the need for additional clinical studies or the termination of the product's development; delays in our ability to manufacture the product in quantities or in a form that is suitable for any required clinical trials;

•     intellectual property constraints that prevent us from making, using, or commercializing any of our cell therapy product candidates;

•     the supply or quality of our product candidates or other materials necessary to conduct clinical trials of these product candidates may be insufficient or inadequate; inability to generate sufficient pre-clinical, toxicology, or other in vivo or in vitro data to support the initiation of clinical studies;

•     delays in reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

•     delays in obtaining required Institutional Review Board, or IRB, approval at each clinical study site;

•     imposition of a temporary or permanent clinical hold by regulatory agencies for a number of reasons, including after review of an IND application or amendment, or equivalent application or amendment; as a result of a new safety finding that presents unreasonable risk to clinical trial participants; a negative finding from an inspection of our clinical study operations or study sites; developments on trials conducted by competitors or approved products post-market for related technology that raises FDA concerns about risk to patients of the technology broadly; or if the FDA finds that the investigational protocol or plan is clearly deficient to meet its stated objectives;

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•     difficulty collaborating with patient groups and investigators;

•     failure by our CROs, other third parties, or us to adhere to clinical study requirements;

•     failure to perform in accordance with the FDA’s current Good Clinical Practices, or cGCP, requirements, or applicable regulatory guidelines in other countries;

•     delays in having patients qualify for or complete participation in a study or return for post-treatment follow-up;

•     patients dropping out of a study;

•     occurrence of adverse events associated with the product candidate that are viewed to outweigh its potential benefits;

•     changes in the standard of care on which a clinical development plan was based, which may require new or additional trials;

•     transfer of manufacturing processes from our academic collaborators to larger-scale facilities operated by either a contract manufacturing organization, or CMO, or by us, and delays or failure by our CMOs or us to make any necessary changes to such manufacturing process;

•     delays in manufacturing, testing, releasing, validating, or importing/exporting sufficient stable quantities of our product candidates for use in clinical studies or the inability to do any of the foregoing; and

•     the FDA may not accept clinical data from trials that are conducted at clinical sites in countries where the standard of care is potentially different from the United States.

Any inability to successfully complete pre-clinical and clinical development could result in additional costs to us or impair our ability to generate revenue. In addition, if we make manufacturing or formulation changes to our product candidates, we may be required to, or we may elect to, conduct additional studies to bridge our modified product candidates to earlier versions. Clinical study delays could also shorten any periods during which our products have patent protection and may allow our competitors to bring products to market before we do, which could impair our ability to successfully commercialize our product candidates and may harm our business and results of operations.

Even if we are able to successfully complete our clinical development program for our product candidates, and ultimately receive regulatory approval to market one or more of the products, we may, among other things:

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•     obtain approval for indications that are not as broad as the indications we sought;

•     have the product removed from the market after obtaining marketing approval;

•     encounter issues with respect to the manufacturing of commercial supplies;

•     be subject to additional post-marketing testing requirements; and/or

•     be subject to restrictions on how the product is distributed or used.

We anticipate that we will not be able to commercialize our brtxDISC product for at least five years.

We may experience delays and other difficulties in enrolling a sufficient number of patients in our clinical trials which could delay or prevent the receipt of necessary regulatory approvals.

We may not be able to initiate or complete as planned any clinical trials if we are unable to identify and enroll a sufficient number of eligible patients to participate in the clinical trials required by the FDA or other regulatory authorities. We also may be unable to engage a sufficient number of clinical trial sites to conduct our trials.

We may face challenges in enrolling patients to participate in our clinical trials due to the novelty of our cell-based therapies, the size of the patient populations and the eligibility criteria for enrollment in the trial. In addition, some patients may have concerns regarding cell therapy that may negatively affect their perception of therapies under development and their decision to enroll in the trials. Furthermore, patients suffering from diseases within target indications may enroll in competing clinical trials, which could negatively affect our ability to complete enrollment of our trials. Enrollment challenges in clinical trials often result in increased development costs for a product candidate, significant delays and potentially the abandonment of the clinical trial.

We may have other delays in completing our clinical trials and we may not complete them at all.

We have not commenced the clinical trials necessary to obtain FDA approval to market brtxDISC or any of our other products in development. Our management lacks significant experience in completing clinical trials and bringing a drug through commercialization. Clinical trials for brtxDISC and other products in development may be delayed or terminated as a result of many factors, including the following:

•	patients failing to complete clinical trials due to dissatisfaction with the treatment, side effects or other reasons;

•	failure by regulators to authorize us to commence a clinical trial;

•	suspension or termination by regulators of clinical research for many reasons, including concerns about patient safety or our failure, or the failure of our contract manufacturers, to comply with current Good Manufacturing Practices, or cGMP, requirements;

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•	delays or failure to obtain clinical supply for our products necessary to conduct clinical trials from contract manufacturers;

•	treatment candidates demonstrating a lack of efficacy during clinical trials;

•	inability to continue to fund clinical trials or to find a partner to fund the clinical trials;

•	competition with ongoing clinical trials and scheduling conflicts with participating clinicians; and

•	delays in completing data collection and analysis for clinical trials.

Any delay or failure to complete clinical trials and obtain FDA approval for our product candidates could have a material adverse effect on our cost to develop and commercialize, and our ability to generate revenue from, a particular product candidate.

The development of our cell therapy product candidates is subject to uncertainty because autologous cell therapy is inherently variable.

When manufacturing an autologous cell therapy, the number and the composition of the cell population varies from patient to patient. Such variability in the number and composition of these cells could adversely affect our ability to manufacture autologous cell therapies in a cost-effective or profitable manner and meet acceptable product release specifications for use in a clinical trial or, if approved, for commercial sale. As a consequence, the development and regulatory approval process for autologous cell therapy products could be delayed or may never be completed.

Any disruption to our access to the media (including cell culture media) and reagents we are using in the clinical development of our cell therapy product candidates could adversely affect our ability to perform clinical trials and seek future regulatory submissions.

Certain media (including cell culture media) and reagents, as well as devices, materials and systems, that we intend to use in our planned clinical trials, and that we may need or use in commercial production, are provided by unaffiliated third parties. Any lack of continued availability of these media, reagents, devices, materials and systems for any reason would have a material adverse effect on our ability to complete these studies and could adversely impact our ability to achieve commercial manufacture of our planned therapeutic products.   Although other available sources for these media, reagents, devices, materials and systems may exist in the marketplace, we have not evaluated their cost, effectiveness, or intellectual property foundation and therefore cannot guarantee the suitability or availability of such other potential sources.

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Products that appear promising in research and development may be delayed or may fail to reach later stages of clinical development.

The successful development of cellular based products is highly uncertain. Product candidates that appear promising in research and development may be delayed or fail to reach later stages of development. Decisions regarding the further development of product candidates must be made with limited and incomplete data, which makes it difficult to ensure or even accurately predict whether the allocation of limited resources and the expenditure of additional capital on specific product candidates will result in desired outcomes. Pre-clinical and clinical data can be interpreted in different ways, and negative or inconclusive results or adverse events during a clinical trial could delay, limit or prevent the development of a product candidate.

Our clinical trials may fail to demonstrate adequately the safety and efficacy of our product candidates, which would prevent or delay regulatory approval and commercialization.

The clinical trials of our product candidates are, and the manufacturing and marketing of our products will be, subject to extensive and rigorous review and regulation by numerous government authorities in the United States and in other countries where we intend to test and market our product candidates. Before obtaining regulatory approvals for the commercial sale of any of our product candidates, we must demonstrate through lengthy, complex and expensive preclinical testing and clinical trials that our product candidates are both safe and effective for use in each target indication. In particular, because our product candidates are subject to regulation as biological drug products, we will need to demonstrate that they are safe, pure, and potent for use in their target indications. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use. The risk/benefit profile required for product licensure will vary depending on these factors and may include decrease or elimination of pain, adequate duration of response, a delay in the progression of the disease, an improvement in function and/or decrease in disability.

In addition, even if such trials are successfully completed, we cannot guarantee that the FDA will interpret the results as we do, and more trials could be required before we submit our product candidates for approval. To the extent that the results of the trials are not satisfactory to the FDA for support of a marketing application, we may be required to expend significant resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates.

We presently lack manufacturing capabilities to produce our product candidates at commercial scale quantities and do not have an alternate manufacturing supply, which could negatively impact our ability to meet any future demand for the products.

Currently, we expect our laboratory to exclusively provide the cell processing services necessary for clinical production of brtxDISC for our disc clinical trial. To date, we have not produced any products at our laboratory. We expect that we would need to significantly expand our manufacturing capabilities to meet potential commercial demand for brtxDISC and any other of our product candidates, if approved, as well as any of our other product candidates that might attain regulatory approval. Such expansion would require additional regulatory approvals. Even if we increase our manufacturing capabilities, it is possible that we may still lack sufficient capacity to meet demand. Ultimately, if we are unable to supply our products to meet commercial demand, whether because of processing constraints or other disruptions, delays or difficulties that we experience, sales of the products and their long-term commercial prospects could be significantly damaged.

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We do not presently have a third-party manufacturer for brtxDISC or any of our other product candidates. If our facilities at which these product candidates would be manufactured or our equipment were significantly damaged or destroyed, or if there were other disruptions, delays or difficulties affecting manufacturing capacity, our planned and future clinical studies and commercial production for these product candidates would likely be significantly disrupted and delayed. It would be both time consuming and expensive to replace this capacity with third parties, particularly since any new facility would need to comply with the regulatory requirements.

Ultimately, if we are unable to supply our cell therapy product candidates to meet commercial demand (assuming commercial approval is obtained), whether because of processing constraints or other disruptions, delays or difficulties that we experience, our production costs could dramatically increase and sales of the product and its long-term commercial prospects could be significantly damaged.

The commercial potential and profitability of our products are unknown and subject to significant risk and uncertainty.

Even if we successfully develop and obtain regulatory approval for our cell therapy product candidates, the market may not understand or accept the products, which could adversely affect both the timing and level of future sales. Ultimately, the degree of market acceptance of our product candidates (or any of our future product candidates) will depend on a number of factors, including:

•	the clinical effectiveness, safety and convenience of the product particularly in relation to alternative treatments;

•	our ability to distinguish our products (which involve adult cells) from any ethical and political controversies associated with stem cell products derived from human embryonic or fetal tissue; and

•	the cost of the product, the reimbursement policies of government and third-party payors and our ability to obtain sufficient third-party coverage or reimbursement.

Even if we are successful in achieving sales of our product candidates, it is not clear to what extent, if any, the products will be profitable. The costs of goods associated with production of cell therapy products are significant. In addition, some changes in manufacturing processes or procedures generally require FDA or foreign regulatory authority review and approval prior to implementation. We may need to conduct additional pre-clinical studies and clinical trials to support approval of any such changes. Furthermore, this review process could be costly and time-consuming and could delay or prevent the commercialization of product candidates.

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We may have difficulties in sourcing brown adipose (fat) tissue.

Our research agreement with the University of Utah (which expired in June 2015) provided an opportunity for us to obtain brown adipose (fat) tissue that we use to identify and characterize brown adipose derived stem cells for use in our pre-clinical ThermoStem Program. There is no certainty that we will be able to continue to collect brown adipose samples through relationships that we may establish with other potential sources of brown adipose tissue. The loss of brown tissue procurement would have a material adverse effect upon our ability to advance the ThermoStem Program.

We are required to pay certain minimum amounts to maintain our exclusive license rights with regard to the disc/spine technology. The loss of such exclusive rights would have a material adverse effect upon us.

Pursuant to our license agreement with Regenerative Sciences, LLC, or Regenerative, unless certain milestones are satisfied, we will be required to pay to Regenerative minimum amounts of between $225,000 and $475,000 during the period from April 2017 to April 2019 in order to maintain our exclusive rights with regard to the disc/spine technology. No assurances can be given that we will have sufficient funds to pay such minimum amounts if the milestones are not satisfied. Any loss of such exclusive rights would have a material adverse effect upon our business, results of operations and financial condition.

If safety problems are encountered by us or others developing new stem cell-based therapies, our stem cell initiatives could be materially and adversely affected.

The use of stem cells for therapeutic indications is still in the very early stages of development. If an adverse event occurs during clinical trials related to one of our proposed products and/or services or those of others, the FDA and other regulatory authorities may halt clinical trials or require additional studies. The occurrence of any of these events would delay, and increase the cost of, our development efforts and may render the commercialization of our proposed products and/or services impractical or impossible.

Ethical and other concerns surrounding the use of stem cell therapy may negatively impact the public perception of our stem cell products and/or services, thereby suppressing demand for our products and/or services.

Although our contemplated stem cell business pertains to adult stem cells only, and does not involve the more controversial use of embryonic stem cells, the use of adult human stem cells for therapy could give rise to similar ethical, legal and social issues as those associated with embryonic stem cells, which could adversely affect its acceptance by consumers and medical practitioners. Additionally, it is possible that our business could be negatively impacted by any stigma associated with the use of embryonic stem cells if the public fails to appreciate the distinction between adult and embryonic stem cells. Delays in achieving public acceptance may materially and adversely affect the results of our operations and profitability.

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We are vulnerable to competition and technological change, and also to physicians’ inertia.

We will compete with many domestic and foreign companies in developing our technology and products, including biotechnology, medical device and pharmaceutical companies.  Many current and potential competitors have substantially greater financial, technological, research and development, marketing, and personnel resources.  There is no assurance that our competitors will not succeed in developing alternative products and/or services that are more effective, easier to use, or more economical than those which we may develop, or that would render our products and/or services obsolete and non-competitive.  In general, we may not be able to prevent others from developing and marketing competitive products and/or services similar to ours or which perform similar functions or which are marketed before ours.

Competitors may have greater experience in developing products, therapies or devices, conducting clinical trials, obtaining regulatory clearances or approvals, manufacturing and commercialization.  It is possible that competitors may obtain patent protection, approval, or clearance from the FDA or achieve commercialization earlier than we can, any of which could have a substantial negative effect on our business.

We will compete against cell-based therapies derived from alternate sources, such as bone marrow, adipose tissue, umbilical cord blood and potentially embryos.  Doctors historically are slow to adopt new technologies like ours, whatever the merits, when older technologies continue to be supported by established providers.  Overcoming such inertia often requires very significant marketing expenditures or definitive product performance and/or pricing superiority.

We expect that physicians’ inertia and skepticism will also be a significant barrier as we attempt to gain market penetration with our future products and services. We may need to finance lengthy time-consuming clinical studies (so as to provide convincing evidence of the medical benefit) in order to overcome this inertia and skepticism.

We may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and we may not realize the benefits of such alliances or licensing arrangements.

We may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to our product candidates and any future product candidates that we may develop. Any of these relationships may require us to incur non-recurring and other charges, increase our near and long-term expenditures, issue securities that dilute the shares of our existing stockholders, or disrupt our management and business. In addition, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for our product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy.

Further, collaborations involving our product candidates, such as our collaborations with third-party research institutions, are subject to numerous risks, which may include the following:

•     collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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•     collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding, or other external factors, such as a business combination that diverts resources or creates competing priorities;

•     collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials, or require a new formulation of a product candidate for clinical testing;

•     collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates;

•     a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

•     collaborators may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

•     disputes may arise between us and a collaborator that cause the delay or termination of the research, development or commercialization of our product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

•     collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates; and

•     collaborators may own or co-own intellectual property covering our products that results from our collaborating with them, and in such cases, we would not have the exclusive right to commercialize such intellectual property.

As a result, if we enter into collaboration agreements and strategic partnerships or license our products or businesses, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations and company culture, which could delay our timelines or otherwise adversely affect our business. We also cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to our product candidates could delay the development and commercialization of our product candidates in certain geographies for certain indications, which would harm our business prospects, financial condition, and results of operations.

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We have limited experience in the development and marketing of cell therapies and may be unsuccessful in our efforts to establish a profitable business.

Over the past four years, our business plan has been focused on capturing a piece of the burgeoning field of cell therapy. We have limited experience in the areas of cell therapy product development and marketing, and in the related regulatory issues and processes. Although we have recruited a team that has experience with designing and conducting clinical trials, as a company, we have limited experience in conducting clinical trials and no experience in conducting clinical trials through to regulatory approval of any product candidate.  In part because of this lack of experience, we cannot be certain that planned clinical trials will begin or be completed on time, if at all. We cannot assure that we will successfully achieve our clinical development goals or fulfill our plans to capture a piece of the cell therapy market.

Our cell therapy business is based on novel technologies that are inherently expensive, risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

The clinical development, commercialization and marketing of cell and tissue-based therapies are at an early-stage, substantially research-oriented, and financially speculative. To date, very few companies have been successful in their efforts to develop and commercialize a cell therapy product. In general, cell-based or tissue-based products may be susceptible to various risks, including undesirable and unintended side effects, unintended immune system responses, inadequate therapeutic efficacy, or other characteristics that may prevent or limit their approval or commercial use. In addition, brtxDISC is a cell-based candidate that is produced by using a patient’s own stem cells derived from bone marrow. Regulatory approval of novel product candidates such as brtxDISC, which is manufactured using novel manufacturing processes, can be more complex and expensive and take longer than other, more well-known or extensively studied pharmaceutical or biopharmaceutical products, due to the FDA’s lack of experience with them. To our knowledge, the FDA has not yet approved a disc related stem cell therapy product. This lack of experience may lengthen the regulatory review process, require us to conduct additional studies or clinical trials, which would increase our development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of these product candidates or lead to significant post-approval limitations or restrictions. Furthermore, the number of people who may use cell or tissue-based therapies is difficult to forecast with accuracy. Our future success is dependent on the establishment of a large global market for cell- and tissue-based therapies and our ability to capture a share of this market with our product candidates.

Our cell therapy product candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated.

With the enactment of the Biologics Price Competition and Innovation Act of 2009, or BPCIA, an abbreviated pathway for the approval of biosimilar and interchangeable biological products was created. The abbreviated regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an existing reference product. Under the BPCIA, an application for a biosimilar product cannot be approved by the FDA until 12 years after the original branded product is approved under a biologics license application, or BLA. Although the FDA has approved one biosimilar product, complex provisions of the law are still being implemented by the FDA and interpreted by the federal courts. As a result, the ultimate impact, implementation, and meaning of the BPCIA are still subject to some uncertainty and FDA actions and court decisions concerning the law could have a material adverse effect on the future commercial prospects for our biological products.

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We believe that, if any of our product candidates are approved as a biological product under a BLA, it should qualify for the 12-year period of exclusivity. However, there is a risk that the FDA could permit biosimilar applicants to reference approved biologics other than our therapeutic candidates, thus circumventing our exclusivity and potentially creating the opportunity for competition sooner than anticipated. Additionally, this period of regulatory exclusivity does not apply to companies pursuing regulatory approval via their own traditional BLA, rather than via the abbreviated pathway. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

We may be subject to significant product liability claims and litigation, including potential exposure from the use of our product candidates in human subjects, and our insurance may be inadequate to cover claims that may arise.

Our business, once we commence human clinical trials, exposes us to potential product liability risks inherent in the testing, processing and marketing of cell therapy products. Such liability claims may be expensive to defend and result in large judgments against us. We face an inherent risk of product liability exposure related to the testing of our current and any future product candidates in human clinical trials and will face an even greater risk with respect to any commercial sales of our products should they be approved. No product candidate has been widely used over an extended period of time, and therefore safety data is limited. Cell therapy companies derive the raw materials for manufacturing of product candidates from human cell sources, and therefore the manufacturing process and handling requirements are extensive, which increases the risk of quality failures and subsequent product liability claims.

We will need to increase our insurance coverage when we begin clinical trials and commercializing product candidates, if ever. At that time, we may not be able to obtain or maintain product liability insurance on acceptable terms with adequate coverage or at all, or if claims against us substantially exceed our coverage, then our financial position could be significantly impaired.

Whether or not we are ultimately successful in any product liability litigation that may arise, such litigation could consume substantial amounts of our financial and managerial resources, result in decreased demand for our products and injure our reputation.

We seek to maintain errors and omissions, directors and officers, workers' compensation and other insurance at levels we believe to be appropriate to our business activities. If, however, we were subject to a claim in excess of this coverage or to a claim not covered by our insurance and the claim succeeded, we would be required to pay the claim from our own limited resources, which could have a material adverse effect on our financial condition, results of operations and business. Additionally, liability or alleged liability could harm our business by diverting the attention and resources of our management and damaging our reputation.

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Our internal computer systems, or those that are expected to be used by our clinical investigators, clinical research organizations or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of development programs for our product candidates.

We rely on information technology systems to keep financial records, maintain laboratory and corporate records, communicate with staff and external parties and operate other critical functions. Any significant degradation or failure of these computer systems could cause us to inaccurately calculate or lose data. Despite the implementation of security measures, these internal computer systems and those used by our clinical investigators, clinical research organizations, and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war, and telecommunication and electrical failures. The techniques that could be used by criminal elements or foreign governments to attack these computer systems are sophisticated, change frequently and may originate from less regulated and remote areas of the world. While we have not experienced any such system failure, theft of information, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our clinical development activities. For example, the loss of clinical trial data from historical or future clinical trials could result in delays in regulatory approval efforts and significantly increase costs to recover or reproduce the data. To the extent that any disruption, theft of information, or security breach were to result in a loss of or damage to data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the clinical development and the future development of our product candidates could be delayed.

To operate and sell in international markets carries great risk.

We intend to market our products and services both domestically and in foreign markets.   A number of risks are inherent in international transactions.  In order for us to market our products and services in non-U.S. jurisdictions, we need to obtain and maintain required regulatory approvals or clearances in these countries and must comply with the country specific regulations regarding safety, manufacturing processes and quality.  These regulations, including the requirements for approvals or clearances to market, may differ from the FDA regulatory scheme.  International operations and sales also may be limited or disrupted by political instability, price controls, trade restrictions and changes in tariffs.  Additionally, fluctuations in currency exchange rates may adversely affect demand for our services and products by increasing the price of our products and services in the currency of the countries in which the products and services are offered.

There can be no assurance that we will obtain regulatory approvals or clearances in all of the countries where we intend to market our products and services, or that we will not incur significant costs in obtaining or maintaining foreign regulatory approvals or clearances, or that we will be able to successfully commercialize our products and services in various foreign markets.  Delays in receipt of approvals or clearances to market our products and services in foreign countries, failure to receive such approvals or clearances or the future loss of previously received approvals or clearances could have a substantial negative effect on our results of operations and financial condition.

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Our inability to obtain reimbursement for our products and services from private and governmental insurers could negatively impact demand for our products and services.

Successful sales of health care products and services generally depends, in part, upon the availability and amounts of reimbursement from third party healthcare payor organizations, including government agencies, private healthcare insurers and other healthcare payors, such as health maintenance organizations and self-insured employee plans. Uncertainty exists as to the availability of reimbursement for such new therapies as stem cell-based therapies. There can be no assurance that such reimbursement will be available in the future at all or without substantial delay or, if such reimbursement is provided, that the approved reimbursement amounts will be sufficient to support demand for our products and services at a level that will be profitable.

Risks Related to Our Intellectual Property

We may not be able to protect our proprietary rights.

Our commercial success will depend in large part upon our ability to protect our proprietary rights. There is no assurance, for example, that any additional patents will be issued to us or, if issued, that such patents will not become the subject of a re-examination, will provide us with competitive advantages, will not be challenged by any third parties, or that the patents of others will not prevent the commercialization of products and services incorporating our technology. Furthermore, there can be no guarantee that others will not independently develop similar products and services, duplicate any of our products and services, or design around any patents we obtain.

Our commercial success will also depend upon our ability to avoid infringing patents issued to others.  If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products, services or processes, obtain licenses, or cease certain activities.  If we are required in the future to obtain any licenses from third parties for some of our products and/or services, there can be no guarantee that we would be able to do so on commercially favorable terms, if at all.  United States and foreign patent applications are not immediately made public, so we might be surprised by the grant to someone else of a patent on a technology we are actively using.   Although we conducted a freedom to operate, or FTO, search on the licensed technology associated with our Disc/Spine Program, modifications made, and/or further developments that may be made, to that technology may not be covered by the initial FTO. No FTO has been undertaken with respect to our ThermoStem brown fat initiative.

Litigation, which would result in substantial costs to us and the diversion of effort on our part, may be necessary to enforce or confirm the ownership of any patents issued or licensed to us, or to determine the scope and validity of third-party proprietary rights.  If our competitors claim technology also claimed by us and prepare and file patent applications in the United States, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office, or the Patent Office, or a foreign patent office to determine priority of invention, which could result in substantial costs and diversion of effort, even if the eventual outcome is favorable to us.  Any such litigation or interference proceeding, regardless of outcome, could be expensive and time-consuming.

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Successful challenges to our patents through oppositions, re-examination proceedings or interference proceedings could result in a loss of patent rights in the relevant jurisdiction. If we are unsuccessful in actions we bring against the patents of other parties, and it is determined that we infringe upon the patents of third parties, we may be subject to litigation, or otherwise prevented from commercializing potential products and/or services in the relevant jurisdiction, or may be required to obtain licenses to those patents or develop or obtain alternative technologies, any of which could harm our business. Furthermore, if such challenges to our patent rights are not resolved in our favor, we could be delayed or prevented from entering into new collaborations or from commercializing certain products and/or services, which could adversely affect our business and results of operations.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

In addition to patents, we intend to also rely on unpatented trade secrets and proprietary technological expertise.  Some of our intended future cell-related therapeutic products and/or services may fit into this category.  We intend to rely, in part, on confidentiality agreements with our partners, employees, advisors, vendors, and consultants to protect our trade secrets and proprietary technological expertise. There can be no guarantee that these agreements will not be breached, or that we will have adequate remedies for any breach, or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Failure to obtain or maintain patent protection, failure to protect trade secrets, third-party claims against our patents, trade secrets, or proprietary rights or our involvement in disputes over our patents, trade secrets, or proprietary rights, including involvement in litigation, could divert our efforts and attention from other aspects of our business and have a substantial negative effect on our results of operations and financial condition.

We may not be able to protect our intellectual property in countries outside of the United States.

Intellectual property law outside the United States is uncertain and, in many countries, is currently undergoing review and revisions.  The laws of some countries do not protect our patent and other intellectual property rights to the same extent as United States laws.   Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition.

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Changes to United States patent law may have a material adverse effect on our intellectual property rights.

The Leahy-Smith America Invents Act, or AIA, which was signed into law in 2011, significantly changes United States patent law. It may take some time to establish what the law means, since it is just being interpreted by the lower courts, and any lower court decisions have not been reviewed by either the Federal Circuit Court of Appeals or the Supreme Court, a process that will take years. The first major change is that AIA switches the United States patent system from a “first to invent” system to a “first to file” system. Now that the first to file system is in effect, there is a risk that another company may independently develop identical or similar patents at approximately the same time, and be awarded the patents instead of us. Further, for the second major change, AIA abolished interference proceedings, and establishes derivation proceedings to replace interference proceedings in all cases in which the time period for instituting an interference proceeding has not lapsed where an inventor named in an earlier application derived the claimed invention from a named inventor. Now that the derivation proceedings are in effect, there is a risk that the inventorship of any pending patent application can be challenged for reasons of derivation. The third major change is that AIA established post-grant opposition proceedings that will apply only to patent applications filed after “first to file” became effective. Post-grant opposition will enable a person who is not the patent owner to initiate proceedings in the Patent Office within nine months after the grant of a patent that can result in cancellation of a patent as invalid. In addition to AIA, recent court decisions have created uncertainty with regard to our ability to obtain and maintain patents. Therefore there is a risk that any of our patents once granted may be subject to post-grant opposition, which will increase uncertainty on the validity of any newly granted patent or may ultimately result in cancellation of the patent.

In addition the Supreme Court has recently taken more limiting positions as to what constitutes patentable subject matter. As a result, many patents covering what were previously patentable inventions are now determined to cover inventions which are deemed non-statutory subject matter and are now invalid. As a result of this and subsequent opinions by the Court of Appeals for the Federal Circuit, the Patent Office is now applying more stringent limitations to claims in patent applications and is refusing to grant patents in areas of technology where patents were previously deemed available. Therefore there is a risk that we will be unable to acquire patents to cover our products and if such patents are granted they may subsequently be found to be invalid.

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In certain countries, patent holders may be required to grant compulsory licenses, which would likely have a significant and detrimental effect on any future revenues in such country.

Many countries, including some countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, most countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may be limited to monetary relief and may be unable to enjoin infringement, which could materially diminish the value of the patent. Compulsory licensing of life-saving products is also becoming increasingly common in developing countries, either through direct legislation or international initiatives. Such compulsory licenses could be extended to our product candidates, which may limit our potential revenue opportunities, including with respect to any future revenues that may result from our product candidates.

Risks Related to Government Regulation

We operate in a highly-regulated environment and may be unable to comply with applicable federal, state, local, and international requirements. Failure to comply with applicable government regulation may result in a loss of licensure, registration, and approval or other government enforcement actions.

We intend to develop stem cell based therapeutic products and related device accessories. These products and operations are subject to regulation in the United States by the FDA, the Federal Trade Commission, or FTC, the Centers for Medicare and Medicaid Services, or CMS, state authorities and comparable authorities in foreign jurisdictions. Government regulation is a significant factor affecting the research, development, formulation, manufacture, and marketing of our products. If we fail to comply with applicable regulations, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, operating restrictions and criminal prosecution.

The FDA requires facilities that are engaged in the recovery, processing, storage, labeling, packaging, or distribution of human cells, tissues, cellular and tissue-based products, or HCT/Ps, or in the screening or testing of donors of HCT/Ps to register and list the HCT/Ps that it manufactures, comply with current Good Tissue Practices, or cGTPs, and other procedures to prevent the introduction, transmission, and spread of communicable diseases. Our New York-based laboratory and any treatment centers we may open in the United States may be required to comply with the HCT/P regulations. In addition, any third party retained by us that engages in the manufacture of an HCT/P on our behalf must also comply with the HCT/P regulations. If we or our third-party contractors fail to register, update registration information, or comply with any HCT/P regulation, we will be out of compliance with FDA regulations, which could adversely affect our business. Furthermore, adverse events in the field of stem cell therapy may result in greater governmental regulation, which could create increased expenses, potential delays, or otherwise affect our business.

We believe that some of our products and services may be regulated solely as HCT/Ps; however, it is possible that some or all of our products may be regulated as drugs, medical devices, and/or biological products and therefore will likely require FDA regulatory approval or clearance prior to being marketed in the United States. The FDA approval process can be lengthy, expensive, and uncertain and there is no guarantee of ultimate approval or clearance. Even if our products are approved, FDA regulation of promotional and manufacturing activities can affect our ability to market a drug, biologic or medical device. These products must comply with the applicable current Good Manufacturing Practices (for drug products), Quality System Regulations (for medical devices), or General Biological Product Standards (for biological products) as set forth in Title 21 of the Code of Federal Regulations. These regulations govern the manufacture, processing, packaging, and holding of the products. The FDA conducts inspections to enforce compliance with these regulations. We and any third-party contractor that manufactures these products on our behalf must comply with the applicable regulations. If we or any third party retained by us that engages in the manufacture of a drug, medical device, or biological product fails to comply with the applicable regulations, we will be out of compliance with FDA regulations, which could adversely affect our business. Discovery after FDA approval of previously unknown problems with a product, manufacturer or manufacturing process, or a failure to comply with regulatory requirements, may result in actions such as:

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•     warning letters or untitled letters or other actions requiring changes in product manufacturing processes or restrictions on product marketing or distribution;

•     product recalls or seizures or the temporary or permanent withdrawal of a product from the market; and

•     fines, restitution or disgorgement of profits or revenue, the imposition of civil penalties or criminal prosecution.

In addition, the FDA regulates and prescribes good laboratory practices, or GLPs, for conducting nonclinical laboratory studies that support applications for research or marketing permits for products regulated by the FDA. GLPs provide requirements for organization, personnel, facilities, equipment, testing, facilities operation, test and control articles, protocol for nonclinical laboratory study, records, reports, and disqualification by the FDA to ensure the quality and integrity of the safety data filed in research and marketing permits. Failure to comply with the GLPs could adversely affect our business.

Although cosmetic products are subject to fewer regulatory requirements than drugs or medical devices, in the United States cosmetic products are subject to FDA and FTC requirements as well as applicable state and local requirements. It is also possible that some of the skin care products developed and marketed by our Stem Pearls cosmetic skincare company and pursuant to our brtx-C Cosmetic Program may be regulated as both cosmetics and drugs under the Federal Food, Drug and Cosmetic Act, or FDCA. If they are, these products must satisfy the regulatory requirements of both drugs and cosmetics. Failure to comply with the appropriate regulations could result in a restraining order, seizure, or criminal action, which could have an adverse effect on our business.

The FTC regulates and polices advertising in the United States of medical treatments, procedures, and regimens that take place inside and outside of the United States. FTC regulations are designed to prevent unfair and deceptive practices and false advertising. The FTC requires advertisers and promoters to have a reasonable basis to substantiate and support claims. Failure to sufficiently substantiate and support claims can lead to enforcement action by the FTC, such as a disgorgement order of any profits made from the promoted business or an injunction from further violative promotion. Such enforcement actions could have an adverse effect on our business.

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State and local governments impose additional licensing and other requirements for clinical laboratories and facilities that collect, process, and administer stem cells. Our laboratory and any future treatment facilities that we may operate in the United States must comply with these additional licensing and other requirements. The licensing regulations require personnel with specific education, experience, training, and other credentials. There can be no assurance that these individuals can be retained or will remain retained or that the cost of retaining such individuals will not materially and adversely affect our ability to operate our business profitably. There can be no assurance that we can obtain the necessary licensure required to conduct business in any state or that the cost of compliance will not adversely affect our ability to operate our business profitably.

CMS has authority to implement the Clinical Laboratories Improvement Amendments, or CLIA, program. When we begin laboratory operations in the United States, we will need to comply with the CLIA program standards. CLIA is designed to establish quality laboratory testing by ensuring the accuracy, reliability, and timeliness of patient test results. Laboratories that handle stem cells and other biologic matter are included under the CLIA program. Under the CLIA program, laboratories must be certified by the government, satisfy governmental quality and personnel standards, undergo proficiency testing, be subject to inspections, and pay fees. The failure to comply with CLIA standards could result in suspension, revocation, or limitation of a laboratory’s CLIA certificate. In addition, fines or criminal penalties could also be levied. To the extent that our business activities require CLIA certification, we intend to obtain and maintain such certification. There is no guarantee that we will be able to gain CLIA certification. Failure to gain CLIA certification or comply with the CLIA requirements will adversely affect our business.

The Department of Health and Human Services, or HHS, published the Standards for Privacy of Individually Identifiable Health Information, or the Privacy Rule, and the Security Standards for the Protection of Electronic Protected Health Information, or the Security Rule, pursuant to the Health Insurance Portability and Accountability Act, or HIPAA. The Privacy Rule specifies the required, permitted and prohibited uses and disclosures of an individual’s protected health information by health plans, health care clearinghouses, and any health care provider that transmits health information in electronic format (referred to as covered entities).  The Security Rule establishes a national security standard for safeguarding protected health information that is held or transferred in electronic form (referred to as electronic protected health information). The Security Rule addresses the technical and non-technical safeguards that covered entities must implement to secure individuals’ electronic protected health information.

In addition to covered entities, the Health Information Technology for Economic and Clinical Health Act, or the HITECH Act, made certain provisions of the Security Rule, as well as the additional requirements the HITECH Act imposed that relate to security and privacy and that are imposed on covered entities, directly applicable as a matter of law to individuals and entities that perform permitted functions on behalf of covered entities when those functions involve the use or disclosure of protected health information.  These individuals and entities are referred to as business associates.   Covered entities are required to enter into a contract with business associates, called a business associate agreement, that also imposes many of the Privacy Rule requirements on business associates as a matter of contract.

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Regulations implementing the majority of the requirements created by the HITECH Act were issued in January 2013 (we refer to these regulations as the Final Rule). Among other things, the Final Rule broadened the definition of business associate to include subcontractors. As a result, a subcontractor who performs tasks involving the use or disclosure of protected health information on behalf of a business associate must likewise comply with the same obligations as the business associate.

The HITECH Act also established notification requirements in the event that a breach of the protected health information occurs at a covered entity or business associate. These notification obligations mandate that each affected individual whose protected health information was impermissibly accessed receive written notification mailed to his residence of record and that the Secretary of HHS and potentially the media also be notified. HHS, through its Office for Civil Rights, investigates breach reports and determines whether administrative or technical modifications are required and whether civil or criminal sanctions should be imposed. Companies failing to comply with HIPAA and the implementing regulations may also be subject to civil money penalties or in the case of knowing violations, potential criminal penalties, including monetary fines, imprisonment, or both. In some cases, the State Attorneys General may seek enforcement and appropriate sanctions in federal court.

To the extent that our business requires compliance with HIPAA, we intend to fully comply with all requirements as well as to other additional federal or state privacy laws and regulations that may apply to us.  As HIPAA is amended and changed, we will incur additional compliance burdens. We may be required to spend substantial time and money to ensure compliance with ever-changing federal and state standards as electronic and other means of transmitting protected health information evolve.

In addition to the above-described regulation by United States federal and state government, the following are other federal and state laws and regulations that could directly or indirectly affect our ability to operate the business:

•     state and local licensure, registration, and regulation of the development of pharmaceuticals and biologics;

•     state and local licensure of medical professionals;

•     state statutes and regulations related to the corporate practice of medicine;

•     laws and regulations administered by U.S. Customs and Border Protection related to the importation of biological material into the United States;

•     other laws and regulations administered by the FDA;

•     other laws and regulations administered by HHS;

•     state and local laws and regulations governing human subject research and clinical trials;

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•     the federal physician self-referral prohibition, also known as Stark Law, and any state equivalents to Stark Law;

•     the federal Anti-Kickback Law and any state equivalent statutes and regulations;

•     federal and state coverage and reimbursement laws and regulations;

•     state and local laws and regulations for the disposal and handling of medical waste and biohazardous material;

•     Occupational Safety and Health, or OSHA, regulations and requirements;

•     the Intermediate Sanctions rules of the IRS providing for potential financial sanctions with respect to “Excess Benefit Transactions” with tax-exempt organizations;

•     the Physician Payments Sunshine Act (in the event that our products are classified as drugs, biologics, devices or medical supplies and are reimbursed by Medicare, Medicaid or the Children’s Health Insurance Program); and

•     state and other federal laws governing the privacy of health information.

Any violation of these laws could result in a material adverse effect on our business.

In the event we determine to operate in foreign jurisdictions, we will need to comply with the government regulations of each individual country in which any therapy centers that we may establish are located and products are to be distributed and sold. These regulations vary in complexity and can be as stringent, and on occasion even more stringent, than FDA regulations in the United States.  Due to the fact that there are new and emerging cell therapy and cell banking regulations that have recently been drafted and/or implemented in various countries around the world, the application and subsequent implementation of these new and emerging regulations have little to no precedence. Therefore, the level of complexity and stringency is not always precisely understood today for each country, creating greater uncertainty for the international regulatory process. Furthermore, government regulations can change with little to no notice and may result in up-regulation of our products, thereby creating a greater regulatory burden for our cell processing technology products. We have not yet thoroughly explored the applicable laws and regulations that we will need to comply with in foreign jurisdictions. It is possible that we may not be permitted to expand our business into one or more foreign jurisdictions.

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We intend to conduct our business in full compliance with all applicable federal, state and local, and foreign laws and regulations. However, the laws and regulations affecting our business are complex, often are not contemplated by existing legal régimes, and are subject to change without notice. As a result, the laws and regulations affecting our business are uncertain and have not been the subject of judicial or regulatory interpretation. Furthermore, stem cells and cell therapy are topics of interest in the government and public arenas. There can be no guarantee that laws and regulations will not be implemented, amended and/or reinterpreted in a way that will negatively affect our business. Likewise, there can be no assurance that we will be able, or will have the resources, to maintain compliance with all such healthcare laws and regulations. Failure to comply with such healthcare laws and regulations, as well as the costs associated with such compliance or with enforcement of such healthcare laws and regulations, may have a material adverse effect on our operations or may require restructuring of our operations or impair our ability to operate profitably.

The failure to receive regulatory approvals for our cell therapy product candidates would likely have a material and adverse effect on our business and prospects.

To date, we have not received regulatory approval to market any of our product candidates in any jurisdiction. If we seek approval of any of our cell therapy product candidates, we will be required to submit to the FDA and potentially other regulatory authorities extensive pre-clinical and clinical data supporting its safety and efficacy, as well as information about the manufacturing process and to undergo inspection of our manufacturing facility or other contract manufacturing facilities, among other things. The process of obtaining FDA and other regulatory approvals is expensive, generally takes many years and is subject to numerous risks and uncertainties, particularly with complex and/or novel product candidates such as our cell-based product candidates. Changes in regulatory approval requirements or policies may cause delays in the approval or rejection of an application or may make it easier for our competitors to gain regulatory approval to enter the marketplace. Ultimately, the FDA and other regulatory agencies have substantial discretion in the approval process and may refuse to accept any application or may decide that our product candidate data are insufficient for approval without the submission of additional preclinical, clinical or other studies. In addition, varying agency interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. Any difficulties or failures that we encounter in securing regulatory approval for our product candidates would likely have a substantial adverse impact on our ability to generate product sales, and could make any search for a collaborative partner more difficult. Similarly, any regulatory approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

If we are unable to conduct clinical studies in accordance with regulations and accepted standards, we may be delayed in receiving, or may never receive, regulatory approvals of our product candidates from the FDA and other regulatory authorities.

To obtain marketing approvals for our product candidates in the United States and abroad, we must, among other requirements, complete adequate and well-controlled clinical trials sufficient to demonstrate to the FDA and other regulatory bodies that the product candidate is safe and effective for each indication for which approval is sought. If the FDA finds that patients enrolled in the trial are or would be exposed to an unreasonable and significant risk of illness or injury, due to, among other things, occurrence of a serious adverse event in an ongoing clinical trial, the FDA can place one or more of our clinical trials on hold. If safety concerns develop, we may, or the FDA or an institutional review board may require us to, stop the affected trials before completion.

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The completion of our clinical trials also may be delayed or terminated for a number of other reasons, including if:

•	third-party clinical investigators do not perform the clinical trials on the anticipated schedule or consistent with the clinical trial protocol, good clinical practices required by the FDA and other regulatory requirements, or other third parties do not perform data collection and analysis in a timely or accurate manner;

•	inspections of clinical trial sites by the FDA or other regulatory authorities reveal violations that require us to undertake corrective action, suspend or terminate one or more sites, or prohibit use of some or all of the data in support of marketing applications; or

•	the FDA or one or more institutional review boards suspends or terminates the trial at an investigational site, or precludes enrollment of additional subjects.

Our development costs will increase if there are material delays in our clinical trials, or if we are required to modify, suspend, terminate or repeat a clinical trial. If we are unable to conduct our clinical trials properly, we may never receive regulatory approval to market our product candidates.

Health care companies have been the subjects of federal and state investigations, and we could become subject to investigations in the future.

Both federal and state government agencies have heightened civil and criminal enforcement efforts. There are numerous ongoing investigations of health care companies, as well as their executives and managers. In addition, amendments to the Federal False Claims Act, or FFCA, including under healthcare reform legislation, have made it easier for private parties to bring “qui tam” (or whistleblower) lawsuits against companies under which the whistleblower may be entitled to receive a percentage of any money paid to the government. The FFCA provides, in part, that an action can be brought against any person or entity that has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The government has taken the position that claims presented in violation of the federal anti-kickback law, Stark Law or other healthcare-related laws, including laws enforced by the FDA, may be considered a violation of the FFCA. Penalties include substantial fines for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person or entity and/or exclusion from the Medicare program. In addition, a majority of states have adopted similar state whistleblower and false claims provisions.

We are not aware of any government investigations involving any of our facilities or management. While we believe that we are in material compliance with applicable governmental healthcare laws and regulations, any future investigations of our business or executives could cause us to incur substantial costs, and result in significant liabilities or penalties, as well as damage to our reputation.

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It is uncertain to what extent the government, private health insurers and third-party payors will approve coverage or provide reimbursement for the therapies and products to which our services relate. Availability for such reimbursement may be further limited by reductions in Medicare and Medicaid funding in the United States.

To the extent that health care providers cannot obtain coverage or reimbursement for our products and therapies, they may elect not to provide such products and therapies to their patients and, thus, may not need our services. Further, as cost containment pressures are increasing in the health care industry, government and private payors may adopt strategies designed to limit the amount of reimbursement paid to health care providers.

Similarly, the trend toward managed health care and bundled pricing for health care services in the United States, could significantly influence the purchase of healthcare products and services, resulting in lower prices and reduced demand for our therapeutic products under development.

We may receive a portion of our revenues from services rendered to patients enrolled in federal health care programs, such as Medicare, and we may also directly or indirectly receive revenues from federal health care programs. Federal health care programs are subject to changes in coverage and reimbursement rules and procedures, including retroactive rate adjustments. These contingencies could materially decrease the range of services covered by such programs or the reimbursement rates paid directly or indirectly for our products and services. To the extent that any health care reform favors the reimbursement of other therapies over our therapeutic products under development, such reform could affect our ability to sell our services, which may have a material adverse effect on our revenues.

The limitation on reimbursement available from private and government payors may reduce the demand for, or the price of, our products and services, which could have a material adverse effect on our revenues. Additional legislation or regulation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future which could adversely affect the revenues generated from the sale of our products and services.

Furthermore, there has been a trend in recent years towards reductions in overall funding for Medicare and Medicaid. There has also been an increase in the number of people who are not eligible for or enrolled in Medicare, Medicaid or other governmental programs. The reduced funding of governmental programs could have a negative impact on the demand for our services to the extent it relates to products and services which are reimbursed by government and private payors.

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Unintended consequences of healthcare reform legislation in the United States may adversely affect our business.

The healthcare industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the United States, comprehensive programs are under consideration that seek to, among other things, increase access to healthcare for the uninsured and control the escalation of healthcare expenditures within the economy. In 2010, healthcare reform legislation was signed into law. While we do not believe this legislation will have a direct impact on our business, the legislation requires the adoption of implementing regulations, which may have unintended consequences or indirectly impact our business. For instance, the scope and implications of the amendments pursuant to the Fraud Enforcement and Recovery Act of 2009, or FERA, have yet to be fully determined or adjudicated and as a result it is difficult to predict how future enforcement initiatives may impact our business. If the legislation causes such unintended consequences or indirect impact, it could have a material adverse effect on our business, financial condition and results of operations.

Competitor companies or hospitals may be able to take advantage of European Union, or EU, rules permitting sales of unlicensed medicines for individual patients to sell competing products without a marketing authorization.

The EU medicines rules allow individual member states to permit the supply of a medicinal product without a marketing authorization to fulfill special needs, where the product is supplied in response to a bona fide unsolicited order, formulated in accordance with the specifications of a healthcare professional and for use by an individual patient under his direct personal responsibility.  This may in certain countries also apply to products manufactured in a country outside the EU and imported to treat specific patients or small groups of patients.  In addition, advanced therapy medicinal products do not need a marketing authorization if they are prepared on a non-routine basis and are used within the same EU member state in a hospital in accordance with a medical prescription for an individual patient.

These exemptions could allow our competitors to make sales in the EU without having obtained a marketing authorization and without undergoing the expense of clinical trials, especially if those competitors have cell processing facilities in the relevant EU member state.  Similarly, certain hospitals may be able to compete with us on the basis of these rules.

Risks Related to This Offering and Our Common Stock and Warrants

We pay no dividends.

We have never paid cash dividends in the past, and currently do not intend to pay any cash dividends in the foreseeable future.

There is, at present, only a limited market for our common stock and there is no assurance that an active trading market for our common stock will develop.

Although our common stock is quoted on the OTCQB market from time to time, the market for our common stock is extremely limited.  We have applied for the listing of our common stock and the warrants being offered pursuant to this prospectus on The NASDAQ Capital Market. However, no assurance can be given that such application will be approved, or, if approved, that an active market for our shares and warrants will develop or, if developed, will be sustained. In addition, although there have been market makers in our securities, we cannot assure that these market makers will continue to make a market in our securities or that other factors outside of our control will not cause them to stop market making in our securities.  Making a market in securities involves maintaining bid and ask quotations and being able to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Furthermore, the development and maintenance of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. Market makers are not required to maintain a continuous two-sided market, are required to honor firm quotations for only a limited number of securities, and are free to withdraw firm quotations at any time. Even with a market maker, factors such as our past losses from operations and the small size of our company mean that there can be no assurance of an active and liquid market for our securities developing in the foreseeable future. Even if a market develops, we cannot assure that a market will continue, or that stockholders will be able to resell their securities at any price.

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If, following this offering, our common stock is classified as a “penny stock,” the restrictions of the penny stock regulations of the Securities and Exchange Commission, or SEC, may result in less liquidity for our common stock.

The SEC has adopted regulations which define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transactions involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is also required to be made about commissions payable to both the broker/dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  If, following the offering, the market price for shares of our common stock is below $5.00, and we do not satisfy any of the exceptions to the SEC’s definition of penny stock, our common stock will be classified as a penny stock.  If such should occur, as a result of the penny stock restrictions, brokers or potential investors may be reluctant to trade in our securities, which may result in less liquidity for our common stock.

Stockholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144 due to our former status as a “shell company”.

We previously were a “shell company” pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, or Rule 144, and, as such, sales of our securities pursuant to Rule 144 cannot be made unless, among other things, we continue to remain subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, and we file all of our required periodic reports with the SEC under the Exchange Act. Because our unregistered securities cannot be sold pursuant to Rule 144 unless we continue to meet such requirements, any unregistered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity unless we continue to comply with such requirements. As a result, it may be more difficult for us to obtain financing to fund our operations and pay our consultants and employees with our securities instead of cash.

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We have incurred, and will continue to incur, increased costs as a result of being an SEC reporting company.

The Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. As a reporting company, we incur significant legal, accounting and other expenses in connection with our public disclosure and other obligations. Based upon SEC regulations currently in effect, we are required to establish, evaluate and report on our internal control over financial reporting. We believe that compliance with the myriad of rules and regulations applicable to reporting companies and related compliance issues will require a significant amount of time and attention from our management.

Our stock price may fluctuate significantly and be highly volatile and this may make it difficult for you to resell shares of our common stock at the volume, prices and times you find attractive.

The market price of our common stock could be subject to significant fluctuations and be highly volatile, which may make it difficult for you to resell shares of our common stock at the volume, prices and times you find attractive. There are many factors that will impact our stock price and trading volume, including, but not limited to, the factors listed above under “Risks Related to Our Business Generally”, “Risks Related to Our Cell Therapy Product Development Efforts”, “Risks Related to Our Intellectual Property”, “Risks Related to Government Regulation”, and “Risks Related to This Offering and Our Common Stock and Warrants.”

Stock markets, in general, experience significant price and volume volatility, and the market price of our common stock may continue to be subject to such market fluctuations that may be unrelated to our operating performance and prospects. Increased market volatility and fluctuations could result in a substantial decline in the market price of our common stock.

There may be future issuances or resales of our common stock which may materially and adversely dilute stockholders’ ownership interest and affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of our common stock in the future, including securities convertible into, or exchangeable or exercisable for, shares of our common stock. Our issuance of additional shares of common stock in the future will dilute the ownership interests of our then existing stockholders.

We have effective registration statements on Form S-8 under the Securities Act registering an aggregate of 1,000,000 shares of our common stock issuable under our 2010 Equity Participation Plan. In September 2015, the Compensation Committee of our Board of Directors approved an increase in the number of shares issuable pursuant to our 2010 Equity Participation Plan to 2,000,000, subject to stockholder approval. In the event our stockholders approve such increase, we intend to register the additional 1,000,000 shares on Form S-8. Options to purchase 1,315,450 shares of our common stock are outstanding under this plan, including options to purchase 505,250 shares of our common stock granted to certain officers, directors, employees and Scientific Advisory Board members. The exercisability of such 505,250 options is subject to stockholder approval of an increase in the number of shares of common stock authorized to be issued under the plan from 1,000,000 to 2,000,000, or such greater number of shares as the Compensation Committee of the Board of Directors shall determine to propose for stockholder approval. 639,550 shares are reserved for future grants under the plan (assuming stockholder approval of an increase in the number of shares issuable pursuant to the plan to 2,000,000). The shares issuable pursuant to the registration statements on Form S-8 will be freely tradable in the public market, except for shares held by affiliates.

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The sale of a substantial number of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock, whether directly by us in this offering or future offerings or by our existing stockholders in the secondary market, the perception that such issuances or resales could occur or the availability for future issuances or resale of shares of our common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities on attractive terms or at all.

In addition, our Board of Directors is authorized to designate and issue preferred stock without further stockholder approval, and we may issue other equity and equity-related securities that are senior to our common stock in the future for a number of reasons, including, without limitation, to support operations and growth, and to comply with any future changes in regulatory standards.

Our principal stockholder currently owns a substantial number of shares of our common stock and has, and following the offering will continue to have, the power to significantly influence the vote on all matters submitted to a vote of our stockholders.

As of September 15, 2015, Westbury (Bermuda), Ltd., or Westbury, beneficially owned 1,191,661 shares of our common stock (including 239,182 shares of our common stock issuable pursuant to currently exercisable warrants), representing 38.5% of the outstanding shares of our common stock. Westbury will beneficially own 25.7% of the outstanding shares of our common stock following the offering (assuming that the underwriter does not exercise its over-allotment option).

Westbury, through its beneficial ownership of our common stock, has, and following the offering will continue to have, the power to significantly influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to our certificate of incorporation or bylaws, mergers or other business combination transactions and certain sales of assets outside the usual and regular course of business. The interests of Westbury may not coincide with the interests of our other stockholders, and it could take actions that advance its own interests to the detriment of our other stockholders.

We may invest or spend the proceeds from this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds of this offering for the following purposes: (i) the submission of an IND application to the FDA with respect to brtxDISC and its related collection and delivery procedure, and the commencement of associated clinical trials; (ii) pre-clinical research and development with respect to our ThermoStem Program; (iii) repayment of indebtedness; and (iv) general corporate and working capital purposes. However, we will retain broad discretion over the use of the proceeds from this offering and may use them for purposes other than those contemplated at the time of this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits. See “Use of Proceeds.”

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Anti-takeover provisions and the regulations to which we may be subject may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to our stockholders.

We are incorporated in Delaware. Anti-takeover provisions in Delaware law and our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us and may prevent stockholders from receiving a premium for their shares of common stock. Our certificate of incorporation provides that our Board of Directors may issue up to 5,000,000 shares of preferred stock, in one or more series, without stockholder approval and with such terms, preferences, rights and privileges as the Board of Directors may deem appropriate. These provisions, the influence of Westbury over the election of our directors, and other factors may hinder or prevent a change in control, even if the change in control would be beneficial to, or sought by, our stockholders. See “Description of Securities — Certain Provisions Having Potential Anti-Takeover Effects.”

The warrants are speculative in nature.

The warrants being offered pursuant to this prospectus do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $ per share (125% of the public offering price per share in this offering), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants and consequently whether it will ever be profitable for holders of the warrants to exercise the warrants.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $6.45 per share, which is the last reported sale price of our common stock on the OTCQB market on September 15, 2015, after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.33 per share in the net tangible book value of the common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

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To the extent that outstanding options or warrants or awards are exercised, you will experience further dilution. As of September 15, 2015, there were options outstanding to purchase 1,315,450 shares of common stock at a weighted average exercise price of $10.18 per share, and warrants outstanding to purchase 792,334 shares of common stock at a weighted average exercise price of $15.86 per share.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

In this offering we will sell 1,550,388 shares (exclusive of any shares that we may sell pursuant to an exercise by the underwriter of its over-allotment option), or approximately 54.3 % of our outstanding common stock as of September 15, 2015, and warrants to purchase up to 1,550,388 shares (exclusive of any warrants that we may sell pursuant to an exercise by the underwriter of its over-allotment option). This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and elsewhere are “forward-looking statements” within the meaning of the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions.

Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

•	statements relating to projected growth and management’s long-term performance goals;
•	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
•	statements relating to our business and growth strategies; and
•	any other statements which are not historical facts.

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Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

•	our anticipated cash needs and our need for additional financing;
•	federal, state and foreign regulatory requirements;
•	our ability to conduct clinical trials with respect to our products and services;
•	our ability to develop and commercialize our products and services;
•	our ability to enter into agreements to implement our business strategy;
•	the acceptance of our products and services by patients and the medical community;
•	our ability to secure necessary media and reagents, as well as devices, materials and systems, for our clinical trials and commercial production;
•	our manufacturing capabilities to produce our products;
•	our ability to obtain brown adipose (fat) tissue in connection with our ThermoStem Program;
•	our ability to maintain exclusive rights with respect to our licensed disc/spine technology;
•	our ability to protect our intellectual property;
•	our ability to obtain and maintain an adequate level of product liability insurance;
•	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
•	the effects of competition in our market areas;
•	our reliance on certain key personnel;
•	further sales or other dilution of our equity, which may adversely affect the market price of our common stock; and
•	other factors and risks described under “Risk Factors” beginning on page 8 in this prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We anticipate that the net proceeds to us from the sale of our securities will be approximately $8,800,000, after deducting offering expenses and the underwriting discount (or $10,195,000, if the underwriter exercises its over-allotment option in full).

We intend to use the net proceeds of this offering for the following purposes:

•	submission of an IND application to the FDA with respect to brtxDISC and its related collection and delivery procedure, and the commencement of associated clinical trials, including costs related to pre-clinical services, clinical development, manufacturing and quality control development and administrative services;

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•	pre-clinical research and development with respect to our ThermoStem Program, including labor costs, equipment, manufacturing and third party development costs, and costs related to animal studies;
•	repayment of indebtedness;
•	general corporate and working capital purposes.

Before we apply any of the proceeds for any uses, they likely will be temporarily invested in short-term investment securities. The precise amounts and timing of the application of proceeds has yet to be determined by our management.

DIVIDEND POLICY

Holders of our shares of common stock are entitled to dividends when, as and if declared by our Board of Directors out of funds legally available.

We have not declared or paid any dividends in the past to the holders of our common stock and do not currently anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that any dividends of any kind will ever be paid to holders of our common stock.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2015 (i) on an actual basis and (ii) as adjusted, on a pro forma basis, to give effect to the sale of our shares of common stock and warrants at the assumed public offering price of $6.45 per share and warrant (which is the last reported sale price of our common stock on the OTCQB market on September 15, 2015), for total net proceeds of approximately $8,800,000.

This information should be read together with our consolidated financial statements and other financial information set forth in our financial statements included in this prospectus under “Index to Financial Statements.”

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	At June 30, 2015
	Actual	Pro Forma As Adjusted(2)

Non-Current Liabilities	$31,539	$31,539

Stockholders’ (Deficiency) Equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized; -0- shares issued and outstanding	$-	$-
Common stock, $0.001 par value; 30,000,000 shares authorized(1); 2,818,363 shares issued before the offering (1) (4,368,751 shares pro forma, as adjusted)(2); 2,790,431 shares outstanding before the offering(1) (4,340,819 shares pro forma, as adjusted)(2)	2,818	4,368
Additional paid-in capital	25,729,104	34,527,554
Accumulated deficit	(28,580,445)	(28,580,445)
Treasury stock, at cost, 27,932 shares	(32,000)	(32,000)
Total stockholders’ (deficiency) equity	(2,880,523)	5,919,477
Total capitalization	$(2,848,984)	$5,951,016

(1)	Gives retroactive effect to a decrease, effective July 7, 2015, in the number of authorized, issued and outstanding shares of common stock that occurred as a result of a reverse split of our common stock of 1-for-20 and a concurrent decrease in our authorized shares of common stock to 30,000,000.
(2)	Assumes that the over-allotment option has not been exercised.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

The net tangible book value (deficit) is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value (deficit) as of June 30, 2015 was $(3,956,712), or $(1.42) per share. After giving effect to the sale of shares of common stock and warrants by us at an assumed public offering price of $6.45 per share, which is the last reported sale price of our common stock on the OTCQB market on September 15, 2015, less the estimated offering expenses payable by us and underwriting discounts (estimated to be an aggregate of $1,200,000), our pro forma net tangible book value at June 30, 2015 would have been approximately $4,843,000, or $1.12 per share. This would represent an immediate increase in the net tangible book value of $2.54 per share to existing stockholders and an immediate dilution of $5.33 per share to investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$6.45
Historical net tangible book value (deficit) per share as of June 30, 2015	$(1.42)
Increase in historical net tangible book value per share attributable to existing investors in this offering	2.54
Pro forma, as adjusted, net tangible book value per share as of June 30, 2015 after giving effect to this offering		$1.12
Dilution per share to investors in this offering		$5.33

If the underwriter exercises its over-allotment option to purchase additional shares and warrants in full, pro forma, as adjusted, net tangible book value as of June 30, 2015 would increase to approximately $6,238,000, or $1.36 per share, representing an increase to existing stockholders of $2.78 per share, and the dilution to investors in this offering would be $5.09 per share.

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The following table summarizes, as of June 30, 2015, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, before deducting underwriting discounts and estimated offering expenses, at an assumed public offering price of $6.45 per share, which is the last reported sale price of our common stock on the OTCQB market on September 15, 2015.

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price per Share
Existing stockholders	2,790,431	64%	$19,397,669	66%	$6.95
New investors	1,550,388	36%	10,000,000	34%	$6.45
Totals	4,340,819	100%	$29,397,669	100%	$6.77

The above discussion and table is based on 2,790,431 shares of common stock outstanding as of June 30, 2015 and excludes:

•	232,558 shares of common stock, and 232,558 shares of common stock issuable upon the exercise of warrants to purchase common stock, issuable in the event the underwriter elects to exercise its over-allotment option in full;
•	789,200 shares of common stock issuable upon the exercise of stock options as of June 30, 2015 at a weighted-average exercise price of $12.25 per share;
•	728,850 shares of common stock issuable upon the exercise of warrants to purchase common stock that were outstanding as of June 30, 2015, with a weighted average exercise price of $16.17 per share; and
•	165,800 shares available for future issuance as of June 30, 2015 under our 2010 Equity Participation Plan.

To the extent that outstanding options and warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

SELECTED FINANCIAL DATA

The following table sets forth summary consolidated financial data of BioRestorative Therapies, Inc. The financial data as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 have been derived from our unaudited condensed consolidated financial statements included in this prospectus under “Index to Financial Statements”. The financial data as of December 31, 2014 and 2013 and for the years then ended have been derived from our audited consolidated financial statements included in this prospectus under “Index to Financial Statements”. The summary consolidated financial results in the table below are not necessarily indicative of our expected future operating results. The following summary historical financial information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto appearing in this prospectus under “Index to Financial Statements”.

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	For The Six Months Ended		For The Years Ended
	June 30,		December 31,
	2015	2014	2014	2013
	(unaudited)
Selected Statement of Operations Data:

Revenues	$333,666	$176,316	$415,996	$1,680
Cost of sales	151,077	42,426	213,834	208
Gross profit	182,589	133,890	202,162	1,472
Operating expenses
Marketing and promotion	94,028	47,329	125,626	114,951
Consulting	504,060	824,763	1,310,121	779,462
Research and development	859,344	787,071	1,430,614	1,594,054
General and administrative	1,613,927	1,184,632	2,258,307	2,265,275
Total operating expenses	3,071,359	2,843,795	5,124,668	4,753,742

Other expense	(291,649)	(292,910)	(665,106)	(998,924)

Net loss	$(3,180,419)	$(3,002,815)	$(5,587,612)	$(5,751,194)
Net loss per share - basic and diluted	$(1.60)	$(2.79)	$(4.38)	$(6.96)
Weighted average number of common shares outstanding - basic and diluted	1,993,544	1,077,606	1,276,904	826,340

	June 30,	December 31,
	2015	2014	2013
	(unaudited)
Selected Balance Sheet Data:

Cash	$6,445	$91,798	$201,098
Working capital deficit	(4,673,421)	(8,410,686)	(7,262,748)
Total assets	2,070,578	1,691,801	1,382,915
Total liabilities	4,951,101	8,580,194	8,067,984
Total stockholders' deficiency	(2,880,523)	(6,888,393)	(6,685,069)

MARKET FOR COMMON STOCK AND

RELATED STOCKHOLDER MATTERS

Our common stock is currently listed for trading on the OTCQB market under the symbol “BRTX”. At September 15, 2015, there were 2,854,268 shares of common stock outstanding. At September 15, 2015, there were 256 holders of record of our common stock.

The last reported sales price of our common stock on September 15, 2015 was $6.45 per share. The following table shows the high and low bid prices per share for our common stock by calendar quarter for the periods indicated. On April 15, 2013, we effected a 1-for-50 reverse split of our common stock. On July 7, 2015, we effected a 1-for-20 reverse split of our common stock. The prices shown have been retroactively adjusted to give effect to the reverse splits. The quotations set forth below reflect inter-dealer quotations that do not include retail markups, markdowns or commissions and may not represent actual transactions.

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	High	Low
2013
First Quarter	$39.00	$23.00
Second Quarter	$33.00	$14.00
Third Quarter	$19.80	$6.60
Fourth Quarter	$14.00	$8.00

2014
First Quarter	$18.00	$5.60
Second Quarter	$12.00	$4.80
Third Quarter	$8.00	$5.00
Fourth Quarter	$10.40	$5.20

2015
First Quarter	$10.00	$7.00
Second Quarter	$9.80	$6.00
Third Quarter (through September 15, 2015)	$12.25	$5.72

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of BioRestorative Therapies, Inc. as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 and as of December 31, 2014 and 2013 and for the years then ended should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus under “Index to Financial Statements”. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “us,” “we,” “our,” and similar terms refer to BioRestorative Therapies, Inc. This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and their opposites and similar expressions, are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors” beginning on page 8 for a discussion of some of the uncertainties and risks associated with these statements.

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Overview

We develop therapeutic products and medical therapies using cell and tissue protocols, primarily involving adult (non-embryonic) stem cells. We are currently pursuing our Disc/Spine Program with our initial therapeutic product being called brtxDISC (Disc Implanted Stem Cells). We have obtained a license to use technology for adult stem cell treatment of disc and spine conditions, including protruding and bulging lumbar discs. The technology is an advanced stem cell injection procedure that may offer relief from lower back pain, buttock and leg pain, and numbness and tingling in the legs and feet. We are also developing our ThermoStem Program. This pre-clinical program involves the use of brown fat in connection with the cell-based treatment of type 2 diabetes and obesity as well as hypertension, other metabolic disorders and cardiac deficiencies. A United States patent related to the ThermoStem Program issued in September 2015.

We are developing a patented curved needle device, or CND, that is a needle system to allow access to difficult to locate regions for the delivery or removal of fluids and other substances. We also offer stem cell derived cosmetic and skin care products.

We have relocated our offices to Melville, New York where we have established a new laboratory facility in order to increase our capabilities for the further development of possible cellular-based treatments, products and protocols, stem cell-related intellectual property and translational research applications.

As of June 30, 2015, our accumulated deficit was $28,580,445, our stockholders’ deficiency was $2,880,523 and our working capital deficiency was $4,673,421. While we have recently begun to generate a modest amount of revenue, our losses have principally been operating expenses incurred in research and development, marketing and promotional activities in order to commercialize our products and services, plus costs associated with meeting the requirements of being a public company. We expect to continue to incur substantial costs for these activities over at least the next year.

Based upon our working capital deficiency as of June 30, 2015 and our forecast for continued operating losses, we require equity and/or debt financing to continue our operations. As of June 30, 2015, our outstanding debt of $1,226,685, together with interest at rates ranging between 10% and 15% per annum, was due on various dates through February 2016. Subsequent to June 30, 2015 and through September 15, 2015, we have received aggregate equity financing and debt financing of $310,000 and $370,015, respectively, and $30,000 and $1,736 of debt and accrued interest, respectively, has been exchanged for or converted into common stock and warrants. If we are able to complete this offering, we anticipate that the net proceeds of the offering will fund our operations until September 2016 (assuming that the underwriter does not exercise its over-allotment option to purchase additional shares and/or warrants, we do not receive any revenues from operations, we do not receive any additional financing and our remaining debt is not converted into equity) and should permit us to conduct a significant portion of our initial clinical trial with regard to our Disc/Spine Program. We anticipate that we will require between $20,000,000 and $30,000,000 in additional funding to complete our clinical trials with regard to our Disc/Spine Program. We will also require a substantial amount of additional funding if we determine to establish a manufacturing operation with regard to our Disc/Spine Program (as opposed to utilizing a third party manufacturer) and to implement our other programs discussed in “Business”, including our metabolic ThermoStem Program. No assurance can be given that the anticipated amounts of required funding are correct or that we will be able to accomplish our goals within the timeframes projected. In addition, no assurance can be given that we will be able to obtain any required financing on commercially reasonable terms or otherwise.

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We are currently considering several different financing alternatives to support our future operations and are currently in the process of negotiating extensions or discussing conversions to equity with respect to our outstanding indebtedness. If we are unable to obtain such additional financing on a timely basis and, notwithstanding any request we may make, our debt holders do not agree to convert their notes into equity or extend the maturity dates of their notes, we may have to curtail our development, marketing and promotional activities, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations and liquidate. See “Liquidity and Capital Resources” below.

Recent Developments

Westbury Debt Conversion

On May 27, 2015, we entered into an exchange agreement with Westbury (Bermuda), Ltd., our principal stockholder and then principal debtholder, pursuant to which Westbury exchanged $4,480,374 of indebtedness for 746,729 shares of our common stock and a five year warrant to purchase 186,682 shares of our common stock at an exercise price of $15.00 per share.

Consolidated Results of Operations

Six Months Ended June 30, 2015 Compared with Six Months Ended June 30, 2014

The following table presents selected items in our unaudited condensed consolidated statements of operations for the six months ended June 30, 2015 and 2014, respectively:

	For The Six Months Ended
	June 30,
	2015	2014

Revenues	$333,666	$176,316

Cost of sales	151,077	42,426

Gross Profit	182,589	133,890

Operating Expenses
Marketing and promotion	94,028	47,329
Consulting	504,060	824,763
Research and development	859,344	787,071
General and administrative	1,613,927	1,184,632

Total Operating Expenses	3,071,359	2,843,795

Loss From Operations	(2,888,770)	(2,709,905)

Other (Expense) Income
Interest expense	(124,736)	(145,521)
Amortization of debt discount	(140,884)	(244,435)
Loss on extinguishment of notes payable, net	(26,029)	(49,094)
Warrant modification expense	-	(30,128)
Gain on settlement of payables	-	176,268

Total Other Expense	(291,649)	(292,910)

Net Loss	$(3,180,419)	$(3,002,815)

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Revenues

For the six months ended June 30, 2015, we generated $327,466 of revenues through the services provided pursuant to our research and development agreements, $6,000 from royalty revenue and $200 from sales of Stem Pearls® skincare products. For the six months ended June 30, 2014, we generated $175,025 of revenues through the services provided pursuant to our research and development agreements and $1,291 from sales of Stem Pearls® skincare products.

Cost of sales

For the six months ended June 30, 2015, cost of sales was $151,077 as compared to $42,426 for the comparable 2014 period. For the six months ended June 30, 2015, cost of sales consisted almost entirely of costs related to our research and development agreements. For the six months ended June 30, 2014, cost of sales consisted primarily of costs related to our research and development agreements.

Gross profit

For the six months ended June 30, 2015, gross profit was $182,589 (55% of revenues) as compared to $133,890 (76% of revenues) for the comparable 2014 period, primarily due to increased research and development costs related to our research and development agreements. We incurred additional costs in the current period relating to our research agreements as a result of the increased usage of a third-party laboratory.

Marketing and promotion

Marketing and promotion expenses include advertising and promotion, marketing and seminars, meals, and entertainment and travel expenses. For the six months ended June 30, 2015, marketing and promotion expenses increased by $46,699, or 99%, to $94,028 from $47,329 in the comparable 2014 period. The increase is primarily due to increased travel expenses of approximately $14,000 and increased hotel expenses of approximately $12,000.

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We expect that marketing and promotion expenses will increase in the future as we increase our marketing activities in connection with our clinical trials and following full commercialization of our products and services.

Consulting

Consulting expenses consist of consulting fees and stock-based compensation to consultants. For the six months ended June 30, 2015, consulting expenses decreased $320,703, or 39%, to $504,060 from $824,763 in the comparable 2014 period. The decrease is primarily due to an approximate $445,000 decrease in non-cash stock-based compensation to directors, consultants and advisors, partially offset by an increase in cash compensation to consultants of approximately $124,000.

Research and development

Research and development expenses include cash and non-cash compensation of our Chief Executive Officer (in part) along with employee, consultant and other costs related to our brown fat and disc/spine initiatives. Research and development expenses are expensed as they are incurred. For the six months ended June 30, 2015, research and development expenses increased by $72,273, or 9%, to $859,344 from $787,071 in the comparable 2014 period. The increase is primarily attributable to an increase in payroll of approximately $165,000 due to hiring of new staff, the costs incurred related to operating our Melville laboratory of approximately $88,000, an increase in stock-based compensation to directors, consultants and advisors in the amount of approximately $82,000, all partially offset by a decrease in cash compensation to consultants of approximately $118,000, the amendment of our University of Utah Research Agreement resulting in a reduction of expense related to our brown fat and disc/spine initiatives as compared to the prior period of approximately $90,000 and the reduction of our Chief Executive Officer’s salary which resulted in approximately $53,000 less expense.

We expect that our research and development expenses will increase with the continuation of the aforementioned initiatives.

General and administrative

General and administrative expenses consist primarily of salaries, bonuses, payroll taxes, severance costs and stock-based compensation to employees (excluding any cash or non-cash compensation of our Chief Executive Officer or employees attributable to research and development) as well as corporate support expenses such as legal and professional fees, investor relations and occupancy related expenses. For the six months ended June 30, 2015, general and administrative expenses increased by $429,295, or 36%, to $1,613,927 from $1,184,632 in the comparable 2014 period. The increase is primarily due to increased professional fees of approximately $314,000 primarily due to a legal settlement, an increase in salary and payroll expenses associated with hiring additional personnel of approximately $63,000, an increase in expenses related to furnishing and operating our Melville offices of approximately $37,000 and an increase in stock-based compensation to employees in the amount of approximately $28,000 due to awards granted during the second half of 2014.

We expect that our general and administrative expenses will increase as we expand our staff, develop our infrastructure and incur additional costs to support the growth of our business.

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Interest expense

For the six months ended June 30, 2015, interest expense decreased $20,785, or 14%, to $124,736 from $145,521 in the comparable 2014 period. The decrease was due to a lower average debt balance as compared to the comparable 2014 period.

Amortization of debt discount

For the six months ended June 30, 2015, amortization of debt discount decreased by $103,551, or 42%, to $140,884 from $244,435 in the comparable 2014 period. The decrease was primarily due to the decrease in note issuances and timing.

Loss on extinguishment of notes payable, net

For the six months ended June 30, 2015, we recorded a loss on extinguishment of notes payable of $26,029, as compared to a net loss on extinguishment of notes payable of $49,094 for the comparable 2014 period, which is associated with investors’ exchange of debt into equity securities.

Warrant modification expense

For the six months ended June 30, 2015, we recorded warrant modification expense of $0. For the six months ended June 30, 2014, we recorded expense of $30,128 related to the modification of outstanding investor warrants.

Gain on settlement of note and payables, net

For the six months ended June 30, 2015, we recognized a gain on settlement of payables of $0. For the six months ended June 30, 2014, we recorded a $176,268 gain primarily related to the settlement amendment of our University of Utah Research Agreement regarding our brown fat and disc/spine initiatives whereby a portion of the fees payable to the University of Utah were cancelled.

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Year Ended December 31, 2014 Compared with Year Ended December 31, 2013

The following table presents selected items in our consolidated statements of operations for the years ended December 31, 2014 and 2013, respectively:

	For The Years Ended
	December 31,
	2014	2013

Revenues	$415,996	$1,680

Cost of sales	213,834	208

Gross Profit	202,162	1,472

Operating Expenses
Marketing and promotion	125,626	114,951
Consulting	1,310,121	779,462
Research and development	1,430,614	1,594,054
General and administrative	2,258,307	2,265,275

Total Operating Expenses	5,124,668	4,753,742

Loss From Operations	(4,922,506)	(4,752,270)

Other (Expense) Income
Interest expense	(285,275)	(371,281)
Amortization of debt discount	(464,470)	(405,531)
Loss on extinguishment of note and payables, net	(49,094)	(7,200)
Warrant modification expense	(50,035)	(214,912)
Gain on settlement of notes and payables	183,768	-

Total Other Expense	(665,106)	(998,924)

Net Loss	$(5,587,612)	$(5,751,194)

Revenues

For the year ended December 31, 2014, we generated $413,777 of revenues through the services provided pursuant to our research and development agreements and $2,219 of sales of Stem Pearls skincare products. For the year ended December 31, 2013, revenues consisted only of $1,680 of sales of Stem Pearls skincare products.

Cost of sales

For the year ended December 31, 2014, cost of sales was $213,834 as compared to $208 for 2013. For the year ended December 31, 2014, cost of sales consisted primarily of $198,162 of costs related to our research and development agreements. For the year ended December 31, 2013, cost of sales consisted of the costs of the underlying Stem Pearls skincare products.

Marketing and promotion

Marketing and promotion expenses include advertising and promotion, marketing and seminars, meals, entertainment and travel expenses. For the year ended December 31, 2014, marketing and promotion expenses increased by $10,675, or 9%, from $114,951 to $125,626, as compared to the year ended December 31, 2013.

We expect that marketing and promotion expenses will continue to increase in the future as we increase our marketing activities in connection with our clinical trials and following full commercialization of our products and services.

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Consulting

Consulting expenses consist of consulting fees and stock-based compensation to consultants. For the year ended December 31, 2014, consulting expenses increased $530,659, or 68%, from $779,462 to $1,310,121, as compared to the year ended December 31, 2013. The increase is primarily due to an approximate $525,000 increase in non-cash stock-based compensation to directors, consultants and advisors and an approximate $40,000 increase in directors fees related to the resignation of one of the members of our Board of Directors, whereby we agreed to pay the director for the remainder of his 2014 compensation, and the increase of our Board of Directors by one member, partially offset by an approximate $34,000 reduction of cash consulting fees.

Research and development

Research and development expenses include cash and non-cash compensation of (a) our Chief Executive Officer (in part); (b) our Vice President of Research and Development; and (c) our Scientific Advisory Board members, and costs related to our brown fat and disc/spine initiatives. Research and development expenses are expensed as they are incurred. For the year ended December 31, 2014, research and development expenses decreased by $163,440 from $1,594,054 to $1,430,614, or 10%, as compared to the year ended December 31, 2013. The decrease is primarily related to the amendment of our University of Utah Research Agreement resulting in a reduction of expense related to our brown fat and disc/spine initiatives as compared to the prior period of approximately $135,000, the reclassification of a portion of our Vice President of Research and Development’s salary of approximately $128,000 to cost of sales for services related to our research and development agreements and a reduction of our Chief Executive Officer’s salary during 2014 which resulted in approximately $88,000 less expense in 2014 as compared to 2013, partially offset by an increase in non-cash stock-based compensation to our Vice President of Research and Development of approximately $96,000, cash compensation to our Chief Medical Advisor for Spine Medicine of $95,000 and a one-time bonus of $25,000 earned by our Vice President of Research and Development.

We expect that our research and development expenses will increase with the continuation of the aforementioned initiatives.

General and administrative

General and administrative expenses consist primarily of salaries, bonuses, payroll taxes, severance costs and stock-based compensation to employees (excluding any cash or non-cash compensation of (a) our Chief Executive Officer attributable to research and development and (b) our Vice President of Research and Development) as well as corporate support expenses such as legal and professional fees, investor relations and occupancy related expenses. For the year ended December 31, 2014, general and administrative expenses decreased by $6,968, or less than 1%, from $2,265,275 to $2,258,307, as compared to the year ended December 31, 2013.

We expect that our general and administrative expenses will increase as we expand our staff, develop our infrastructure and incur additional costs to support the growth of our business.

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Interest expense

For the year ended December 31, 2014, interest expense decreased $86,006, or 23%, as compared to the year ended December 31, 2013. The decrease was due to a reduction in interest-bearing short-term borrowings as compared to the year ended December 31, 2013 including the restructuring of our largest note payable.

Amortization of debt discount

For the year ended December 31, 2014, amortization of debt discount increased $58,939, or 15%, as compared to the year ended December 31, 2013. The increase was primarily due to the recognition of expense related to the beneficial conversion features of convertible notes and the timing of the recognition of the debt discount expense.

Loss on extinguishment of notes payable

For the year ended December 31, 2014, we recorded a loss on extinguishment of notes payable of $49,094, which is associated with investors’ conversion of debt into equity securities, as compared to a loss on extinguishment of notes payable of $7,200 for the year ended December 31, 2013.

Warrant modification expense

During the year ended December 31, 2014, we recorded expense related to the modification of outstanding warrants of $50,035, as compared to expense related to the modification of outstanding warrants of $214,912 for the year ended December 31, 2013.

Gain on settlement of notes and payables, net

During the year ended December 31, 2014, we recorded a gain on settlement of notes and payables, net, of $183,768 related to a $166,668 gain on the amendment of our University of Utah Research Agreement regarding our brown fat and disc/spine initiatives whereby a portion of the fees payable to the University of Utah were cancelled, a $9,600 gain on the settlement of accrued expenses to consultants and a $7,500 gain on the settlement of a convertible note. There were no gains on settlement of notes or payables recorded during the year ended December 31, 2013.

Liquidity and Capital Resources

Liquidity

We measure our liquidity in a number of ways, including the following:

		December 31,
	June 30, 2015	2014	2013
	(unaudited)
Cash	$6,445	$91,798	$201,098

Working Capital Deficiency	$(4,673,421)	$(8,410,686)	$(7,262,748)

Notes Payable (Gross)	$1,226,685	$5,851,496	$5,754,500

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Availability of Additional Funds

Based upon our working capital and stockholders’ deficiency of $4,673,421 and $2,880,523, respectively, as of June 30, 2015, we require additional equity and/or debt financing to continue our operations. These conditions raise substantial doubt about our ability to continue as a going concern.

As of June 30, 2015, our outstanding debt of $1,226,685, together with interest at rates ranging between 10% and 15% per annum, was due on various dates through February 2016. Subsequent to June 30, 2015 and through September 15, 2015, we have received aggregate equity and debt financing of $310,000 and $370,015, respectively, and $30,000 and $1,736 of debt and accrued interest, respectively, has been exchanged for or converted into common stock and warrants. As of September 15, 2015, our outstanding debt was as follows:

Maturity Date	Principal Amount

Past Due	$275,000
QE 12/31/15	1,005,703
QE 3/31/16	310,000

$1,590,703

Since our inception, we have not generated any significant revenues from our operations and have funded our operations through the sale of our equity securities (approximately $8,000,000) and debt securities (approximately $10,000,000). The implementation of our business plan, as discussed in “Business”, will require the receipt of sufficient equity and/or debt financing to purchase necessary equipment, technology and materials, fund our research and development efforts, retire our outstanding debt and otherwise fund our operations. If we are able to complete this offering, we anticipate that the estimated net proceeds of $8,800,000 from this offering will fund our operations until September 2016 (assuming that the underwriter does not exercise its over-allotment option to purchase additional shares and/or warrants, we do not receive any revenues from operations, we do not receive any additional financing and our remaining debt is not converted into equity) and should permit us to conduct a significant portion of our initial clinical trial with regard to our Disc/Spine Program. We anticipate that we will require between $20,000,000 and $30,000,000 in additional funding to complete our clinical trials with regard to our Disc/Spine Program. We will also require a substantial amount of additional funding if we determine to establish a manufacturing operation with regard to our Disc/Spine Program (as opposed to utilizing a third party manufacturer) and to implement our other programs discussed in “Business”, including our metabolic ThermoStem Program. No assurance can be given that the anticipated amounts of required funding are correct or that we will be able to accomplish our goals within the timeframes projected. In addition, no assurance can be given that we will be able to obtain any required financing on commercially reasonable terms or otherwise.

Debt financing may require us to pledge certain assets and enter into covenants that could restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our stockholders or us. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

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Our consolidated financial statements included elsewhere in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

During the six months ended June 30, 2015 and 2014 and the years ended December 31, 2014 and 2013, our sources and uses of cash were as follows:

Net Cash Used in Operating Activities

We experienced negative cash flow from operating activities for the six months ended June 30, 2015 and 2014 in the amounts of $1,484,389 and $1,759,925, respectively. The net cash used in operating activities for the six months ended June 30, 2015 was primarily due to cash used to fund a net loss of $3,180,419, adjusted for net non-cash expenses in the aggregate amount of $856,050 partially offset by $839,980 of net cash provided by changes in the levels of operating assets and liabilities, primarily as a result of increases in accrued interest, expenses and other current liabilities and deferred revenues. The net cash used in operating activities for the six months ended June 30, 2014 was primarily due to cash used to fund a net loss of $3,002,815, adjusted for non-cash expenses in the aggregate amount of $1,116,329 partially offset by $126,561 of net cash provided primarily as a result of increases in accounts payable plus accrued expenses and other current liabilities, due to cash constraints during the period.

 We experienced negative cash flows from operating activities for the years ended December 31, 2014 and 2013 in the amounts of $3,227,851 and $2,672,404, respectively. The net cash used in operating activities for the year ended December 31, 2014 was primarily due to cash used to fund a net loss of $5,587,612, adjusted for non-cash expenses in the aggregate amount of $1,878,162, partially offset by $481,599 of cash provided by changes in the levels of operating assets and liabilities, primarily as a result of increases in accounts payable plus accrued expenses and other liabilities, due to cash constraints during the period. The net cash used in operating activities for the year ended December 31, 2013 was primarily due to cash used to fund a net loss of $5,751,194, adjusted for non-cash expenses in the aggregate amount of $1,559,567, partially offset by $1,519,223 of cash provided by changes in the levels of operating assets and liabilities, primarily as a result of increases in accounts payable plus accrued expenses and other liabilities, due to cash constraints during the period.

Net Cash Used in Investing Activities

During the six months ended June 30, 2015, $151,914 of cash was used to purchase fixed assets and $75,000 was used to retain exclusivity of our disc/spine license. During the six months ended June 30, 2014, $980 was provided by investing activities from the sale of fixed assets.

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During the year ended December 31, 2014, net cash used in investing activities was $167,396, primarily due to cash used for the purchase of furniture, computer equipment and medical equipment. During the year ended December 31, 2013, net cash used in investing activities was $11,160, primarily due to cash used for the purchase of medical equipment.

Net Cash Provided by Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2015 and 2014 was $1,625,950 and $1,617,010, respectively. During the six months ended June 30, 2015, $583,000 of net proceeds were from debt financings and $1,051,000 of proceeds were from equity financings. During the six months ended June 30, 2014, $592,010 of proceeds were from debt financings and $1,025,000 of proceeds were from equity financings (including proceeds received in connection with the exercise of common stock purchase warrants).

Net cash provided by financing activities during the years ended December 31, 2014 and 2013 was $3,285,947 and $2,884,299, respectively. During the year ended December 31, 2014, $567,947 of net proceeds were from debt financings and $2,718,000 of proceeds were from equity financings (including proceeds received in connection with the exercise of common stock purchase warrants). During the year ended December 31, 2013, $1,473,490 of net proceeds were from debt financings and $1,410,809 of proceeds were from equity financings (including proceeds received in connection with the exercise of common stock purchase warrants).

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Our significant estimates and assumptions include the recoverability and useful lives of long-lived assets, the fair value of our equity securities and the valuation allowance related to our deferred tax assets. Certain of our estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to us and general economic conditions. It is reasonably possible that these external factors could have an effect on our estimates and could cause actual results to differ from those estimates.

Intangible Assets

Intangible assets are comprised of trademarks and licenses with original estimated useful lives of 10 and 17.7 years (20 year life of underlying patents being licensed, less 2.3 years elapsed since the application date of the respective patents), respectively. Once placed into service, we amortize the cost of the intangible assets over their estimated useful lives on a straight line basis.

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Impairment of Long-lived Assets

We review for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

Revenue Recognition

Research and Development Agreements

Our policy relating to research and development agreements is to recognize research and development revenues associated with such agreements either on a straight-line basis over the term of the agreement, or in accordance with the milestone method of revenue recognition, depending on the nature of the contract terms, subject to potential acceleration upon achievement of contractually specified deliverables.

On March 19, 2014, we entered into a one-year agreement with a Japanese pharmaceutical company to perform specified research and development activities related to stem cells. The agreement terminated on June 19, 2015. Payment terms are (1) $150,000 at commencement; (2) $50,000 upon achievement of a specified deliverable; and (3) $50,000 upon achievement of the final specified deliverable. As of June 30, 2015, $200,000 had been received under the agreement, $250,000 had been recognized as revenue and the unpaid $50,000 was recorded as accounts receivable. In August 2015, we received the remaining $50,000.

On March 24, 2014, we entered into a two-year agreement with a U.S. pharmaceutical company to perform specified research and development activities related to brown fat. The agreement may be terminated earlier or extended, as provided for in the agreement. Payment terms are (1) $250,000 at commencement; (2) $356,250 payable in four equal quarterly installments, subject to acceleration upon achieving a specified deliverable; and (3) $168,750 payable in two equal bi-annual installments, subject to acceleration upon achieving a specified deliverable. As of June 30, 2015, $605,359 had been received under the agreement, $491,241 had been recognized as revenue and $114,118 was recorded as deferred revenues on the condensed consolidated balance sheet.

During the six months ended June 30, 2015 and 2014 and the year ended December 31, 2014, we recognized revenue related to research and development agreements of $327,466, $175,025 and $413,776, respectively. We did not recognize any revenue related to research and development agreements during the year ended December 31, 2013.

Other

Our policy is to recognize product sales when the risk of loss and title to the product transfers to the customer, after taking into account potential returns. We recognize sublicensing and royalty revenue when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) the service is completed without further obligation, (iii) the sales price to the customer is fixed or determinable, and (iv) collectability is reasonably assured.

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For the six months ended June 30, 2015 and 2014, we recognized revenue related to sales of Stem Pearls skincare products of $200 and $1,291, respectively. For the years ended December 31, 2014 and December 31, 2013, we recognized revenue related to sale of Stem Pearls skincare products of $2,220 and $1,680, respectively.

In connection with our license agreement with Regenerative Sciences, LLC, as described in “Business – Disc/Spine Program – License”, for the six months ended June 30, 2015 and 2014, we recognized royalty revenue of $6,000 and $0, respectively.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in our financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts, or temporary differences, at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

We adopted the provisions of Accounting Standards Codification, or ASC, Topic 740-10, which prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Since the shares underlying our 2010 Equity Participation Plan are not currently registered, the fair value of our restricted equity instruments was estimated by us based on observations of the cash sales prices of both restricted shares and freely tradable shares.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2014-09, “Revenue from Contracts with Customers,” or ASU 2014-09. ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification, or ASC, 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. We are currently evaluating the impact of the adoption of ASU 2014-09 on our consolidated financial statements.

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In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation,” or ASU 2014-10. ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We elected to adopt ASU 2014-10 effective with the period ended June 30, 2014 and its adoption resulted in the removal of previously required development stage disclosures.

In June 2014, the FASB issued ASU No. 2014-12, "Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide that a Performance Target Could be Achieved after the Requisite Service Period," or ASU 2014-12. The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in ASC Topic No. 718, "Compensation - Stock Compensation" as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in ASU 2014-12 are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. We do not anticipate that the adoption of ASU 2014-12 will have a material impact on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, or ASU 2014-15. ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. We elected to adopt ASU 2014-15 effective with the period ended September 30, 2014. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding our ability to continue as a going concern have been discussed above and also disclosed in the footnotes to the December 31, 2014 consolidated financial statements included elsewhere in this prospectus.

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In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” or ASU 2015-03. This standard amends the existing guidance to require that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as a deferred charge. ASU 2015-03 is effective on a retrospective basis for annual and interim reporting periods beginning after December 15, 2015, but early adoption is permitted. We do not anticipate that the adoption of ASUI 2015-03 will have a material impact on our consolidated financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

BUSINESS

General

We develop therapeutic products and medical therapies using cell and tissue protocols, primarily involving adult (non-embryonic) stem cells. Our two core programs, as discussed below, relate to the treatment of disc/spine disease and metabolic disorders:

•	Disc/Spine Program. Our lead cell therapy candidate, brtxDISC (Disc Implanted Stem Cells), is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells, or MSCs, collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease. The treatment involves collecting a patient’s own stem cells, culturing and cryopreserving the cells, and then having a physician inject brtxDISC into the patient’s damaged disc in a contemplated 30 minute outpatient office procedure. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We intend to file an IND application with the FDA with regard to brtxDISC during the first quarter of 2016 and anticipate that we will commence clinical trials using brtxDISC and its related collection and delivery procedure by the middle of 2016. See “Disc/Spine Program” below.

•	Metabolic Program (ThermoStem). We are developing an allogeneic cell-based therapy to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue, or BAT. We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. In order to deliver BAT into target locations in vivo, we seeded brown adipose derived stem cells, or BADSC, onto 3 – dimensional biological scaffolds. We are identifying alternative in vivo delivery methods, including encapsulation technology, in small animal models. In March 2014, we entered into a Research Agreement with Pfizer, Inc., a global pharmaceutical company, pursuant to which we have been engaged to provide research and development services with regard to a joint study of the development and validation of a human brown adipose (fat) cell model. A United States patent related to the ThermoStem Program issued in September 2015. See “Metabolic Brown Adipose (Fat) Program” below.

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We have also licensed a patented curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs. The patent for this device was issued to the licensor, Regenerative Sciences, LLC, in August 2015. See “Curved Needle Device” below.

In addition, we have developed a human cellular extract that has been demonstrated in in vitro skin studies to increase the production of collagen and fibronectin, which are proteins that are essential to combating the aging of skin.  We also offer plant stem cell-based facial creams and beauty products under the Stem Pearls brand. See “Cosmetic Products” below.

Overview

Every human being has stem cells in his or her body. These cells exist from the early stages of human development until the end of a person’s life. Throughout our lives, our body continues to produce stem cells that regenerate to produce differentiated cells that make up various aspects of the body such as skin, blood, muscle and nerves. These are generally referred to as adult (non-embryonic) stem cells. These cells are important for the purpose of medical therapies aiming to replace lost or damaged cells or tissues or to otherwise treat disorders.

Regenerative cell therapy relies on replacing diseased, damaged or dysfunctional cells with healthy, functioning ones or repairing damaged or diseased tissue. A great range of cells can serve in cell therapy, including cells found in peripheral and umbilical cord blood, bone marrow and adipose (fat) tissue. Physicians have been using adult stem cells from bone marrow to treat various blood cancers for almost 60 years (the first successful bone marrow transplant was performed in 1956). Recently, physicians have begun to use stem cells to treat various other diseases. We intend to develop cell and tissue products and regenerative therapy protocols, primarily involving adult stem cells, to allow patients to undergo cellular-based treatments.

We intend to concentrate initially on therapeutic areas in which risk to the patient is low, recovery is relatively easy, results can be demonstrated through sufficient clinical data, and patients and physicians will be comfortable with the procedure. We believe that there will be readily identifiable groups of patients who will benefit from these procedures.

Accordingly, we plan to focus our initial efforts in offering cellular-based therapeutic products and treatment programs in selective areas of medicine for which the treatment protocol is minimally invasive. Such areas include the treatment of the disc and spine and metabolic-related disorders. We will seek to obtain third party reimbursement for our products and procedures; however, patients may be required to pay for our products and procedures out of pocket in full and without the ability to be reimbursed by any governmental and other third party payors.

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We have obtained a patent and patent and patent pending licenses and have undertaken research and development efforts in connection with the development of therapeutic products and medical therapies using cell and tissue protocols, primarily involving adult stem cells. See “Disc/Spine Program”, “Metabolic Brown Adipose (Fat) Program” and “Curved Needle Device” below.

We also offer human and plant stem cell derived cosmetic and skin care products. See “Cosmetic Products” below.

We have established a laboratory facility and will seek to further develop cellular-based treatments, products and protocols, stem cell-related intellectual property, or IP, and translational research applications. See “Laboratory” below.

Disc/Spine Program

General

Among the initiatives that we are currently pursuing is our Disc/Spine Program, with our initial product being called brtxDISC. We have obtained a license (see “License” below) that permits us to use technology for adult stem cell treatment of disc and spine conditions, including protruding and bulging discs. The technology is an advanced stem cell culture and injection procedure into the intervertebral disc, or IVD, that may offer relief from lower back pain, buttock and leg pain, and numbness and tingling in the legs and feet.

Lower back pain is the most common, most disabling, and most costly musculoskeletal ailment faced worldwide. It is estimated that 84% of the global populace will have an occurrence of lower back pain during their lifetime and that 11% will have chronic lower back pain. Annual direct healthcare costs relating to lower back pain in the United States are estimated to be in excess of $90 billion. Clinical studies have documented that the source of the pain is most frequently damage to the IVD. This can occur when forces, whether a single load or repetitive microtrauma, exceed the IVD’s inherent capacity to cope with those loads. Aging, obesity, smoking, lifestyle, and certain genetic factors may predispose one to an IVD injury.

While once thought to be benign, the natural history of lower back pain is often one of chronic recurrent episodes of pain leading to progressive disability. This is believed to be a direct result of the IVD’s poor healing capacity after injury. The IVD is the largest avascular (having few or no blood vessels) structure in the body and is relatively acellular (containing no cells). Therefore, its inherent capacity to heal after injury is poor. The clinical rationale of brtxDISC is to deliver a high concentration of the patient’s own MSCs into the site of pathology to promote healing and relieve pain.

We are concentrating on the development of a mesenchymal stem cell product derived from autologous (or a person’s own) human bone marrow, cultured and formulated to be delivered into a protruding or bulging disc. We intend to file an IND application with the FDA with regard to brtxDISC during the first quarter of 2016 and anticipate that we will commence clinical trials using brtxDISC and its related collection and delivery procedure by the middle of 2016.

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In addition to developing brtxDISC, we may also seek to sublicense the technology to third parties for use in connection with cellular-based treatment programs with regard to disc and spine related conditions.

We have established a laboratory to perform cellular characterization and culturing for the production of cell products for use in our clinical trials. This capability may also enable us to develop our pipeline of future products and expand our stem cell-related IP. See “Laboratory” and “Technology; Research and Development” below.

brtxDISC

Our lead therapeutic product, brtxDISC, is an autologous hypoxic (low oxygen) cultured mesenchymal stem cell product derived from an adult patient’s bone marrow and formulated with a proprietary carrier. The cryopreserved sterile cellular product will be provided to the clinician in vials for injection into damaged lumbar discs. The therapeutic application of brtxDISC, in treatment of chronic lumbar disc disease, is performed using a standard 20 gauge 3.5 inch introducer needle and a 25 gauge 6 inch needle that extends into the disc region where the product is delivered. Specific medical practitioners will be provided training using the product with regard to the injection procedure. It is anticipated that the treatment and delivery of the product will be a 30 minute outpatient procedure.

MSCs used in brtxDISC are similar to other MSCs under development by others; however, in order to enhance the survivability of our bone marrow-derived MSCs in the avascular environment of the damaged disc, brtxDISC is expanded under hypoxic conditions for a period of three weeks. This process results in a cell population with enhanced viability and therapeutic potential following injection locally into injured spinal discs. A study has demonstrated that MSCs preconditioned in hypoxic environment show enhanced skeletal muscle regeneration, improved blood flow and vascular formation compared to MSCs cultured under normoxic (normal oxygen) conditions.

Production and Delivery

The production of brtxDISC begins with the physician collecting bone marrow from the patient under a local anesthesia. Peripheral blood is also collected from the patient. The physician will then send the patient’s bone marrow and blood samples to our laboratory for culturing and proprietary carrier preparation. The hypoxic culturing process applied is intended to result in the selection of a cell population that is suitable for an improved possibility of survival in the internal disc environment. The cell culturing process and product formulation will take approximately three weeks. We will then send the therapeutic cryopreserved stem cells (brtxDISC) in a sterile vial back to the physician’s offices where it will be thawed prior to the procedure. The price structure for the procedure and our services has not been determined and no assurances can be given in this regard. The following chart illustrates the process.

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License

Pursuant to a license agreement between Regenerative Sciences, LLC, or Regenerative, and us that became effective in April 2012, we have obtained, among other things, a worldwide (excluding Asia and Argentina), exclusive, royalty-bearing license from Regenerative to utilize or sublicense a certain method for culturing cells for use in treating, among other things, disc and spine conditions, including protruding and bulging discs. The technology that has been licensed is an advanced stem cell culture and injection procedure that may offer relief from lower back pain, buttock and leg pain, and numbness and tingling in the legs and feet. Pursuant to the license agreement, we have also obtained a worldwide, exclusive, royalty-bearing license from Regenerative to utilize or sublicense a certain curved needle device for the administration of specific cells and/or cell products to the disc and/or spine (and other parts of the body). We intend to advance the design of this medical device to facilitate the delivery of substances, including living cells, to specific locations within the body and minimize the potential for damage to nearby structures.

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The license agreement provides for the requirement that we achieve certain milestones or pay certain minimum royalty amounts in order to maintain the exclusive nature of the licenses. The license agreement also provides for a royalty-bearing sublicense of certain of the technology to Regenerative for use for certain purposes, including in the Cayman Islands. Further, the license agreement requires that Regenerative furnish certain training, assistance and consultation services with regard to the licensed technology.

Clinical Trial

In December 2014, we held a pre-IND meeting with the FDA’s Office of Cellular Tissue and Gene Therapies within the FDA’s Center for Biologics, Evaluation and Research. At the meeting, representatives of the FDA commented on our plans for an IND submission and a clinical trial with regard to brtxDISC. No obstacles were identified at the meeting by the FDA representatives that we believe would materially impact the IND plans for a clinical trial with regard to brtxDISC in patients with chronic lumbar disc disease. We intend to file an IND application with the FDA with respect to our proposed treatment protocol and initiate a clinical trial. We expect to file the IND application during the first quarter of 2016 and anticipate that we will begin a clinical trial by the middle of 2016. The principal investigator for our clinical trial is intended to be Dr. Gregory E. Lutz, our Chief Medical Advisor for Spine Medicine. See “Management-Scientific Advisors”.

The FDA approval process can be lengthy, expensive and uncertain and there is no guarantee that the clinical trial(s) will be commenced or completed or that the product will ultimately receive approval or clearance. See “Government Regulation” below and “Risk Factors – Risks Related to Our Cell Therapy Product Development Efforts; and – Risks Related to Government Regulation.”

Metabolic Brown Adipose (Fat) Program

We are engaging in pre-clinical research efforts with respect to a platform technology utilizing BAT for therapeutic purposes. We have labeled this initiative our ThermoStem Program. Recent studies have demonstrated that brown fat is present in the adult human body and may be correlated with the maintenance and regulation of healthy metabolism, thus potentially being involved in caloric regulation. This pre-clinical program involves the use of a cell-based (brown adipose tissue) treatment for metabolic disease, such as type 2 diabetes, obesity, hypertension and other metabolic disorders and cardiac deficiencies. Although we have had initial success in transplanting the tissue in animals, we are currently exploring ways to deliver the brown fat tissue into humans. Even though present, BAT mass is very low in healthy adults and even lower in obese populations. Therefore, it may not be sufficient to either naturally impact whole body metabolism, or to be targeted by drugs intended to increase its activity in the majority of the population. Increasing BAT mass is crucial in order to benefit from its metabolic activity and this is what our ThermoStem Program seeks to accomplish. We may also identify other naturally occurring and chemically engineered molecules that may enhance brown adipose tissue performance.

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BAT is a specialized adipose tissue found in the human body that plays a key role in the evolutionarily conserved mechanisms underlying thermogenesis (generation of non-shivering body heat) and energy homeostasis in mammals - long known to be present at high levels in hibernating mammals and human newborns. Recent studies have demonstrated that brown fat is present in the adult human body and may be correlated with the maintenance and regulation of healthy metabolism, thus potentially being involved in caloric regulation.

Obesity, the abnormal accumulation of white fat tissue, leads to a number of metabolic disorders and is the driving force behind the rise of type 2 diabetes and cardiovascular diseases worldwide. Pharmacological efforts to alter metabolic homeostasis through modulating central control of appetite and satiety have had limited market penetration due to significant psychological and physiological safety concerns directly attributed to modulating these brain centers. Adipose tissue is one of the largest organs in the human body and plays a key role in central energy balance and lipid homeostasis. Two types of adipose tissues are found in mammals, white and brown adipose tissues. White adipose tissue function is to store energy, whereas BAT specializes in energy expenditure. Recent advancements in unraveling the mechanisms that control the induction, differentiation, proliferation, and thermogenic activity of BAT, along with the application of imaging technologies for human BAT visualization, have generated optimism that these advances may provide novel strategies for targeting BAT activation/thermogenesis, leading to efficacious and safe obesity targeted therapies. It is estimated that by 2030 one billion persons worldwide will suffer from obesity and twice that number will be overweight.

In June 2011, we launched the initial research phase of what we believe will develop into a platform technology that involves the use of brown fat in a cell-based therapeutic program referred to as the ThermoStem Program. The ThermoStem Program will focus on treatments for metabolic disorders such as type 2 diabetes, obesity, hypertension, and cardiac deficiencies, and will involve the study of BADSC, BAT, a therapeutic delivery system, and potentially molecules that would regulate brown adipose tissue function.

We are developing an allogeneic cell-based therapy to target obesity and metabolic disorders using BADSC. Our goal is to develop implantable brown adipose tissue intended to mimic ones naturally occurring in the human body. We have isolated and characterized a human multipotent stem cell population that resides within BAT depots. We have expanded these stem cells to clinically relevant numbers and successfully differentiated them into functional brown adipocytes. We intend to use adult stem cells that may be differentiated into progenitor or fully differentiated brown adipocytes, or a related cell type, which can be used therapeutically in patients. We are focusing on the development of treatment protocols that utilize allogeneic cells (i.e., stem cells from a genetically similar but not identical donor).

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In order to deliver these differentiated cells into target locations in vivo, we seeded BADSC onto 3-dimensional biological scaffolds. Pre-clinical animal models of diet-induced obesity that were transplanted with differentiated BADSC supported by a biological scaffold, presented significant reductions in weight and blood glucose levels compared to saline injected controls. We are identifying technology for in vivo delivery in small animal models. Having completed our proof of concept using our BAT in small animals, we are currently developing our next generation BAT.  It is anticipated that this next version will contain a higher purity of BADSC, which is expected to increase the therapeutic effect compared to our first generation product.  In addition, we expect to explore the delivery of the therapeutic using encapsulation technology, which will only allow for reciprocal exchange of small molecules between the host circulation and the BAT implant. We expect that encapsulation may present several advantages over our current biological scaffolds, including prevention of any immune response or implant rejection that might occur in an immunocompetent host and an increase in safety by preventing the implanted cells to invade the host tissues and form tumors. Our allogeneic brown adipose derived stem cell platform potentially provides a therapeutic and commercial model for the cell-based treatment of obesity and related metabolic disorders.

In June 2012, we entered into an Assignment Agreement with the University of Utah Research Foundation, or the Foundation, and a Research Agreement with the University of Utah, or the Utah Research Agreement. Pursuant to the Assignment Agreement, we acquired the rights to two patent applications that relate to human brown fat cell lines. In consideration for the assignment, we paid the Foundation $15,000 and agreed to pay a royalty on the Patent Revenue (as defined in the Assignment Agreement). Pursuant to the Utah Research Agreement, the University of Utah, or the University, has agreed to provide research services relating to the identification of brown fat tissue and the development and characterization of brown fat cell lines. Pursuant to the Utah Research Agreement, all inventions, discoveries, patent rights, information, data, methods and techniques, including all cell lines, cell culture media and derivatives thereof, shall be owned by us and we initially agreed to pay the University a fee at the rate of $500,000 per annum and a royalty on Net Sales (as defined in the Utah Research Agreement). In May 2014, we entered into an amendment to the Utah Research Agreement. Pursuant to the amendment, the parties agreed that (i) no fees were payable by us to the University for the five month period ending May 15, 2014, (ii) effective with the payment due on June 15, 2014, the monthly fee payable by us to the University was reduced from $41,667 to $20,000 and (iii) the scope of the work to be performed by the University was reduced. The Utah Research Agreement expired in June 2015.

In February 2014, our research with regard to the identification of a population of brown adipose derived stem cells was published in Stem Cells, a respected stem cell journal.

In March 2014, we entered into a Research Agreement with Pfizer Inc. or the Pfizer Research Agreement, a global pharmaceutical company. Pursuant to the Pfizer Research Agreement, we have been engaged to provide research and development services with regard to a joint study of the development and validation of a human brown adipose (fat) cell model. The Pfizer Research Agreement provides for an initial payment to us of $250,000 and the payment of up to an additional $525,000 during the two-year term of the Agreement.

In August 2015, we entered into a one year research collaboration agreement with the University of Pennsylvania with regard to the understanding of brown adipose (fat) biology and its role in metabolic disorders. No amounts are payable by or to us pursuant to this agreement.

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In September 2015, a United States patent related to the ThermoStem Program was issued.

Following our research activities, we intend to undertake preclinical studies in order to determine whether our proposed treatment protocol is safe. Such studies are expected to begin by the middle of 2016. Following the completion of such studies, if required, we anticipate that we will file an IND application with the FDA in 2017 and initiate Phase 1 clinical trials. See “Government Regulation” below and “Risk Factors – Risks Related to Our Cell Therapy Product Development Efforts; and – Risks Related to Government Regulation”. The FDA approval process can be lengthy, expensive and uncertain and there is no guarantee of ultimate approval or clearance.

We anticipate that much of our development work in this area will take place at our new laboratory facility, outside core facilities at academic, research or medical institutions, or contractors. See “Laboratory” below.

Curved Needle Device

Pursuant to the Regenerative license agreement discussed under “Disc/Spine Program - License” above, we have licensed and further developed a curved needle device, or CND, that is a needle system with a curved inner cannula to allow access to difficult-to-locate regions for the delivery or removal of fluids and other substances. The CND is intended to deliver stem cells and/or other therapeutic products or material to the interior of a human intervertebral disc, the spine region, or potentially other areas of the body. The device relies on the use of pre-curved nested cannulae that allow the cells or material to be deposited in the posterior and lateral aspects of the disc to which direct access is not possible due to outlying structures such as vertebra, spinal cord and spinal nerves. We anticipate that the use of the CND will facilitate the delivery of substances, including living cells, to specific locations within the body and minimize the potential for damage to nearby structures. The device may also have more general use applications. In August 2015, a United States patent for the CND was issued to the licensor, Regenerative Sciences, LLC. We anticipate that FDA approval or clearance will be necessary for the CND prior to commercialization. See “Government Regulation” below and “Risk Factors – Risks Related to Our Cell Therapy Product Development Efforts; and – Risks Related to Government Regulation”. The FDA review and approval process can be lengthy, expensive and uncertain and there is no guarantee of ultimate approval or clearance.

Laboratory

We have established a new laboratory in Melville, New York to be used for research purposes and the possible development of cellular-based treatment protocols. We are seeking clean room certification with regard to a newly fabricated portion of our laboratory.

As operations grow, our plans include the expansion of our laboratory to perform cellular characterization and culturing, product, protocol and stem cell-related IP development, translational research and therapeutic outcome analysis. As we develop our business and additional stem cell treatments are approved, we will seek to establish ourselves as a key provider of adult stem cells for therapies and expand to provide cells in other market areas for stem cell therapy. We may also use outside laboratories specializing in cell therapy services and manufacturing of cell products.

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Technology; Research and Development

We intend to utilize our laboratory or a third party laboratory in connection with cellular research activities. We also intend to seek to obtain cellular-based therapeutic technology licenses and increase our IP portfolio. We intend to seek to develop potential stem cell delivery systems or devices. The goal of these specialized delivery systems or devices is to deliver cells into specific areas of the body, control the rate, amount and types of cells used in a treatment, and populate these areas of the body with sufficient stem cells so that there is a successful therapeutic result.

We also intend to perform research to develop certain stem cell optimization compounds, media or “recipes” to enhance cellular growth and regeneration for the purpose of improving pre-treatment and post-treatment outcomes.

We have filed six United States patent applications with regard to three patent families.  We have been issued a United States patent with regard to one of these applications. Patent applications with regard to one patent family have been filed in five foreign jurisdictions. In addition, a Patent Cooperation Treaty, or PCT, application has been filed with regard to a second patent family. Regenerative has filed two patent applications with regard to the technology that is the subject of the license agreement between us (see “Disc/Spine Program” above).  Regenerative has been issued a patent with regard to its curved needle therapeutic delivery device. Our patent applications and those of Regenerative are currently in prosecution. A description of the patent applications and issued patents is set forth below:

Program	I.D.	Jurisdiction	Title
btrxDISC	13/132,840*	US	Methods and compositions to facilitate repair of avascular tissue
	U.S. Patent No. 9,113,950 B2**	US	Therapeutic delivery device
ThermoStem	U.S. Patent No. 9,133,438	US	Brown fat cell compositions and methods
	13/932,468	US
	13/932,544	US
	13/932,562	US
	14/163,594	US	Human metabolically active brown adipose derived stem cells
	14/255,595	US	Human brown adipose derived stem cells and uses
	PCT/US2014/034540	Patent Cooperation Treaty
	2012275335	Australia	Brown fat cell compositions and methods
	201280037995.8	China
	12743811.7	European Patent Office
	230237	Israel
	2014-519026	Japan

*Patent application filed by licensor, Regenerative Sciences, LLC
**Patent issued to licensor, Regenerative Sciences, LLC

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In March 2014, we entered into a Research and Development Agreement with Rohto Pharmaceutical Co., Ltd., or the Rohto Research Agreement, a Japanese pharmaceutical company. Pursuant to the Rohto Research Agreement, we were engaged to provide research and development services with regard to stem cells. The Rohto Research Agreement provided for an initial payment to us of $150,000 and the payment of up to an additional $100,000 subject to the satisfaction of certain milestones (which $250,000 has been earned and collected). The Rohto Research Agreement expired in June 2015.

In March 2014, we entered into the Pfizer Research Agreement, as discussed above under “Metabolic Brown Adipose (Fat) Program”.

We have secured registrations in the U.S. Patent and Trademark Office for the following trademarks:

•

•

•

•	THERMOSTEM

•	STEM PEARLS, and

•	STEM THE TIDES OF TIME.

We also have federal common law rights in the trademarks, BioRestorative Therapies, brtxDISC, and other trademarks used in the conduct of our business that are not registered.

Our success will depend in large part on our ability to develop and protect our proprietary technology. We intend to rely on a combination of patent, trade secret and know-how, copyright and trademark laws, as well as confidentiality agreements, licensing agreements, non-compete agreements and other agreements, to establish and protect our proprietary rights.  Our success will also depend upon our ability to avoid infringing upon the proprietary rights of others, for if we are judicially determined to have infringed such rights, we may be required to pay damages, alter our services, products or processes, obtain licenses or cease certain activities.  We conduct prior rights searches before launching any new product or service to put us in the best position to avoid claims of infringement.

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During the six months ended June 30, 2015 and 2014, we incurred $859,344 and $787,071, respectively, in research and development expenses. During the years ended December 31, 2014 and 2013, we incurred $1,430,614 and $1,594,054, respectively, in research and development expenses.

Cosmetic Products

brtx-C Cosmetic Program

Pursuant to our brtx-C Cosmetic Program, we have developed a human adult stem cell-derived extract that, when applied to human skin cells, significantly increases the production of collagen and fibronectin, which are proteins that are essential to combating the aging of skin. We may enter into arrangements with third party cosmetic companies or business partners with regard to the commercial distribution of anti-aging skin care products that utilize our extract as a potential principal cosmetic ingredient. No such arrangements are currently in place or under consideration.

Stem Pearls

Our wholly-owned subsidiary, Stem Pearls, LLC, offers plant derived stem cell cosmetic products. Stem Pearls, LLC has developed an initial product formulation derived from the stem cells of a rare-variety 18th century Swiss apple. Stem Pearls currently offers its products via the Internet (www.stempearls.com and www.biorestorative.com). Stem Pearls, LLC has not yet commenced widespread marketing efforts or generated any significant revenue.

Scientific Advisors

We have established a Scientific Advisory Board whose purpose is to provide advice and guidance in connection with scientific matters relating to our business. Our five Scientific Advisory Board members are Dr. Wayne Marasco, Chairman, Dr. Amit Patel, Dr. Naiyer Imam, Dr. Wayne Olan and Dr. Joy Cavagnaro. In addition, Dr. Gregory Lutz has been retained as our Chief Medical Advisor for Spine Medicine. See “Management – Scientific Advisors” for a listing of the principal positions for Drs. Marasco, Patel, Imam, Olan, Cavagnaro and Lutz.

Competition

We will compete with many pharmaceutical, biotechnology, and medical device companies, as well as other private and public stem cell companies involved in the development and commercialization of cell-based medical technologies and therapies.

Regenerative medicine is rapidly progressing, in large part through the development of cell-based therapies or devices designed to isolate cells from human tissues. Most efforts involve cell sources, such as bone marrow, adipose tissue, embryonic and fetal tissue, umbilical cord and peripheral blood and skeletal muscle.

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Companies working in the area of regenerative medicine with regard to the disc and spine include, among others, Vericel (formerly Aastrom Bioscience), Harvest Technologies, Arteriocyte, Celling Biosciences, Mesoblast, Tissue Genesis, Ember Therapeutics (recently merged with Mariel Therapeutics), Discgenics and Arthrex. Companies that are developing products and therapies to combat obesity and diabetes, including through the use of brown fat, include, among others, Pfizer, AstraZeneca, Genentech (acquired by Roche), Eli Lilly, Amgen, Ember Therapeutics/Mariel Therapeutics, Energesis Pharmaceuticals, Sanofi, Novo Nordisk, Johnson & Johnson, Novartis, GlaxoSmithKline, Bristol-Myers Squibb, Mitsubishi Tanabe Pharma, Takeda Pharmaceutical, Vivus, Arena Pharmaceuticals, Teva Pharmaceuticals, Merck, Blu Pharmaceuticals, BioTime, Merz Pharmaceuticals and Regeneron. Many of our competitors and potential competitors have substantially greater financial, technological, research and development, marketing and personnel resources than we do.  We cannot, with any accuracy, forecast when or if these companies are likely to bring their products and therapies to market in competition with those that we are pursuing.

Our cosmetic operations will compete with other companies that offer a plant derived stem cell skin care line or stem-cell derived extracts, as well as generally with cosmetic companies, many of whom have substantially greater financial, technological, research and development, marketing and personnel resources than we do.

Customers

Our cell and tissue therapeutic products are intended to be marketed to physicians, other health care professionals, hospitals, research institutions, pharmaceutical companies and the military. It is anticipated that physicians who are trained and skilled in performing spinal injections will be the physicians most likely to treat discs with injections of brtxDISC. These physicians would include interventional physiatrists (physical medicine physicians), pain management-anesthesiologists, interventional radiologists and neurosurgeons.

Our cosmetic ingredients are available to cosmetic manufacturers and distributors, and our Stem Pearls cosmetic products are available via the Internet; however, we have not yet developed marketing plans for either product line.

Governmental Regulation

U.S. Government Regulation

The health care industry is highly regulated in the United States. The federal government, through various departments and agencies, state and local governments, and private third-party accreditation organizations regulate and monitor the health care industry, associated products, and operations. The following is a general overview of the laws and regulations pertaining to our business.

FDA Regulation of Stem Cell Treatment and Products

The FDA regulates the manufacture of human stem cell treatments and associated products under the authority of the Public Health Safety Act, or PHS, and the Federal Food, Drug, and Cosmetic Act, or FDCA. Stem cells can be regulated under the FDA’s Human Cells, Tissues, and Cellular and Tissue-Based Products, or HCT/Ps, Regulations, or may also be subject to the FDA’s drug, biological product, or medical device regulations, each as discussed below.

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Human Cells, Tissues, and Cellular and Tissue-Based Products Regulation

Under Section 361 of the PHSA, the FDA issued specific regulations governing the use of HCT/Ps in humans. Pursuant to Part 1271 of Title 21 of the Code of Federal Regulations, or CFR, the FDA established a unified registration and listing system for establishments that manufacture and process HCT/Ps. The regulations also include provisions pertaining to donor eligibility determinations; current good tissue practices covering all stages of production, including harvesting, processing, manufacture, storage, labeling, packaging, and distribution; and other procedures to prevent the introduction, transmission, and spread of communicable diseases.

The HCT/P regulations strictly constrain the types of products that may be regulated solely under these regulations. Factors considered include the degree of manipulation, whether the product is intended for a homologous function, whether the product has been combined with noncellular or non-tissue components, and the product’s effect or dependence on the body’s metabolic function. In those instances where cells, tissues, and cellular and tissue-based products have been only minimally manipulated, are intended strictly for homologous use, have not been combined with noncellular or nontissue substances, and do not depend on or have any effect on the body’s metabolism, the manufacturer is only required to register with the FDA, submit a list of manufactured products, and adopt and implement procedures for the control of communicable diseases. If one or more of the above factors has been exceeded, the product would be regulated as a drug, biological product, or medical device rather than an HCT/P.

It is difficult to anticipate the likely regulatory status of the array of products and services that we may offer.   We believe that some of the adult autologous (self-derived) stem cells that will be used in our cellular therapy and biobanking products and services, including the brown adipose (fat) tissue that we intend to use in our ThermoStem Program, may be regulated by the FDA as HCT/Ps under 21 C.F.R. Part 1271. This regulation defines HCT/Ps as articles “containing or consisting of human cells or tissues that are intended for implantation, transplantation, infusion or transfer into a human recipient.” However, the FDA may disagree with this position or conclude that some or all of our stem cell therapy products or services do not meet the applicable definitions and exemptions to the regulation. If we are not regulated solely under the HCT/P provisions, we would need to expend significant resources to comply with the FDA’s broad regulatory authority under the FDCA. Recent third party litigation concerning the autologous use of a stem cell mixture to treat musculoskeletal and spinal injuries has increased the likelihood that some of our products and services are likely to be regulated as a drug or biological product and require FDA approval.  In the litigation, the FDA asserted that the defendants’ use of cultured stem cells without FDA approval is in violation of the FDCA, claiming that the defendants’ product is a drug.  The defendants asserted that their procedure is part of the practice of medicine and therefore beyond the FDA’s regulatory authority.  The District Court ruled in favor of the FDA, and in February 2014 the Circuit Court affirmed the District Court’s holding.

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If regulated solely under the FDA’s HCT/P statutory and regulatory provisions, once our laboratory in the United States becomes operational, it will need to satisfy the following requirements, among others, to process and store stem cells:

•	registration and listing of HCT/Ps with the FDA;

•	donor eligibility determinations, including donor screening and donor testing requirements;

•	current good tissue practices, specifically including requirements for the facilities, environmental controls, equipment, supplies and reagents, recovery of HCT/Ps from the patient, processing, storage, labeling and document controls, and distribution and shipment of the HCT/Ps to the laboratory, storage, or other facility;

•	tracking and traceability of HCT/Ps and equipment, supplies, and reagents used in the manufacture of HCT/Ps;

•	adverse event reporting;

•	FDA inspection;

•	importation of HCT/Ps; and

•	abiding by any FDA order of retention, recall, destruction, and cessation of manufacturing of HCT/Ps.

Non-reproductive HCT/Ps and non-peripheral blood stem/progenitor cells that are offered for import into the United States and regulated solely under Section 361 of the PHSA must also satisfy the requirements under 21 C.F.R. § 1271.420. Section 1271.420 requires that the importer of record of HCT/Ps offered for import must notify the appropriate FDA official prior to, or at the time of, importation and provide sufficient information for the FDA to make an admissibility decision. In addition, the importer must hold the HCT/P intact and under conditions necessary to prevent transmission of communicable disease until an admissibility decision is made by the FDA.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions including public warning letters, fines, consent decrees, orders of retention, recall or destruction of product, orders to cease manufacturing, and criminal prosecution. If any of these events were to occur, it could materially adversely affect us.

To the extent that our cellular therapy activities are limited to developing products and services outside the United States, as described in detail below, the products and services would not be subject to FDA regulation, but will be subject to the applicable requirements of the foreign jurisdiction. We intend to comply with all applicable foreign governmental requirements.

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Drug and Biological Product Regulation

An HCT/P product that does not meet the criteria for being solely regulated under Section 361 of the PHSA will be regulated as a drug, device or biological product under the FDCA and/or Section 351 of the PHSA, and applicable FDA regulations. The FDA has broad regulatory authority over drugs and biologics marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, effectiveness, labeling, storage, recordkeeping, promotion, distribution, and production of drugs and biological products. The FDA also regulates the export of drugs and biological products manufactured in the United States to international markets.

For products that are regulated as drugs, an investigational new drug, or IND, application and an approved new drug application, or NDA, are required before marketing and sale in the United States pursuant to the requirements of 21 C.F.R. Parts 312 and 314, respectively. An IND application notifies the FDA of prospective clinical testing and allows the test product to be shipped in interstate commerce. Approval of a NDA requires a showing that the drug is safe and effective for its intended use and that the methods, facilities, and controls used for the manufacturing, processing, and packaging of the drug are adequate to preserve its identity, strength, quality, and purity. If regulated as a biologic, the product must be subject to an IND to conduct clinical trials and a manufacturer must obtain an approved biologics license application, or BLA, before introducing a product into interstate commerce. To obtain a BLA, a manufacturer must show that the proposed product is safe, pure, and potent and that the facility in which the product is manufactured, processed, packed, or held meets established quality control standards.

Drug and biological products must also comply with applicable registration, product listing, and adverse event reporting requirements as well as the FDA’s general prohibition against misbranding and adulteration.  Additionally, the FDA actively enforces regulations prohibiting marketing and promotion of drugs and biologics for indications or uses that have not been approved by the FDA (i.e., “off label” promotion).

In the event that the FDA does not regulate our services in the United States solely under the HCT/P regulation, our products and activities could be regulated as drug or biological products under the FDCA. If regulated as drug or biological products, we will need to expend significant resources to ensure regulatory compliance.  If an IND and NDA or BLA are required for any of our products, there is no assurance as to whether or when we will receive FDA approval of the product. The process of designing, conducting, compiling and submitting the non-clinical and clinical studies required for NDA or BLA approval is time-consuming, expensive and unpredictable. The process can take many years, depending on the product and the FDA’s requirements.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

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Medical Device Regulation

The FDA also has broad authority over the regulation of medical devices marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution, and production of medical devices. The FDA also regulates the export of medical devices manufactured in the United States to international markets.

Under the FDCA, medical devices are classified into one of three classes - Class I, Class II, or Class III, depending upon the degree of risk associated with the medical device and the extent of control needed to ensure safety and effectiveness. Class I devices are subject to the lowest degree of regulatory scrutiny because they are considered low risk devices and need only comply with the FDA’s General Controls. The General Controls include compliance with the registration, listing, adverse event reporting requirements, and applicable portions of the Quality System Regulation as well as the general misbranding and adulteration prohibitions.

Class II devices are subject to the General Controls as well as certain Special Controls such as 510(k) premarket notification. Class III devices are subject to the highest degree of regulatory scrutiny and typically include life supporting and life sustaining devices and implants. They are subject to the General Controls and Special Controls that include a premarket approval application, or PMA. “New” devices are automatically regulated as Class III devices unless they are shown to be low risk, in which case they may be subject to de novo review to be moved to Class I or Class II. Clinical research of an investigational device is regulated under the investigational device exemption, or IDE, regulations of 21 C.F.R. Part 812. Nonsignificant risk devices are subject to abbreviated requirements that do not require a submission to the FDA but must have Institutional Review Board (IRB) approval and comply with other requirements pertaining to informed consent, labeling, recordkeeping, reporting, and monitoring. Significant risk devices require the submission of an IDE application to the FDA and the FDA’s approval of the IDE application.

The FDA premarket clearance and approval process can be lengthy, expensive and uncertain.   It generally takes three to twelve months from submission to obtain 510(k) premarket clearance, although it may take longer.  Approval of a PMA could take one to four years, or more, from the time the application is submitted and there is no guarantee of ultimate clearance or approval.  Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA.   Additionally, the FDA actively enforces regulations prohibiting marketing and promotion of devices for indications or uses that have not been cleared or approved by the FDA. In addition, modifications or enhancements of products that could affect the safety or effectiveness or effect a major change in the intended use of a device that was either cleared through the 510(k) process or approved through the PMA process may require further FDA review through new 510(k) or PMA submissions.

In the event we develop processes, products or services which qualify as medical devices subject to FDA regulation, we intend to comply with such regulations. If the FDA determines that our products are regulated as medical devices and we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, application integrity proceedings, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

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Current Good Manufacturing Practices and other FDA Regulations of Cellular Therapy Products

Products that fall outside of the HCT/P regulations and are regulated as drugs, biological products, or devices must comply with applicable good manufacturing practice regulations. The current Good Manufacturing Practices, or cGMPs, regulations for drug products are found in 21 C.F.R. Parts 210 and 211; the General Biological Product Standards for biological products are found in 21 C.F.R. Part 610; and the Quality System Regulation for medical devices are found in 21 C.F.R. Part 820. These cGMPs and quality standards are designed to ensure the products that are processed at a facility meet the FDA’s applicable requirements for identity, strength, quality, sterility, purity, and safety.  In the event that our domestic United States operations are subject to the FDA’s drug, biological product, or device regulations, we intend to comply with the applicable cGMPs and quality regulations.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

Good Laboratory Practices

The FDA prescribes good laboratory practices, or GLPs, for conducting nonclinical laboratory studies that support applications for research or marketing permits for products regulated by the FDA. These regulations are published in Part 58 of Title 21 of the C.F.R. GLPs are intended to assure the quality and integrity of the safety data filed in research and marketing permits. GLPs provide requirements for organization, personnel, facilities, equipment, testing facilities operation, test and control articles, protocol for nonclinical laboratory study, records, reports, and disqualification by the FDA.  To the extent that we are required to, or the above regulation applies, we intend that our domestic laboratory activities will comply with GLPs.

Promotion of Foreign-Based Cellular Therapy Treatment—“Medical Tourism”

We may establish, or license technology to third parties in connection with their establishment of, adult stem cell therapy facilities outside the United States.  We also intend to work with hospitals and physicians to make the stem cell-based therapies available for patients who travel outside the United States for treatment. “Medical tourism” is defined as the practice of traveling across international borders to obtain health care. We intend to market our treatment services on the Internet and at trade shows to physicians and other health care professionals, skin care professionals, and beauty product distributors.

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The Federal Trade Commission, or the FTC, has the authority to regulate and police advertising of medical treatments, procedures, and regimens in the United States under the Federal Trade Commission Act, or the FTCA. Under Sections 5(a) and 12 of the FTCA (15 U.S.C. §§45(a) and 52), the FTC has regulatory authority to prevent unfair and deceptive practices and false advertising. Specifically, the FTC requires advertisers and promoters to have a reasonable basis to substantiate and support claims. The FTC has many enforcement powers, one of which is the power to order disgorgement by promoters deemed in violation of the FTCA of any profits made from the promoted business and can order injunctions from further violative promotion.  Advertising that we may utilize in connection with our medical tourism operations will be subject to FTC regulatory authority, and we intend to comply with such regulatory régime. Similar laws and requirements are likely to exist in other countries and we intend to comply with such requirements.

Cosmetic and Skin Care Regulation

We may seek to continue our development of a human adult stem cell-derived extract for use in anti-aging skin care products and offer skin care cosmetic products derived from plant stem cells. We have established Stem Pearls, LLC to develop and market plant-derived stem cell cosmetic products in the United States and abroad.

Depending upon product claims and formulation, skin care products may be regulated as cosmetics, drugs, devices, or combination cosmetics and drugs. We intend to only market cosmetic skin care products. The FDA has authority to regulate cosmetics marketed in the United States under the FDCA and the Fair Packaging and Labeling Act, or the FPLA, and its implementing regulations. The FTC regulates the advertising of cosmetics under the FTCA.

The FDCA prohibits the marketing of adulterated and misbranded cosmetics. Cosmetic ingredients must also comply with the FDA’s ingredient, quality and labeling requirements and the FTC’s requirements pertaining to truthful and non-misleading advertising. Cosmetic products and ingredients, with the exception of color additives, are not required to have FDA premarket approval. Manufacturers of cosmetics are also not required to register their establishments, file data on ingredients, or report cosmetic-related injuries to the FDA.

Stem Pearls, LLC, our cosmetics subsidiary, will be responsible for substantiating the safety and product claims of the cosmetic products and ingredients before marketing. Separately, we may enter into arrangements with third party cosmetic companies or business partners with regard to the commercial development and distribution of anti-aging skin care products that use our human adult stem cell-derived extract as a potential principal cosmetic ingredient.

The FDA or the FTC may disagree with our characterization of one or more of the skin care products as a cosmetic or the product claims. This could result in a variety of enforcement actions which could require the reformulation or relabeling of our products, the submission of information in support of the product claims or the safety and effectiveness of our products, or more punitive action, all of which could have a material adverse effect on our business. If the FDA determines we have failed to comply with applicable requirements under the FDCA or FPLA, it can impose a variety of enforcement actions from public warning letters, injunctions, consent decrees and civil penalties to seizure of our products, total or partial shutdown of our production, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us. If the FTC determines we have failed to substantiate our claims, it can pursue a variety of actions including disgorgement of profits, injunction from further violative conduct, and consent decrees.

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Some types of skin-care products are regulated as both cosmetics and drugs under the FDCA. Examples of drug-cosmetic combination products are facial moisturizers that contain sunscreen and skin protectant hand lotions. Products that are both cosmetics and drugs because of ingredients or intended use must satisfy the regulatory requirements for both cosmetics and drugs. The drug requirements typically include FDA premarket approval under an NDA or an abbreviated new drug application, or ANDA, or, for over-the-counter products, implicit approval through conformance with the applicable FDA final regulation (also known as an over-the-counter drug monograph) that specifies the conditions that must be met for the drug to be generally recognized as safe and effective.  Over-the-counter drug products that do not meet the applicable FDA regulation require FDA approval under an NDA or ANDA prior to over-the-counter sale.

At present, we do not anticipate any of the products marketed as Stem Pearls will be regulated as a combination cosmetic and drug or solely as a drug or device. However, the FDA may disagree with such a determination which could result in a variety of enforcement actions and significant additional expenditure to comply with all FDA regulations applicable to such products.

With regard to the human adult stem cell-derived extract, at present we envision our role as being limited to that of an ingredient supplier and having no role in the development of the final consumer products.

Domestic State and Local Government Regulation

Some states and local governments in the United States regulate stem cell collection, processing, and administration facilities and require these facilities to obtain specific licenses. Florida law requires that clinical laboratories obtain a license, and such laboratories are subject to inspection. Some states, such as New York and Maryland, require licensure of out-of-state facilities that process cell, tissue and/or blood samples of residents of those states. To the extent we are required to seek other state licensure, we will obtain the applicable state licensures for our laboratory and treatment centers and comply with the current and any new licensing laws that become applicable in the future. There may also be applicable state and local requirements that apply to the labeling, operation, sale, and distribution of our skin care products, our stem cell therapy products, or any related services we may provide. To the extent additional state or local laws apply, we intend to comply with them.

Federal Regulation of Clinical Laboratories

Congress passed the Clinical Laboratory Improvement Amendments, or CLIA, in 1988, which provided the Centers for Medicare and Medicaid Services, or CMS, authority over all laboratory testing, except research, that is performed on humans in the United States. The Division of Laboratory Services, within the Survey and Certification Group, under the Center for Medicaid and State Operations, or CMSO, has the responsibility for implementing the CLIA program.

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The CLIA program is designed to establish quality laboratory testing by ensuring the accuracy, reliability, and timeliness of patient test results. Under CLIA, a laboratory is a facility that does laboratory testing on specimens derived from humans and used to provide information for the diagnosis, prevention, treatment of disease, or impairment of, or assessment of health. Laboratories that handle stem cells and other biologic matter are, therefore, included under the CLIA program. Under the CLIA program, laboratories must be certified by the government, satisfy governmental quality and personnel standards, undergo proficiency testing, be subject to inspections, and pay fees. The failure to comply with CLIA standards could result in suspension, revocation, or limitation of a laboratory’s CLIA certificate. In addition, fines or criminal penalties could also be levied. To the extent that our business activities require CLIA certification, we intend to obtain and maintain such certification.

Health Insurance Portability and Accountability Act—Protection of Patient Health Information

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, included the Administrative Simplification provisions that required the Secretary of the Department of Health and Human Services, or HHS, to adopt regulations for the electronic exchange, privacy, and security of  individually identifiable health information that HIPAA protects (called "protected health information").  HHS published the Standards for Privacy of Individually Identifiable Health Information, or the Privacy Rule, and the Security Standards for the Protection of Electronic Protected Health Information, or the Security Rule, to protect the privacy and security of protected health information. The Privacy Rule specifies the required, permitted and prohibited uses and disclosures of an individual’s protected health information by health plans, health care clearinghouses, and any health care provider that transmits health information in electronic format (referred to as covered entities).  The Security Rule establishes a national security standard for safeguarding protected health information that is held or transferred in electronic form (referred to as electronic protected health information). The Security Rule addresses the technical and non-technical safeguards that covered entities must implement to secure individuals’ electronic protected health information.

In addition to covered entities, the Health Information Technology for Economic and Clinical Health Act, or the HITECH Act, made certain provisions of the Security Rule, as well as the additional requirements the HITECH Act imposed that relate to security or privacy and that are imposed on covered entities, directly applicable as a matter of law to individuals and entities that perform permitted functions on behalf of covered entities when those functions involve the use or disclosure of protected health information.  These individuals and entities are called "business associates."  Covered entities are required to enter into a contract with business associates, called a "business associate agreement," that also imposes many of the Privacy Rule requirements on business associates as a matter of contract.

Regulations implementing the majority of the requirements created by the HITECH Act were issued in January 2013 (we refer to these regulations as the Final Rule). Among other things, the Final Rule broadened the definition of “business associate” to include subcontractors. As a result, a subcontractor who performs tasks involving the use or disclosure of protected health information on behalf of a business associate must likewise comply with the same obligations as the business associate.

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The HITECH Act also established notification requirements in the event that a breach of the protected health information occurs at a covered entity or business associate. These notification obligations mandate that each affected individual whose protected health information was impermissibly accessed receive written notification mailed to his residence of record and that the Secretary of HHS and potentially the media also be notified. HHS, through its Office for Civil Rights, investigates breach reports and determines whether administrative or technical modifications are required and whether civil or criminal sanctions should be imposed. Companies failing to comply with HIPAA and the implementing regulations may also be subject to civil money penalties or in the case of knowing violations, potential criminal penalties, including monetary fines, imprisonment, or both. In some cases, the State Attorneys General may seek enforcement and appropriate sanctions in federal court.

To the extent that we are a covered entity or a business associate of a covered entity, we must comply with HIPAA and the implementing regulations.  We must also comply with other additional federal or state privacy laws and regulations that may apply to certain diagnoses, such as HIV/AIDS, to the extent that they apply to us.

Other Applicable U.S. Laws

In addition to the above-described regulation by United States federal and state government, the following are other federal and state laws and regulations that could directly or indirectly affect our ability to operate the business:

•	state and local licensure, registration, and regulation of the development of pharmaceuticals and biologics;

•	state and local licensure of medical professionals;

•	state statutes and regulations related to the corporate practice of medicine;

•	laws and regulations administered by U.S. Customs and Border Protection related to the importation of biological material into the United States;

•	other laws and regulations administered by the FDA;

•	other laws and regulations administered by HHS;

•	state and local laws and regulations governing human subject research and clinical trials;

•	the federal physician self-referral prohibition, also known as Stark Law, and any state equivalents to Stark Law;

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•	the federal Anti-Kickback Law and any state equivalent statutes and regulations;

•	federal and state coverage and reimbursement laws and regulations;

•	state and local laws and regulations for the disposal and handling of medical waste and biohazardous material;

•	Occupational Safety and Health, or OSHA, regulations and requirements;

•	the Intermediate Sanctions rules of the IRS providing for potential financial sanctions with respect to “Excess Benefit Transactions” with tax-exempt organizations;

•	the Physician Payments Sunshine Act (in the event that our products are classified as drugs, biologics, devices or medical supplies and are reimbursed by Medicare, Medicaid or the Children’s Health Insurance Program); and

•	state and other federal laws addressing the privacy of health information.

Foreign Government Regulation

In general, we will need to comply with the government regulations of each individual country in which our therapy centers are located and products are to be distributed and sold. These regulations vary in complexity and can be as stringent, and on occasion even more stringent, than FDA regulations in the United States. Due to the fact that there are new and emerging cell therapy and cell banking regulations that have recently been drafted and/or implemented in various countries around the world, the application and subsequent implementation of these new and emerging regulations have little to no precedence. Therefore, the level of complexity and stringency is not always precisely understood today for each country, creating greater uncertainty for the international regulatory process. Furthermore, government regulations can change with little to no notice and may result in up-regulation of our product(s), thereby creating a greater regulatory burden for our cell processing and cell banking technology products. We have not yet thoroughly explored the applicable laws and regulations that we will need to comply with in foreign jurisdictions. It is possible that we may not be permitted to expand our business into one or more foreign jurisdictions.

We do not have any definitive plans or arrangements with respect to the establishment by us of stem cell therapy clinics in any country. We intend to explore any such opportunities as they arise.

Offices

Our principal executive offices and laboratory are located at 40 Marcus Drive, Melville, New York. We occupy 6,800 square feet of space at the premises pursuant to a lease that was entered into in August 2014 and provides for a term of 63 months from the commencement date (as defined in the lease); we have an option to extend the term of the lease for five years. The lease provides for an annual base rental during the initial term ranging between $132,600 and $149,260. Our premises are suitable and adequate for our current operations.

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Employees

We currently have ten employees all of whom are full-time employees. We believe that our employee relations are good.

MANAGEMENT

Directors and Executive Officers

Information regarding our directors and executive officers is set forth below. Each of our officers devotes his or her full business time in providing services on our behalf.

Name	Age	Positions Held
Mark Weinreb	62	Chief Executive Officer, President and Chairman of the Board
Edward L. Field	50	President, Disc/Spine Division
Francisco Silva	40	Vice President of Research and Development
Mandy D. Clyde	33	Vice President of Operations and Secretary
A. Jeffrey Radov	63	Director
Charles S. Ryan	51	Director
Paul Jude Tonna	57	Director

Mark Weinreb

Mark Weinreb has served as our Chief Executive Officer since October 2010, as our President since February 2012 and as our Chairman of the Board since April 2011. From February 2003 to October 2009, Mr. Weinreb served as President of NeoStem, Inc., a public international biopharmaceutical company engaged in, among other things, adult stem cell-related operations. From October 2009 to October 2010, he was subject to a non-competition agreement with NeoStem and was not engaged in business. Mr. Weinreb also served as Chief Executive Officer and Chairman of the Board of Directors of NeoStem from February 2003 to June 2006. In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories. He became the laboratory administrator in 1978 and then an owner and the laboratory’s Chief Operating Officer in 1982. In such capacity, he oversaw all technical and business facets, including finance and laboratory science technology. Mr. Weinreb left Bio Health Laboratories in 1989 when the business was sold. In 1992, Mr. Weinreb founded Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries and became Chairman and Chief Executive Officer of such entity. Big City Bagels went public in 1995, and in 1999 Mr. Weinreb redirected the company and completed a merger with an Internet service provider. From 2000 to 2002, Mr. Weinreb served as Chief Executive Officer of Jestertek, Inc. (now known as Gesturetek, Inc.), a software development company pioneering gesture recognition and control using advanced interactive proprietary video technology. Mr. Weinreb received a Bachelor of Arts degree from Northwestern University and a Master of Science degree in Medical Biology from C.W. Post, Long Island University. We believe that Mr. Weinreb’s executive-level management experience, his extensive experience in the adult stem cell sector and his service on our Board since October 2010 give him the qualifications and skills to serve as one of our directors.

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Edward L. Field

Edward L. Field has served as President of our Disc/Spine Division since February 2015. Mr. Field served as Chief Operating Officer of Cytomedix, Inc. (now known as Nuo Therapeutics, Inc.), a regenerative therapies marketing and development company, from February 2012 to June 2014. From November 2004 to March 2010, Mr. Field served as President and Chief Operating Officer of Aldagen, Inc., a biotechnology company acquired by Cytomedix. From March 2010 to November 2010, he served as Aldagen’s Chief Business Officer. From November 2010 to February 2012, Mr. Field served as Aldagen’s Chief Operating Officer. From 2002 to September 2004, Mr. Field was President and Chief Executive Officer of Inologic, Inc., a biopharmaceutical company. From 1999 to 2002, he was President of Molecumetics, Ltd., a drug discovery and development subsidiary of Tredegar Corporation, until its merger with Therics, LLC, a regenerative medicine company. Mr. Field received a Master of Business Administration degree from the University of Virginia’s Darden School of Business Administration and a Bachelor of Arts degree in Economics from Duke University.

Francisco Silva

Francisco Silva has served as our Vice President of Research and Development since March 2013, having also previously served in such position from April 2011 until March 2012. He served as our Research Scientist from March 2012 to June 2012 and as our Chief Scientist from June 2012 to March 2013. From 2007 to 2011, Mr. Silva served as Chief Executive Officer of DV Biologics LLC, and as President of DaVinci Biosciences, LLC, companies engaged in the commercialization of human based biologics for both research and therapeutic applications. From 2003 to 2007, Mr. Silva served as Vice President of Research and Development for PrimeGen Biotech LLC, a company engaged in the development of cell based platforms. From 2002 to 2003, he was a Research Scientist with PrimeGen Biotech and was responsible for the development of experimental designs that focused on germ line reprogramming stem cell platforms. Mr. Silva has taught courses in biology, anatomy and advanced tissue culture at California State Polytechnic University. He has obtained a number of patents relating to stem cells and has had numerous articles published with regard to stem cell research. Mr. Silva graduated from California State Polytechnic University with a degree in Biology. He also obtained a Graduate Presidential Fellowship and MBRS Fellowship from California State Polytechnic University.

Mandy D. Clyde

Mandy D. Clyde has been our Vice President of Operations since August 2009.  She has served as our Secretary since December 2010 and served on our Board from September 2010 to April 2011. From 2006 to 2009, Ms. Clyde served as Educational Envoy and then CME/CE Coordinator for Professional Resources in Management Education, an accredited provider of continuing medical education.  She conducted needs assessments nationally to determine in which areas clinicians most needed current education.  She also oversaw onsite educational meetings and analyzed data for outcomes reporting.  From 2005 to 2006, Ms. Clyde served as surgical coordinator for Eye Surgery Associates and the Rand Eye Institute, two prominent physician practices in Florida.  Ms. Clyde has experience in medical editing for educational programs and is a published author of advanced scientific and clinical content on topics including Alzheimer’s disease, breast cancer, sleep apnea and adult learning.  She received a degree in Biology from Mercyhurst College.

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A. Jeffrey Radov

A. Jeffrey Radov became a member of our Board and Chair of our Audit Committee in April 2011. Mr. Radov is an entrepreneur and businessman with 35 years of experience in media, communications and financial endeavors. Since 2002, he has served as the Managing Partner of Walworth Group, which provides consulting and advisory services to a variety of businesses, including hedge funds, media, entertainment and Internet companies, financial services firms and early stage ventures. Mr. Radov is also an advisor to GeekVentures, LLC, an incubator for technology startups in Israel. From 2008 to 2010, Mr. Radov was a Principal and Chief Operating Officer at Aldebaran Investments, LLC, a registered investment advisor. From 2005 to 2008, Mr. Radov was Chief Operating Officer at EagleRock Capital Management, a group of hedge funds. Prior to joining EagleRock, Mr. Radov was a founding investor in and Board member of Edusoft, Inc., an educational software company. From 2001 to 2002, Mr. Radov was a Founder-in-Residence at SAS Investors, an early-stage venture fund. From 1999 to 2001, Mr. Radov was CEO and co-founder of VocaLoca, Inc., an innovator in consumer-generated audio content on the Internet. Mr. Radov was a founding executive of About.Com, Inc., an online information source, and was its EVP of Business Development and Chief Financial Officer from its inception. In 1996, prior to founding About.Com, Mr. Radov was a Director at Prodigy Systems Company, a joint venture of IBM and Sears. Mr. Radov was also a principal in the management of a series of public limited partnerships that invested in the production and distribution of more than 130 major motion pictures. From 1982 to 1984, Mr. Radov was the Director of Finance at Rainbow Programming Enterprises, a joint venture among Cablevision Systems Corporation, Cox Broadcasting and Daniels & Associates. From 1977 to 1981, Mr. Radov was Director of Marketing at Winklevoss & Associates. Mr. Radov earned a Masters of Business Administration from The Wharton School of the University of Pennsylvania and holds a Bachelor of Arts degree from Cornell University. We believe that Mr. Radov’s executive-level management experience and his extensive experience in the finance industry give him the qualifications and skills to serve as one of our directors.

Charles S. Ryan

Dr. Charles S. Ryan became a member of our Board in April 2015. Since March 2015, Dr. Ryan has served as Vice President, General Counsel of Cold Spring Harbor Laboratory, or CHS Laboratory, a not-for-profit research and education institution at the forefront of molecular biology and genetics, with research programs focusing on cancer, neuroscience, plant biology, genomics and quantitative biology. From 2003 to 2014, he served as Senior Vice President and Chief Intellectual Property Counsel at Forest Laboratories, Inc., a New York Stock Exchange company that developed and marketed pharmaceutical products in a variety of therapeutic categories including central nervous system, cardiovascular, anti-infective, respiratory, gastrointestinal, and pain management medicine. Dr. Ryan has over 20 years experience in managing all aspects of intellectual property litigation, conducting due diligence investigations and prosecuting patent and trademark applications in the pharmaceutical and biotechnology industries. He also serves as director of Applied DNA Sciences, Inc., a company that uses biotechnology as a forensic foundation in creating unique security solutions addressing the challenges of modern commerce. Dr. Ryan earned a doctorate in Oral Biology and Pathology from Stony Brook University and a law degree from Western New England University. We believe that Dr. Ryan’s executive-level management and legal experience, including his service as Senior Vice President and Chief Intellectual Property Counsel at Forest Laboratories and Vice President, General Counsel at CSH Laboratory, give him the qualifications and skills to serve as one of our directors.

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Paul Jude Tonna

Paul Jude Tonna became a member of our Board and Chair of our Compensation Committee in June 2014. Mr. Tonna is a highly regarded community leader and an accomplished businessman with an extensive history of public service. From 1994 to 2005 he served as a Suffolk County, New York Legislator, and from 2000 through 2002 was its Presiding Officer. He currently serves as Executive Director and a member of the Board of Advisors for The Energeia Partnership at Molloy College, a leadership academy based in Rockville Centre, New York, dedicated to identifying and addressing the serious, complex and multi-dimensional issues challenging the Long Island region. Mr. Tonna is a former Adjunct Professor in Theology & Religious Studies at St. John’s University. He served as Chairman of the Suffolk County Industrial Development Agency, and currently serves as Trustee of the Long Island State Parks & Recreation Commission and as Public Trustee of the Stationary Engineers Industry Stabilization Fund. Mr. Tonna is a board member of The Advanced Energy Research & Technology Center at Stony Brook University, The Long Island Index Advisory Board and Erase Racism’s College of Advisors. He also serves as the Executive Director of the Suffolk County Village Officials Association and the United States Green Building Council-Long Island Chapter. Mr. Tonna is a founding director of Empire National Bank and Chairman and Commissioner of the South Huntington Water District. Mr. Tonna holds an undergraduate degree in Philosophy from New York University and a Master’s degree in Theology from Immaculate Conception Seminary, and he conducted doctoral studies in Systemic Theology at Fordham University. We believe that Mr. Tonna’s executive-level management experience and his extensive experience in the Long Island community give him the qualifications and skills to serve as one of our directors.

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Scientific Advisors

Scientific Advisory Board

The following persons are the members of our Scientific Advisory Board:

Name	Principal Positions

Wayne Marasco, M.D., Ph.D. Chairman	Professor, Department of Cancer Immunology & AIDS, Dana-Farber Cancer Institute; Professor of Medicine, Harvard Medical School; Principal Faculty Member, Harvard Stem Cell Institute

Amit Patel, M.D.	Associate Professor, Division of Cardiothoracic Surgery, University of Utah School of Medicine; Director of Clinical Regenerative Medicine and Tissue Engineering, University of Utah

Naiyer Imam, M.D.	Chairman and President, Advanced Medical Initiatives, LLC, doing business as First Medicine

Wayne J. Olan, M.D.	Director, Endovascular and Minimally Invasive Image Guided Neurosurgery; Associate Professor, Neurosurgery and Radiology, George Washington University Medical Center; Consulting Physician, Department of Radiology, National Institutes of Health

Joy Cavagnaro, Ph.D., DABT, RAC	President and Founder, Access BIO, L.C.; Fellow, Academy of Toxicological Sciences and the Regulatory Professional Society; Formerly Senior Pharmacologist and Director of Quality Assurance, Food and Drug Administration’s Center for Biologics Evaluation and Research

Chief Medical Advisor for Spine Medicine

Gregory E. Lutz, M.D. serves as our Chief Medical Advisor for Spine Medicine. Dr. Lutz is Associate Professor of Clinical Rehabilitation Medicine, Weill Medical College of Cornell. He is the Physiatrist-in-Chief Emeritus for Hospital for Special Surgery, or HSS, and is a member of its board of trustees. Dr. Lutz is also consulting physician to the National Hockey League Players’ Association. He has been in practice at HSS since 1993. In 1997, Dr. Lutz established the Physiatry Department at HSS and became Physiatrist-in-Chief.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

We have a classified Board of Directors. The directors will hold office until the respective annual meetings of stockholders indicated below and until their respective successors are elected and qualified or until their earlier resignation or removal.

Name	Class	Term Expires

Mark Weinreb	III	2017
A. Jeffrey Radov	III	2017
Charles S. Ryan	I	2015
Paul Jude Tonna	II	2016

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Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2014 and 2013 by our (i) principal executive officer, and (ii) all other executive officers, other than our principal executive officer, whose total compensation for the 2014 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the Named Executive Officers):

Name and Principal		Salary				Bonus				Option Awards		All Other Compensation				Total
Position	Year	Earned		Waived		Earned		Waived		Earned		Earned		Waived		Earned		Waived
Mark Weinreb,	2014	$450,000	(1)	$-		$225,000	(3)	$-		$1,097,000	(4)	$34,400	(1)	$-		$1,806,400	(1)	$-
Chief Executive Officer	2013	$360,000	(2)	$240,000	(2)	$-	(3)	$300,000	(3)	$50,550	(4)	$14,400	(2)	$25,000	(2)	$424,950		$565,000	(2)
Francisco Silva,	2014	$230,000		$-		$25,000		$-		$283,558	(4)	$-		$-		$538,558		$-
VP of Research and Development	2013	$230,000		$-		$-		$-		$20,220	(4)	$-		$-		$250,220		$-
Mandy Clyde,	2014	$118,000		$-		$-		$-		$86,825	(4)	$-		$-		$204,825		$-
VP of Operations	2013	$118,000		$-		$-		$-		$16,176	(4)	$-		$-		$134,176		$-

(1)	Of the aggregate $1,806,400 earned during 2014, $1,097,000 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $709,400 earned cash compensation, $135,122 and $219,623 were paid in cash during 2014 and 2015 (prior to the date of this prospectus), respectively, and $354,656 remains unpaid. All Other Compensation represents $14,400 of automobile allowance paid to, and $20,000 of unpaid vacation for, Mr. Weinreb in 2014.

(2)	Of the aggregate $989,950 payable for services rendered during 2013, (a) $240,000, $300,000 and $25,000 in salary, bonus and unpaid vacation, respectively, were waived by Mr. Weinreb and (b) $50,550 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $374,400 earned cash compensation, $14,400 and $360,000 were paid in cash during 2013 and 2014, respectively, and none remains unpaid. All Other Compensation-Earned represents the automobile allowance paid to Mr. Weinreb in 2013.

(3)	Pursuant to Mr. Weinreb’s employment agreement with us, he earned a bonus for 2013 and 2014 equal to 50% of his annual salary. See “Employment Agreement” below. Mr. Weinreb waived his entitlement to receive a bonus for 2013.

(4)	The amounts reported in these columns represent the grant date fair value of the option awards granted during the years ended December 31, 2014 and 2013, calculated in accordance with FASB ASC Topic 718. For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders’ Deficiency in the notes that accompany our consolidated financial statements.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2014 to the Named Executive Officers:

	Option Awards							Stock Awards
											Equity
											incentive
											plan
										Equity	awards:
										incentive	Market or
				Equity						plan	payout
				incentive						awards:	value of
				plan awards:						Number of	unearned
	Number of	Number of		Number of				Number	Market	unearned	shares,
	securities	securities		securities				of shares	value of	shares,	units or
	underlying	underlying		underlying				or units of	shares of	units or	other
	unexercised	unexercised		unexercised		Option	Option	stock that	units	other rights	rights
	options	options		unearned		exercise	expiration	have not	that have	that have	that have
Name	exercisable	unexercisable		options		price	date	vested	not vested	not vested	not vested
Mark Weinreb	4,000	-		-		$10.00	12/14/2020	-	$-	-	$-

Mark Weinreb	50,000	-		-		$21.00	2/10/2022	-	$-	-	$-

Mark Weinreb	20,000	-		-		$30.00	12/7/2022	-	$-	-	$-

Mark Weinreb	12,500	-		-		$12.00	10/4/2023	-	$-	-	$-

Mark Weinreb	16,667	33,333	(1)	-		$13.00	2/18/2024	-	$-	-	$-

Mark Weinreb	-	150,000	(2)	-		$6.60	10/23/2024	-	$-	-	$-

Francisco Silva	4,000	-		-		$10.00	4/4/2021	-	$-	-	$-

Francisco Silva	150	-		-		$25.00	6/23/2021	-	$-	-	$-

Francisco Silva	1,000	-		-		$20.00	11/16/2021	-	$-	-	$-

Francisco Silva	2,000	-		-		$21.00	2/10/2022	-	$-	-	$-

Francisco Silva	4,000	500	(3)	3,000	(4)	$28.00	5/2/2022	-	$-	-	$-

Francisco Silva	4,000	-		-		$30.00	12/7/2022	-	$-	-	$-

Francisco Silva	5,000	-		-		$12.00	10/4/2023	-	$-	-	$-

Francisco Silva	4,167	8,333	(5)	-		$13.00	2/18/2024	-	$-	-	$-

Francisco Silva	2,000	-		-		$10.60	3/12/2024	-	$-	-	$-

Francisco Silva	-	37,500	(6)	-		$6.60	10/23/2024	-	$-	-	$-

Mandy Clyde	4,000	-		-		$10.00	12/14/2020	-	$-	-	$-

Mandy Clyde	300	-		-		$20.00	4/20/2021	-	$-	-	$-

Mandy Clyde	1,500	-		-		$21.00	2/9/2022	-	$-	-	$-

Mandy Clyde	2,500	-		-		$30.00	12/7/2022	-	$-	-	$-

Mandy Clyde	4,000	-		-		$12.00	10/4/2023	-	$-	-	$-

Mandy Clyde	2,084	4,166	(7)	-		$13.00	2/18/2024	-	$-	-	$-

Mandy Clyde	-	10,000	(8)	-		$6.60	10/23/2024	-	$-	-	$-

(1)	Option is exercisable to the extent of 16,667 shares effective as of February 18, 2015 and of 16,666 shares as of February 18, 2016.

(2)	Option is exercisable to the extent of 50,000 shares effective as of each of October 23, 2015, October 23, 2016 and October 23, 2017.

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(3)	Option is exercisable effective as of May 3, 2015.

(4)	Options are exercisable commencing on the date (provided that such date is during Mr. Silva’s employment with us), if any, on which either (i) the FDA approves a biologics license application made by us with respect to any biologic product or (ii) a 510(k) Premarket Notification submission is made by us to the FDA with respect to a certain device.

(5)	Option is exercisable to the extent of 4,167 shares effective as of February 18, 2015 and 4,166 shares as of February 18, 2016.

(6)	Option is exercisable to the extent of 12,500 shares effective as of each of October 23, 2015, October 23, 2016 and October 23, 2017.

(7)	Option is exercisable to the extent of 2,083 shares effective as of each of February 18, 2015 and February 18, 2016.

(8)	Option is exercisable to the extent of 3,334 shares effective as of October 23, 2015 and 3,333 shares effective as of each of October 23, 2016 and October 23, 2017.

Employment Agreements

In March 2015, we entered into an employment agreement with Mark Weinreb, our Chief Executive Officer. Pursuant to the employment agreement, which expires on December 31, 2017, Mr. Weinreb is entitled to receive a salary of $400,000 per annum. Mr. Weinreb is entitled to receive an annual bonus for 2015 equal to 50% of his annual base salary and an annual bonus for the years 2016 and 2017 equal to 50% of his annual base salary in the event certain performance goals, as determined by our Compensation Committee, are satisfied. Pursuant to the employment agreement, in the event that Mr. Weinreb’s employment is terminated by us without “cause”, or Mr. Weinreb terminates his employment for “good reason” (each as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one time his then annual base salary and certain benefits, plus $100,000 (in lieu of bonus). In addition, pursuant to the employment agreement, Mr. Weinreb would be entitled to receive such severance in the event that the term of his employment agreement is not extended beyond December 31, 2017 and, within three months of such expiration date, his employment is terminated by us without “cause” or Mr. Weinreb terminates his employment for any reason. Further, in the event that Mr. Weinreb’s employment is terminated by us without “cause”, or Mr. Weinreb terminates his employment for “good reason”, following a “change in control” (as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one and one-half times his then annual base salary and certain benefits, plus $300,000 (in lieu of bonus).

Effective April 5, 2011, we entered into an at will employment agreement with Francisco Silva, our Vice President of Research and Development. Pursuant to the employment agreement, as amended in March 2015, Mr. Silva is currently entitled to receive a salary of $250,000 per annum. In addition, pursuant to the employment agreement, as amended, Mr. Silva is entitled to receive an annual bonus of up to 20% of his annual salary based on the satisfaction of certain performance goals. Further, pursuant to the employment agreement, as amended, in the event that Mr. Silva’s employment with us is terminated without cause, Mr. Silva would be entitled to receive a cash severance amount in an amount equal to 50% of his then annual base salary.

Effective December 1, 2010, we entered into an at will employment agreement with Mandy Clyde, our Vice President of Operations. Pursuant to the employment agreement, as amended, Ms. Clyde is currently entitled to receive a salary of $118,000 per annum. Further, pursuant to the employment agreement, in the event that Ms. Clyde’s employment with us is terminated without cause, Ms. Clyde would be entitled to receive a cash severance amount of $50,000.

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Director Compensation

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2014:

						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in	Stock	Option		Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards (1)		Compensation	Earnings	Compensation		Total
A. Jeffrey Radov	$40,000	$-	$404,800	(2)	$-	$-	$-		$444,800
Joel San Antonio (3)	$20,000	$-	$213,550	(4)	$-	$-	$20,000	(5)	$253,550
Joseph B. Swiader (6)(7)	$20,000	$-	$215,700	(8)	$-	$-	$45,000	(9)	$280,700
Paul Jude Tonna (6)	$20,000	$-	$215,700	(8)	$-	$-	$-		$235,700

(1)	The amounts reported in this column represent the grant date fair value of the option awards granted during the year ended December 31, 2014, calculated in accordance with FASB ASC Topic 718. For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders’ Deficiency in the notes that accompany our consolidated financial statements.

(2)	As of December 31, 2014, Mr. Radov held options for the purchase of 122,500 shares of common stock.

(3)	Mr. San Antonio resigned as a director in June 2014.

(4)	As of December 31, 2014, Mr. San Antonio held options for the purchase of 72,500 shares of common stock. Includes $96,250 incremental fair value of outstanding options held by Mr. San Antonio which were modified pursuant to his resignation agreement.

(5)	Pursuant to an agreement entered into with Mr. San Antonio in June 2014 in connection with his resignation, we agreed to pay Mr. San Antonio $80,000 (including $20,000 and $40,000 for director services rendered during 2014 and 2013, respectively). We also agreed that all outstanding options held by Mr. San Antonio which were not then exercisable would vest and that all outstanding options would remain exercisable until their respective expiration dates notwithstanding his resignation.

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(6)	Messrs. Swiader and Tonna were elected directors in June 2014.

(7)	Mr. Swiader resigned as a director in April 2015.

(8)	As of December 31, 2014, each of Messrs. Swiader and Tonna held options for the purchase of 40,000 shares of common stock. Due to Mr. Swiader’s resignation in April 2015, options for the purchase of 35,000 of such shares of common stock have been terminated.

(9)	Represents $15,000 of earned consulting fees paid in stock to, and $30,000 of unpaid cash consulting fees earned by, Wet Earth Partners LLC, an entity owned by Mr. Swiader.

Each of our non-employee directors is entitled to receive, as compensation for his services as a director, $30,000 per annum plus $10,000 per annum for all committee service, in each case payable quarterly (subject to our cash needs).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Westbury

In March 2013, Stem Cell Cayman, Ltd., or Cayman, one of our wholly-owned subsidiaries, borrowed $450,000 from Westbury (Bermuda) Ltd., or Westbury, one of our principal stockholders which, as of September 15, 2015, beneficially owned 38.5% of our common stock. The loan amount was combined with the already outstanding $3,550,000 of previous borrowings from Westbury into a new $4,000,000 zero coupon note, or the $4,000,000 Note, which was scheduled to mature on July 31, 2014. In consideration of the $450,000 loan, the settlement of accrued and unpaid interest of $213,000, and for extending the maturity date of the note to July 31, 2014, we issued to Westbury 30,000 shares of common stock and a five year warrant to purchase 20,000 shares of common stock at an exercise price of $50.00 per share. In August 2014, in consideration of an extension of the maturity date of the $4,000,000 Note to December 31, 2014, we issued to Westbury 27,500 shares of common stock. In December 2014, in consideration of a further extension of the maturity date of the $4,000,000 Note to June 30, 2015, we issued to Westbury 22,500 shares of common stock.

In May 2014, Cayman borrowed an additional $500,000 from Westbury. The promissory note evidencing the loan, as amended, or the $500,000 Note, provided for the payment of the principal amount, together with interest at the rate of 15% per annum, on June 30, 2015. The $500,000 Note also provided for the mandatory prepayment of the principal amount to the extent of any monies received by us pursuant to the Research and Development Agreement, dated as of March 19, 2014, between Rohto Pharmaceutical Co., Ltd. and us and/or the Research Agreement, dated as of March 24, 2014, between Pfizer Inc. and us. Pursuant to such provision, $89,063 in principal was prepaid. Westbury agreed to waive the early payment of the $500,000 Note with regard to approximately $316,000 additionally received by us pursuant to the agreements with Rohto and Pfizer. Interest on the entire principal amount of the $500,000 Note was payable until such time as the principal amount was paid in full.

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In December 2013, pursuant to a warrant repricing program implemented by us with respect to all outstanding and exercisable warrants, Westbury exercised warrants for the purchase of 40,000 shares of our common stock at an exercise price of $6.00 per share. In connection with the warrant exercise, we granted to Westbury a new warrant, or the 2013 Warrant, for the purchase of 40,000 shares of our common stock at an exercise price of $15.00 per share. The 2013 Warrant was initially exercisable until December 31, 2015 and can be redeemed by us under certain circumstances.

In February 2015, we sold 50,000 shares of common stock to Westbury at an aggregate purchase price of $300,000. In consideration of the purchase, we issued to Westbury a five year warrant for the purchase of 12,500 shares of common stock at an exercise price of $15.00 per share.

In May 2015, we entered into an exchange agreement with Westbury pursuant to which Westbury converted the outstanding indebtedness owed to it under the $4,000,000 Note and the $500,000 Note in the aggregate principal amount of $4,410,937, together with accrued interest in the amount of $69,436, into 746,729 shares of our common stock and a five year warrant for the purchase of 186,682 shares of common stock at an exercise price of $15.00 per share. In consideration of the note exchange, we agreed to extend the expiration date of the 2013 Warrant to December 31, 2017.

Others

In February 2011, we entered into a Consulting Agreement with Vintage Holidays L.L.C., or Vintage, a company owned by Janet H. Montgomery and Stuart H. Montgomery, two of our principal stockholders, and of which Janet H. Montgomery is the manager. On June 27, 2014, in consideration of services rendered by Vintage and the cancellation by Vintage of $65,000 in accrued compensation, we issued to Janet H. Montgomery and Stuart H. Montgomery 25,000 shares of common stock and issued to Vintage a five year warrant for the purchase of 12,500 shares of common stock at an exercise price of $20.00 per share. The Consulting Agreement with Vintage expired on December 31, 2014.

In October 2014, we entered into a Consulting Agreement with Wet Earth Partners LLC, or Wet Earth, an entity owned by Joseph B. Swiader, then one of our non-employee directors. The Consulting Agreement with Wet Earth expired on March 31, 2015. Pursuant to the terms of the Consulting Agreement, and in consideration of the services provided thereunder, Wet Earth received a monthly fee equal to (i) $10,000 in cash and (ii) a number of shares of common stock having an aggregate fair market value of $5,000.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Mark Weinreb (Chair), A. Jeffrey Radov, Charles S. Ryan and Paul Jude Tonna. Each of Messrs. Radov, Ryan and Tonna is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

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Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Radov (Chair), Ryan and Tonna, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Tonna, (Chair), Radov and Ryan, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Tonna (Chair) and Radov, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

PRINCIPAL STOCKHOLDERS

Principal Stockholders

The following table sets forth certain information regarding the beneficial ownership of our common stock by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our Named Executive Officers (as defined above); and (iv) all of our directors and executive officers as a group, as of September 15, 2015, known by us, through our transfer agent records, and as adjusted to give effect to the issuance of the shares of common stock in this offering, assuming no exercise of the underwriter’s over-allotment option to purchase additional shares and/or warrants.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge, and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 2,854,268 shares of common stock outstanding as of September 15, 2015 and 4,404,656 shares of common stock outstanding after giving effect to the sale of shares of common stock in this offering.

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Name and Address	Shares Beneficially Owned
of Beneficial Owner	Number		Percentage
			Prior to the Offering	After the Offering
Westbury (Bermuda) Ltd. Westbury Trust Victoria Hall 11 Victoria Street Hamilton, HMEX Bermuda	1,191,661	(1)	38.5%	25.7%

Mark Weinreb 40 Marcus Drive, Suite One Melville, New York	254,833	(2)	8.4%	5.6%

A. Jeffrey Radov 8 Walworth Avenue Scarsdale, New York	93,333	(3)	3.2%	2.1%

Francisco Silva 40 Marcus Drive, Suite One Melville, New York	43,483	(4)	1.5%	1.0

Paul Jude Tonna 69 Chichester Road Huntington, New York	25,784	(5)	*	*

Mandy Clyde 40 Marcus Drive, Suite One Melville, New York	19,800	(4)	*	*

Charles S. Ryan 1302 Ridge Road Laurel Hollow, New York	12,500	(6)	*	*

All directors and executive officers as a group (7 persons)	449,733	(7)	14.1%	9.5%

* Less than 1%

(1)	Based upon Schedule 13G filed with the SEC and other information known to us. Includes 239,182 shares of common stock issuable upon the exercise of currently exercisable warrants. The shares and warrants are owned directly by Westbury (Bermuda) Ltd. which is 100% owned by Westbury Trust.

(2)	Includes 169,833 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(3)	Includes 80,833 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(4)	Represents shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

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(5)	Represents (i) 5,600 shares of common stock held jointly with Mr. Tonna’s wife, (ii) 350 shares of common stock held by Mr. Tonna’s children and (iii) 19,834 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(6)	Includes 2,500 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(7)	Includes 336,283 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2014 with respect to compensation plans (including individual compensation arrangements) under which our shares of common stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and

•	All compensation plans not previously approved by security holders.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options	outstanding options	(excluding securities
	(a)	(b)	reflected in column (a))

Equity compensation plans approved by security holders	779,200	$12.20	175,800

Total	779,200	$12.20	175,800

DESCRIPTION OF SECURITIES

The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our certificate of incorporation, which we refer to as our charter, and our bylaws, each as amended to date.

Authorization

Our authorized capital stock consists of 35,000,000 shares of capital stock. We are authorized to issue 30,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of September 15, 2015, there were 2,854,268 shares of common stock outstanding and no shares of preferred stock issued and outstanding.

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Common Stock

Dividend Rights.    Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our Board of Directors out of funds legally available therefor.

As a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus which represents the excess of our net assets over paid-in-capital or, if there is no surplus, our net earnings for the current and/or immediately preceding fiscal year. Dividends cannot be paid from our net profits unless the paid-in- capital represented by the issued and outstanding stock having a preference upon the distribution of our assets at the market value is intact. Under applicable Delaware case law, dividends may not be paid on our capital stock if we become insolvent or the payment of the dividend will render us insolvent. To the extent we pay dividends and we are deemed to be insolvent or inadequately capitalized, a bankruptcy court could direct the return of any dividends.

Voting Rights.    Each share of our common stock entitles its holder to one vote in the election of directors as well as all other matters to be voted on by stockholders.

No Preemptive Rights.    Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.

Liquidation Rights.    Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, in the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution.

Other Rights. Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption.

Reverse Stock Split and Recapitalization. All references in this prospectus to numbers of shares of common stock and per share information give retroactive effect to the 1-for-20 reverse split of our shares of common stock effected as of July 7, 2015.  In connection with the reverse split, we reduced the number of our authorized shares of common stock from 200,000,000 to 30,000,000.

2010 Equity Participation Plan; Options

Pursuant to our 2010 Equity Participation Plan, or the 2010 Plan, as of June 30, 2015, we were authorized to issue up to 1,000,000 shares of common stock pursuant to the grant of stock options and stock appreciation rights, restricted stock grants and stock bonus grants. In September 2015, the Compensation Committee of our Board of Directors approved an increase in the number of shares issuable pursuant to the 2010 Plan to 2,000,000, subject to stockholder approval.

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As of June 30, 2015, we had outstanding options under the 2010 Plan to purchase an aggregate of 789,200 shares of common stock, of which options for the purchase of 365,327 shares were then exercisable.

The following table presents information related to our outstanding options at June 30, 2015:

Options Outstanding		Options Exercisable
		Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$5.70	35,000	9.0	15,000
6.40	25,000	-	-
6.60	281,250	4.2	3,750
6.80	12,500	-	-
7.80	3,000	4.0	3,000
8.00	15,000	-	-
9.20	25,000	-	-
9.40	5,000	4.6	4,375
10.00	17,250	4.4	17,250
10.60	2,000	8.7	2,000
12.00	49,000	8.3	49,000
13.00	133,750	8.3	92,502
20.00	6,550	7.5	6,550
21.00	113,500	6.6	113,500
22.00	250	2.0	250
24.00	500	0.9	500
25.00	2,150	1.4	2,150
28.00	17,500	4.1	10,500
30.00	45,000	7.4	45,000
	789,200	7.2	365,327

Subsequent to June 30, 2015 and through September 15, 2015, we issued pursuant to the 2010 Plan options to purchase an aggregate of 526,250 shares of our common stock at a weighted average exercise price of $7.07 per share (including options to purchase 505,250 shares of our common stock at an exercise price of $7.00 per share, which options are subject to stockholder approval of an increase in the number of shares authorized to be issued pursuant to the 2010 Plan from 1,000,000 to 2,000,000, or such greater number of shares as the Compensation Committee of our Board of Directors determines to submit for stockholder approval). Such options have a term of ten years. None of such options were exercisable as of June 30, 2015.

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Warrants

As of June 30, 2015, we had outstanding warrants to purchase an aggregate of 728,850 shares of common stock, of which warrants for the purchase of 693,850 shares were then exercisable.

The following table presents information related to our outstanding warrants at June 30, 2015:

Warrants Outstanding			Warrants Exercisable
			Weighted
		Outstanding	Average	Exercisable
Exercise		Number of	Remaining Life	Number of
Price		Warrants	In Years	Warrants

$6.00		32,500	3.9	32,500
7.60		25,000	4.8	25,000
8.00		12,500	4.5	12,500
10.00		56,554	4.6	56,554
10.60		19,000	2.9	19,000
11.60		2,500	4.3	2,500
12.00		5,000	4.8	5,000
15.00		454,638	4.0	454,638
18.80		2,500	4.3	2,500
20.00		27,500	3.9	27,500
30.00		43,140	2.0	43,140
35.00		1,000	1.8	1,000
40.00		6,176	3.4	6,176
50.00		1,000	2.1	1,000
60.00		1,842	2.8	1,842
80.00		3,000	2.3	3,000
Variable	[1]	35,000	-	-
		728,850	3.9	693,850

(1)	Warrants to purchase 35,000 shares of common stock have an exercise price which is equal to the greater of $30.00 per share or the fair market value of our common stock on the date certain performance criteria are met. Exercisability of the warrants is subject to the satisfaction of certain performance criteria which have not occurred.

Subsequent to June 30, 2015 and through September 15, 2015, we issued warrants to purchase an aggregate of 63,484 shares of our common stock at a weighted average exercise price of $10.41 per share. Such warrants expire in 2020.

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Warrants to be Issued as Part of this Offering

The warrants offered in this offering will be issued in a form filed as an exhibit to the registration statement of which this prospectus is a part, and will be subject to a warrant agency agreement between us and the warrant agent, in a form filed as our exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant and the form of warrant agency agreement for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the form of warrant and the form of warrant agency agreement.

Each warrant represents the right to purchase one share of common stock at an exercise price of $       (125% of the public offering price per share in this offering), subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this offering through and including the close of business on the fifth anniversary of the date of issuance.

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, the number of shares to be issued upon the exercise of a warrant shall be rounded up or down, as applicable, to the nearest whole number. A warrant may be transferred by a holder, upon surrender of the warrant, properly endorsed (by the holder executing an assignment in the form attached to the warrant).

The warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our common stock.

Amendments and waivers of the terms of the warrants may be made by us and the warrant agent without the consent of the holder so long as such amendment or waiver does not adversely affect the interests of the holders of the warrants as we and the warrant agent determine, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the warrant or changing any other provisions with respect to matters or questions arising under the warrants. All other amendments, including any amendment to increase the exercise price or shorten the exercise period, require the written consent of the underwriter and holders of a majority of the outstanding warrants.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

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Underwriter’s Warrant

We have agreed to issue to the underwriter a warrant to purchase up to a total of 46,512 shares of our common stock (3% of the shares of common stock sold in this offering, excluding shares sold pursuant to the over-allotment option, if any). The shares of common stock issuable upon exercise of this warrant are identical to those offered by this prospectus. The underwriter’s warrant is exercisable at a per share exercise price equal to 125% of the public offering price of one share of common stock, commencing on a date which is one year from the date of effectiveness of the registration statement of which this prospectus is a part and expiring five years from such effective date in compliance with FINRA Rule 5110(f)(2)(G)(i). The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. The underwriter’s warrant does not have antidilution protections and is not transferable for 180 days from the date of the commencement of sales of the offering except as allowed by FINRA Rule 5110(g). See “Underwriting – Underwriter’s Warrant.”

Preferred Stock

The authorized preferred stock is available for issuance from time to time at the discretion of our Board of Directors without stockholder approval. The Board of Directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

Registration Rights

Holders of 80,750 shares of our common stock and warrants for the purchase of 8,340 shares of our common stock have certain piggyback registration rights with regard to the resale of such shares and the shares underlying such warrants.

Certain Provisions Having Potential Anti-Takeover Effects

General.    The following is a summary of the material provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and our charter and bylaws that address matters of corporate governance and the rights of stockholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our company. All references to the charter and bylaws are to our charter and bylaws in effect on the date of this prospectus.

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Authorized But Unissued Shares.    Delaware law does not require stockholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Preferred Stock.    Under the terms of our charter, our Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to provide flexibility and eliminate delays associated with a stockholder vote on specific issues. However, the ability of our Board of Directors to issue preferred stock and determine its rights and preferences may have the effect of delaying or preventing a change in control, as described above under “Description of Our Securities — Preferred Stock.”

Classified Board. As discussed above under “Management – Term of Office”, we have a classified Board of Directors consisting of three classes of directors. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of our Board more difficult, and thus a potential change in control may be a lengthier process. The existence of our classified Board reduces the possibility that a third party could effect an unsolicited change in control of our Board. Since our classified Board will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of the Board, even if the takeover bidder were to acquire a majority of our outstanding common stock, the existence of our classified Board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Our classified Board will likely allow management, if confronted by a proposal from a third party who has acquired a block of our common stock, sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for our stockholders.

Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors or the Chairman of the Board.

Stockholder Action by Written Consent. Under the terms of our charter, stockholders are not permitted to act by written consent unless otherwise approved by the Board of Directors.

Filling Vacancies.    Vacancies occurring in our Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum.

Removal of Directors by Stockholders. Under the terms of our charter, stockholders may only remove directors for cause with the affirmative vote of holders of 75% of the voting power of all of the then-outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class.

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Amendment of Bylaws.    Our bylaws may be amended by our Board of Directors or by the holders of at least 75% of the voting power of our company.

Amendment of Certain Charter Provisions. Under the terms of our charter, amending certain charter provisions requires the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The provisions subject to such heightened requirement include those relating to stockholder action by written consent, the calling of special meetings, board classification, the filling of board vacancies, the removal of directors and the ability to amend our bylaws, among others.

Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of our Board of Directors, and stockholder proposals for business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director at an annual meeting of stockholders, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder sending the notice of nomination must describe various matters, including the following:

•	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

•	with respect to the stockholder proposing such nomination or the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of the shares of our capital stock reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated; and

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•	the written consent by the nominee, agreeing to serve as a director if elected.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (financial or other) of such stockholder in such business; and

with respect to the stockholder proposing such business or the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of our shares of capital stock required under applicable law to carry the proposal.

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Statutory and other Restrictions on Acquisition of our Capital Stock. We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with an interested stockholder, unless:

•	prior to the time of the proposed action, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time of the proposed action, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company.

Limitations on Director Liability

Our charter provides that our directors shall generally not be liable to us or any of our stockholders for monetary damages for breach of duty as a director. This provision will eliminate such liability except for (i) any breach of the director’s duty of loyalty to us or to our stockholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions in violation of the DGCL, and (iv) any transaction from which the director derived an improper personal benefit.

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Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

Our bylaws provide that we will indemnify any person made or threatened to be made a party to any action or proceeding by reason of the fact that he is or was a director or officer, and any director or officer who served any other company in any capacity at our request, to the fullest extent permitted by Section 145 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of the material U.S. federal income tax consequences applicable to a non-U.S. holder (as defined below) with respect to the acquisition, ownership and disposition of our common stock. This discussion is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering for cash and who hold our common stock as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This discussion is based upon the applicable provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations, and administrative and judicial interpretations thereof, promulgated thereunder, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis. Any such changes could alter the tax consequences to non-U.S. holders described herein. This discussion is not a complete analysis of all of the potential U.S. federal income tax consequences applicable to a non-U.S. holder, and does not address all of the U.S. federal income tax consequences that may be relevant to a particular non-U.S. holder in light of such non-U.S. holder's particular circumstances or the U.S. federal income tax consequences applicable to non-U.S. holders that are subject to special rules, such as United States expatriates, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, brokers, dealers or traders in securities, commodities or currencies, partnerships or other pass-through entities (or investors in such entities), tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment. In addition, this discussion does not describe any state or local income, estate or other tax consequences of holding and disposing of our common stock.

As used in this discussion, the term "non-U.S. holder" means any beneficial owner of our common stock that is, for U.S. federal income tax purposes, neither a partnership nor any of the following:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If any entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the acquisition, ownership and disposition of our common stock.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

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Distributions on Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the non-U.S. holder's adjusted tax basis in the common stock below zero, and thereafter as capital gain, subject to the tax treatment described under "—Sale, Exchange or Other Disposition of Our Common Stock," below.

Subject to the discussions below regarding backup withholding and FATCA, the gross amount of dividends paid to a non-U.S. holder of our common stock that are not effectively connected with a U.S. trade or business conducted by such non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate specified by an applicable income tax treaty if we have received proper certification as to the application of such treaty. If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business within the United States, and dividends paid on our common stock are effectively connected with such non-U.S. holder's U.S. trade or business (and, if under an applicable income tax treaty, such dividends are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), such non-U.S. holder generally will be subject to U.S. federal income tax at ordinary U.S. federal income tax rates (on a net income basis), and such dividends will not be subject to the U.S. federal withholding tax described above. In the case of a non-U.S. holder that is a corporation, such non-U.S. holder may also be subject to a 30% "branch profits tax" unless such corporate non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

In general, to claim the benefit of any applicable income tax treaty or an exemption from U.S. federal withholding because the income is effectively connected with the conduct of a trade or business within the United States, a non-U.S. holder must provide a properly executed Internal Revenue Service, or IRS, Form W-8BEN-E for treaty benefits or IRS Form W-8ECI for effectively connected income (or such successor form as the IRS designates), before the distributions are made. These forms must be updated periodically. If you are a non-U.S. holder, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisers regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of such treaty.

Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other disposition (referred to collectively as a disposition) of our common stock, unless:

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•	the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, and if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period ending on the date of the disposition of our common stock or (ii) the non-U.S. holder's holding period for our common stock.

If the gain is described in the first bullet point above, the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such non-U.S. holder were a United States person. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may be subject to a 30% branch profits tax unless such corporate non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax with respect to such gain at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder during the taxable year of disposition (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance that we will not become a USRPHC in the future. In general, a corporation is a USRPHC if the fair market value of its "United States real property interests" (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock by reason of our status as a USRPHC so long as (i) shares of our common stock continue to be regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) during the calendar year in which such disposition occurs and (ii) such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of the shares of our common stock at any time during the shorter of the five-year period ending on the date of the disposition of our common stock or the non-U.S. holder's holding period for our common stock. If gain on the disposition of our common stock were subject to taxation under the third bullet point above, the non-U.S. holder generally would be subject to U.S. federal income tax with respect to such gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (as described above), except that the branch profits tax generally would not apply.

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Information Reporting and Backup Withholding

In general, a non-U.S. holder will be required to comply with certain certification procedures to establish that such holder is not a United States person in order to avoid backup withholding with respect to dividends or the proceeds from disposition of common stock. In addition, we are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act, as modified by Treasury Regulations and subject to any official interpretations thereof, any applicable intergovernmental agreement between the United States and a non-U.S. government to implement these rules and improve international tax compliance, or any fiscal or regulatory legislation or rules adopted pursuant to any such agreement, or FATCA, after June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and, after December 31, 2016, gross proceeds from the disposition of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will provide to Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

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UNDERWRITING

Aegis Capital Corp., or the underwriter, is acting as the sole underwriter of this offering. We have entered into an underwriting agreement, dated                   , 2015, with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table.

Name of Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.
Total

The underwriter is committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares and/or warrants described below, if it purchases any shares and warrants. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option. We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase a maximum of 232,558 additional shares and/or 232,558 additional warrants (15% of the shares and warrants sold in this offering) from us to cover over-allotments, if any. If the underwriter exercises all or part of this option, it will purchase shares and/or warrants covered by the option at the public offering price of $ per share and $0.01 per warrant, less the underwriting discount. If this option is exercised in full, the total price to the public will be $ and the total net proceeds, before expenses, to us will be $ .

Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

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	Per Share and Warrant		Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$		$	$
Underwriting discount (7%)(1)	$		$	$
Proceeds, before expenses, to us (2)(3)		$(3)	$	$

(1)	In addition to the underwriting discount, we have agreed to pay to the underwriter a 1% non-accountable expense allowance and to pay or reimburse the underwriter to cover certain accountable expenses of the underwriter in connection with this offering in an amount up to $90,000. We have also agreed to issue to the underwriter a warrant to purchase 3% of the number of shares of common stock sold in this offering, exclusive of any shares sold pursuant to the over-allotment option granted to the underwriter.
(2)	We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $500,000.
(3)	We have paid a $25,000 advance to the underwriter to be applied against the accountable expenses that will be paid by us to the underwriter in connection with this offering.

The underwriter proposes to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the shares and warrants to other securities dealers at such price less a concession of $ per share and warrant. If all of the shares and warrants offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have paid an advance of $25,000 to the underwriter, which will be applied against the accountable expenses that will be paid by us to the underwriter in connection with this offering.

We have also agreed to pay certain of the underwriter’s expenses, and certain other expenses, relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual or $20,000 in the aggregate; (b) all filing fees incurred in clearing this offering with FINRA; (c) all fees and expenses relating to the listing of our shares of common stock on The NASDAQ Capital Market; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of our shares offered under the “blue sky” securities laws of such states and other jurisdictions as we and the underwriter may reasonably agree (including the reasonable fees and disbursements of “blue sky” counsel, not to exceed $5,000); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares and warrants under the securities laws of such foreign jurisdictions as we and the underwriter shall agree, not to exceed $5,000 in the aggregate; (f) the costs associated with advertising this offering in the national editions of the Wall Street Journal and New York Times in an amount not to exceed $5,000 in the aggregate; (f) the $20,000 cost for the underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (g) the fees and expenses of the underwriter’s legal counsel in an amount not to exceed $25,000; (h) up to $10,000 of the underwriter’s actual accountable road show expenses for this offering; (i) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any blue sky surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriter’s questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the underwriter may reasonably deem necessary; (j) the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones, in such quantities as the underwriter may reasonably request; (k) the costs and expenses of a public relations firm; (l) the costs of preparing, printing and delivering certificates representing the shares of common stock and warrants to be offered in this offering; (m) the fees and expenses of the transfer agent and warrant agent for the shares of common stock and warrants being offered pursuant to this prospectus; (n) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the underwriter; and (o) the fees and expenses of our accountants.

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Lock-Up Agreements. We, our directors and executive officers and holders of more than 5% of our outstanding common stock expect to enter into lock up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of three (3) months from the effective date of the registration statement of which this prospectus is a part, without the prior written consent of the underwriter, agree not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital; (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares of capital stock or such other securities, in cash or otherwise. We have also agreed that, for a period of twelve (12) months following the effective date of the registration statement of which this prospectus is a part, we will not undertake an “at the market” offering without the prior written consent of the underwriter.

Underwriter's Warrant. We have agreed to issue to the underwriter a warrant to purchase up to a total of 46,512 shares of common stock (3% of the shares of common stock sold in this offering, excluding pursuant to an exercise of the underwriter’s over-allotment option). The warrant will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrant is exercisable at a per share price equal to $       per share, or 125% of the public offering price per share in the offering. The warrant has been deemed compensation by FINRA and is therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate this warrant or the securities underlying this warrant, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrant or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrant provides for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrant other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal. For a period of twelve months from the effective date of the registration statement of which this prospectus is a part, the underwriter has a right of first refusal to act as sole investment banker, sole book-runner, sole and exclusive underwriter and/or sole placement agent, at the underwriter’s sole discretion, for each and every public and private equity and debt offering for which we utilize an investment banker, book-runner and/or placement agent, including all equity linked financings, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on reasonable terms customary to the underwriter.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by the underwriter or one or more of the selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares and warrants to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares and/or warrants in excess of the number of shares and warrants the underwriter is obligated to purchase. This creates a short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares it may purchase in the over-allotment. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

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Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and warrants and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, then that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they may receive customary fees and expense reimbursement.

In the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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The principal business address of Aegis Capital Corp. is 810 Seventh Avenue, 18th Floor, New York, New York 10019.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (1) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (2) this prospectus is made available in Australia only to those persons as set forth in clause (1) above, and (3) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People's Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to "qualified domestic institutional investors."

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European Economic Area—Belgium, Germany, Luxembourg and the Netherlands

The information in this document has been prepared on the basis that all offers of common stock and warrants will be made pursuant to an exemption under the Directive 2003/71/EC, or Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock and warrants has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during its last fiscal year; (2) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements); and (3) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);

•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock and warrants shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (1) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (2) a restricted number of non-qualified investors (cercle restreint d'investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

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Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock and warrants cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or Prospectus Regulations. The common stock and warrants have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (1) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (2) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock and warrants offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such common stock and warrants been registered for sale in Israel. The shares and warrants may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock and warrants being offered. Any resale in Israel, directly or indirectly, to the public of the common stock and warrants offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock and warrants in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, "CONSOB") pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock and warrants may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended (referred to as Qualified Investors); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the common stock and warrants or distribution of any offer document relating to the common stock and warrants in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock and warrants in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock and warrants being declared null and void and in the liability of the entity transferring the common stock and warrants for any damages suffered by the investors.

Japan

The common stock and warrants have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock and warrants may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock and warrants may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock and warrants is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock and warrants in Portugal are limited to persons who are "qualified investors" (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock or warrants be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock and warrants in Sweden is limited to persons who are "qualified investors" (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock and warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock and warrants may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock and warrants has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock and warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock and warrants have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock and warrants within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock and warrants, including the receipt of applications and/or the allotment or redemption of such shares and warrants, may be rendered within the United Arab Emirates by us.

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No offer or invitation to subscribe for common stock and warrants is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA), has been published or is intended to be published in respect of the common stock and warrants. This document is issued on a confidential basis to "qualified investors" (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock and warrants may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) of FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock and warrants has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (1) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (2) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (3) to whom it may otherwise be lawfully communicated (referred to together as relevant persons). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the issuance of the securities to be offered by this prospectus will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of September 15, 2015, Certilman Balin Adler & Hyman, LLP owned 21,000 shares of our common stock. Gusrae Kaplan Nusbaum PLLC, New York, New York. LLP is acting as counsel for the underwriter in connection with this offering

EXPERTS

Our consolidated financial statements as of December 31, 2014 and 2013 and for the years then ended appearing in this prospectus have been included in reliance upon the report, which includes an explanatory paragraph as to our ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock and warrants we are offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in, or incorporated by reference into, the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock and warrants, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to, or incorporated by reference into, the registration statement, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus relating to a contract or document filed as an exhibit to, or incorporated by reference into, the registration statement is qualified in all respects by the exhibit so filed or incorporated by reference. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents.

A copy of the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as BioRestorative, that file electronically with it.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.biorestorative.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained on our website. Our subsidiary, Stem Pearls, LLC, also has a website at www.stempearls.com. The information on that website likewise is not and should not be considered part of this prospectus and is not incorporated into this prospectus by reference.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current Assets:
Cash	$6,445	$91,798
Accounts receivable	50,982	-
Inventories	2,492	1,945
Prepaid expenses and other current assets	34,055	20,570
Deferred offering costs	152,167	-
Total Current Assets	246,141	114,313
Property and equipment, net	702,348	493,856
Intangible assets, net	1,076,189	1,037,732
Security deposit	45,900	45,900
Total Assets	$2,070,578	$1,691,801

Liabilities and Stockholders' Deficiency
Current Liabilities:
Accounts payable	$1,746,614	$1,111,879
Accrued expenses and other current liabilities	1,887,484	1,466,506
Accrued interest	56,027	94,026
Current portion of notes payable, net of debt discount of $81,366 and $113,257 at June 30, 2015 and December 31, 2014, respectively	1,115,319	5,688,239
Deferred revenues	114,118	164,349
Total Current Liabilities	4,919,562	8,524,999
Accrued interest, non-current portion	1,539	5,195
Notes payable, non-current portion	30,000	50,000
Total Liabilities	4,951,101	8,580,194

Commitments and contingencies
Stockholders' Deficiency:
Preferred stock, $0.01 par value; Authorized, 5,000,000 shares; none issued and outstanding at June 30, 2015 and December 31, 2014	-	-
Common stock, $0.001 par value;
Authorized, 30,000,000 shares;
Issued 2,818,363 and 1,725,596 shares at June 30, 2015 and December 31, 2014, respectively;
Outstanding 2,790,431 and 1,697,664 shares at June 30, 2015 and December 31, 2014, respectively	2,818	1,726
Additional paid-in capital	25,729,104	18,541,907
Accumulated deficit	(28,580,445)	(25,400,026)
Treasury stock, at cost, 27,932 shares at June 30, 2015 and December 31, 2014	(32,000)	(32,000)
Total Stockholders' Deficiency	(2,880,523)	(6,888,393)
Total Liabilities and Stockholders' Deficiency	$2,070,578	$1,691,801

See Notes to these Condensed Consolidated Financial Statements

F-1

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For The
	Six Months Ended
	June 30,
	2015	2014

Revenues	$333,666	$176,316

Cost of sales	151,077	42,426

Gross Profit	182,589	133,890

Operating Expenses
Marketing and promotion	94,028	47,329
Consulting	504,060	824,763
Research and development	859,344	787,071
General and administrative	1,613,927	1,184,632

Total Operating Expenses	3,071,359	2,843,795

Loss From Operations	(2,888,770)	(2,709,905)

Other (Expense) Income
Interest expense	(124,736)	(145,521)
Amortization of debt discount	(140,884)	(244,435)
Loss on extinguishment of notes payable, net	(26,029)	(49,094)
Warrant modification expense	-	(30,128)
Gain on settlement of payables	-	176,268

Total Other Expense	(291,649)	(292,910)

Net Loss	$(3,180,419)	$(3,002,815)

Net Loss Per Share
- Basic and Diluted	$(1.60)	$(2.79)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	1,993,544	1,077,606

See Notes to these Condensed Consolidated Financial Statements

F-2

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Condensed Consolidated Statement of Changes in Stockholders' Deficiency

For the Six Months Ended June 30, 2015

(unaudited)

			Additional
	Common Stock		Paid-In	Accumulated	Treasury Stock
	Shares	Amount	Capital	Deficit	Shares	Amount	Total

Balance - December 31, 2014	1,725,596	$1,726	$18,541,907	$(25,400,026)	(27,932)	$(32,000)	$(6,888,393)

Shares and warrants issued for cash	180,167	180	1,050,820	-	-	-	1,051,000

Conversion of notes payable and accrued interest into common stock	34,869	35	170,030	-	-	-	170,065

Shares issued in satisfaction of accrued services	943	1	8,480	-	-	-	8,481

Shares and warrants issued in connection with settlement agreement	4,230	4	151,996	-	-	-	152,000

Warrants issued as debt discount in connection with notes payable	-	-	54,415	-	-	-	54,415

Shares and warrants issued in exchange of notes payable	853,360	853	5,141,212	-	-	-	5,142,065

Warrant modifications	-	-	15,900	-	-	-	15,900

Beneficial conversion features related to convertible notes payable	-	-	10,690	-	-	-	10,690

Stock-based compensation:
- common stock	19,198	19	99,128	-	-	-	99,147
- options	-	-	484,526	-	-	-	484,526

Net loss	-	-	-	(3,180,419)	-	-	(3,180,419)

Balance - June 30, 2015	2,818,363	$2,818	$25,729,104	$(28,580,445)	(27,932)	$(32,000)	$(2,880,523)

See Notes to these Condensed Consolidated Financial Statements

F-3

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For The Six Months Ended
	June 30,
	2015	2014
Cash Flows From Operating Activities
Net loss	$(3,180,419)	$(3,002,815)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	140,884	244,435
Accretion of interest expense	6,012	-
Depreciation and amortization	89,452	50,139
Loss on sale of property and equipment	-	1,009
Stock-based compensation	583,673	917,792
Loss on extinguishment of note payables, net	26,029	49,094
Gain on settlement of payables	-	(176,268)
Warrant modification expense	10,000	30,128
Changes in operating assets and liabilities:
Accounts receivable	(50,982)	-
Inventories	(547)	175
Prepaid expenses and other current assets	(13,485)	2,648
Accounts payable	313,352	(369,047)
Accrued interest, expenses and other current liabilities	641,873	267,810
Deferred revenues	(50,231)	224,975
Total Adjustments	1,696,030	1,242,890
Net Cash Used In Operating Activities	(1,484,389)	(1,759,925)

Cash Flows From Investing Activities
Purchases of property and equipment	(151,914)	-
Proceeds from sale of property and equipment	-	980
License maintenance costs	(75,000)	-
Net Cash (Used In) Provided By Investing Activities	(226,914)	980

Cash Flows From Financing Activities
Deferred offering costs	(8,050)	-
Proceeds from notes payable	515,000	670,000
Repayments of notes payable	-	(53,000)
Advances from director, officer and family member of officer	274,085	15,015
Repayment of advances from director and officer	(206,085)	(40,005)
Proceeds from exercise of warrants	-	80,000
Sales of common stock and warrants for cash	1,051,000	945,000
Net Cash Provided By Financing Activities	1,625,950	1,617,010
Net Decrease In Cash	(85,353)	(141,935)
Cash - Beginning	91,798	201,098
Cash - Ending	$6,445	$59,163

See Notes to these Condensed Consolidated Financial Statements

F-4

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows – Continued

(unaudited)

	For The Six Months Ended
	June 30,
	2015	2014
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$46,161	$43,821

Non-cash investing and financing activities:
Warrant modification in connection with extension or exchanges of notes payable	$5,900	$-
Shares and warrants issued in connection with issuance or extension of notes payable	$54,415	$15,000
Shares and warrants issued in exchange for notes payable and accrued interest	$5,116,036	$343,026
Conversion of notes payable and accrued interest into common stock	$170,065	$166,768
Shares issued in satisfaction of accrued consulting services	$8,481	$-
Accrued interest reclassified as principal in connection with note payable reissuance	$-	$73,058
Beneficial conversion features set up as debt discount	$10,690	$41,384
Accrued deferred offering costs	$144,117	$-
Shares and warrants issued in connection with settlement agreement	$152,000	$-
Accrued liabilities associated with purchases of property and equipment	$109,487	$-
Indebtedness satisfied via legal settlement	$5,000	$-

See Notes to these Condensed Consolidated Financial Statements

F-5

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 – Business Organization, Nature of Operations and Basis of Presentation

BioRestorative Therapies, Inc. (together with its subsidiaries, “BRT” or the “Company”) develops therapeutic products and medical therapies using cell and tissue protocols, primarily involving adult stem cells. BRT’s website is at www.biorestorative.com. BRT is currently pursuing a Disc/Spine Program. Its lead cell therapy candidate, brtxDISC™ (Disc Implanted Stem Cells), is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. The product is intended to be used for the non-surgical treatment of protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease. BRT is also engaging in research efforts with respect to a platform technology utilizing brown adipose (fat) for therapeutic purposes and has labeled this initiative its ThermoStem® Program. Through the program, BRT is developing an allogeneic cell-based therapy to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue (“BAT”). BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Further, BRT has developed an ingredient derived from human adult stem cells, which can be used by third party companies in the development of their own skin care products. The ingredient was developed pursuant to BRT’s brtx-C Cosmetic Program. BRT’s Stem Pearls® brand offers plant stem cell-based cosmetic skincare products that are available for purchase online at www.stempearls.com.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial statements of the Company as of June 30, 2015 and for the six months ended June 30, 2015 and 2014. The results of operations for the six months ended June 30, 2015 are not necessarily indicative of the operating results for the full year ending December 31, 2015 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related disclosures of the Company as of December 31, 2014 and for the year then ended, which are included elsewhere in this document.

Effective January 1, 2015, the Company changed its state of incorporation from the State of Nevada to the State of Delaware pursuant to a plan of conversion, dated December 22, 2014 (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the Company also adopted new bylaws, which became effective on January 1, 2015.

Effective July 7, 2015, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-20 reverse split of the Company’s issued and outstanding common stock (the “Reverse Split”) and a reduction in the number of shares of common stock authorized to be issued by the Company from 200,000,000 to 30,000,000. All share and per share information has been retroactively adjusted to reflect the Reverse Split for all periods presented.

Note 2 – Going Concern and Management Plans

As of June 30, 2015, the Company had a working capital deficiency and a stockholders’ deficiency of $4,673,421 and $2,880,523, respectively. During the six months ended June 30, 2015, the Company incurred net losses of $3,180,419. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company's primary source of operating funds since inception has been equity and debt financings. The Company intends to continue to raise additional capital through debt and equity financings. There is no assurance that these funds will be sufficient to enable the Company to fully complete its development activities or attain profitable operations. If the Company is unable to obtain such additional financing on a timely basis and, notwithstanding any request the Company may make, the Company’s debt holders do not agree to convert their notes into equity or extend the maturity dates of their notes, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations and liquidate.

F-6

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 2 – Going Concern and Management Plans - Continued

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The unaudited condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Subsequent to June 30, 2015, (a) the Company has raised an aggregate of $180,000 and $200,000 through equity financing and debt financing, respectively, and (b) $30,000 and $1,736 of debt and accrued interest, respectively, has been exchanged for or converted into common stock. The Company currently expects to be able to fund its operations through October 2015.  While there can be no assurance that it will be successful, the Company is in active negotiations to raise additional capital. As of the filing date of this report, the Company has notes payable with an aggregate principal balance of $275,000 which are past due. The Company is currently in the process of negotiating extensions or discussing conversions to equity with respect to these notes. However, there can be no assurance that the Company will be successful in extending or converting these notes. See Note 8 – Subsequent Events for additional details.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The unaudited condensed consolidated financial statements of the Company include the accounts of Stem Cell Cayman Ltd. (“Cayman”) and Stem Pearls, LLC. All significant intercompany transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the periods. The Company’s significant estimates and assumptions include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, warrants issued in connection with notes payable and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Concentrations and Credit Risk

Two pharmaceutical clients comprised substantially all of the Company’s revenue during the six months ended June 30, 2015. See Revenue Recognition – Research and Development Agreements below.

Revenue Recognition

Research and Development Agreements

The Company’s policy relating to research and development agreements is to recognize research and development revenues associated with such agreements either (a) on a straight-line basis over the term of the agreement, or (b) in accordance with the milestone method of revenue recognition, depending on the nature of the contract terms, subject to potential acceleration upon achievement of contractually specified deliverables.

On February 11, 2015, the term of the March 19, 2014 research and development agreement with a Japanese pharmaceutical company was extended by three months to June 19, 2015. During the six months ended June 30, 2015, the Company recognized revenue of $100,000, upon achievement of specified deliverables (milestone method). During the six months ended June 30, 2015, the final deliverable pursuant to the research and development agreement was completed and delivered. Through June 30, 2015, $200,000 had been received under the agreement, $250,000 had been recognized as revenue and the unpaid $50,000 is recorded as accounts receivable. On August 20, 2015, the remaining $50,000 was paid.

F-7

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 3 – Summary of Significant Accounting Policies - Continued

Revenue Recognition – Continued

Research and Development Agreements – Continued

During the six months ended June 30, 2015, in connection with a March 24, 2014 research and development agreement with a U.S. pharmaceutical company, the Company received the third and fourth of four quarterly payments in the aggregate amount of $177,234. Through June 30, 2015, $605,359 had been received under the agreement, $491,241 had been recognized as revenue and $114,118 was recorded as deferred revenues on the condensed consolidated balance sheet.

During the six months ended June 30, 2015, the Company recognized revenue related to research and development agreements of $327,466. During the six months ended June 30, 2014, the Company recognized revenue related to research and development agreements of $175,025.

Other

The Company’s policy is to recognize product sales when the risk of loss and title to the product transfers to the customer, after taking into account potential returns. The Company recognizes sublicensing and royalty revenue when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) the service is completed without further obligation, (iii) the sales price to the customer is fixed or determinable, and (iv) collectability is reasonably assured.

During the six months ended June 30, 2015, the Company has recognized $6,000 of revenue related to the Company’s sublicense agreement. During the six months ended June 30, 2014, the Company recognized no revenue related to the Company’s sublicense agreement.

During the six months ended June 30, 2015, the Company recognized revenue related to sales of Stem Pearls® skincare products of $200. During the six months ended June 30, 2014, the Company recognized revenue related to sales of Stem Pearls® skincare products of $1,291.

Net Loss Per Common Share

Basic loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants, plus the conversion of convertible notes.

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	June 30,
	2015	2014
Options	789,200	435,450
Warrants	728,850	316,283
Convertible notes	65,719	74,100
Total potentially dilutive shares	1,583,769	825,833

F-8

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 3 – Summary of Significant Accounting Policies - Continued

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Since the shares underlying the Company’s 2010 Equity Participation Plan (the “Plan”) were registered on May 27, 2014, the Company estimates the fair value of the awards granted under the Plan based on the market value of its freely tradable common stock as reported on the OTCQB market. The fair value of the Company’s restricted equity instruments was estimated by management based on observations of the cash sales prices of both restricted shares and freely tradable shares. Awards granted to directors are treated on the same basis as awards granted to employees.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as disclosed in Note 8.

Note 4 – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are comprised of the following:

	June 30,	December 31,
	2015	2014
	(unaudited)

Credit card payable	$3,296	$4,739
Accrued payroll	860,253	679,277
Advances from related parties	68,000	-
Accrued purchases of property and equipment	54,781	174,801
Accrued research and development expenses	401,175	292,395
Accrued general and administrative expenses	456,077	315,294
Deferred rent	43,902	-
Total	$1,887,484	$1,466,506

During the six months ended June 30, 2015, the Company received an aggregate of $274,085 in non-interest bearing advances from an officer of the Company and a family member of an officer of the Company and made aggregate repayments of $206,085, such that the Company had a liability to the officer and the family member of an officer of $68,000 at June 30, 2015, which was due on demand. During the six months ended June 30, 2014, the Company received an aggregate of $15,015 in non-interest bearing advances from an officer of the Company and made aggregate repayments to a director of the Company, an officer of the Company and a family member of an officer of the Company of $40,005 of advances (plus accrued interest).

F-9

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 5 – Notes Payable

A summary of the notes payable activity during the six months ended June 30, 2015 is presented below:

	Bermuda
	Lender	Convertible	Other	Debt
	(defined below)	Notes	Notes	Discount	Total

Outstanding, December 31, 2014	$4,410,937	$175,000	$1,265,559	$(113,257)	$5,738,239
Issuance	-	315,000	244,000	-	559,000
Indebtedness satisfied via settlement	-	-	(5,000)	-	(5,000)
Exchanges to equity	(4,410,937)	(16,667)	(592,874)	-	(5,020,478)
Conversion to equity	-	(158,333)	-	-	(158,333)
Recognition of debt discount	-	-	-	(115,005)[1]	(115,005)
Accretion of interest expense	-	-	-	6,012 [1]	6,012
Amortization of debt discount	-	-	-	140,884	140,884
Outstanding, June 30, 2015	$-	$315,000 [2]	$911,685	$(81,366)	$1,145,319

[1]	During the six months ended June 30, 2015, a note in the principal amount of $244,000 bears no interest and was issued for cash consideration of $200,000. The $44,000 difference between the principal amount of the note and the cash received was recorded as debt discount and is being amortized to interest expense over the term of the note.

[2]	As of June 30, 2015, convertible notes with an aggregate principal balance of $315,000 were convertible into shares of common stock at the election of the Company. Of such aggregate principal balance, under certain circumstances, the holder has the right to convert $75,000 in principal into shares of common stock.

Bermuda Lender

On May 11, 2015, Cayman and a lender to Cayman (the “Bermuda Lender”) agreed to extend the maturity date of a note with a principal balance of $410,938 from May 7, 2015 to June 30, 2015 (the “New Maturity Date”). The Bermuda Lender waived any and all defaults under the note, including with respect to the failure by the Company to pay to the Bermuda Lender pursuant to the note the aggregate amount of $316,297 (the “Unpaid Amount”) received by the Company from its research and development agreements (see Note 3 – Summary of Significant Accounting Policies – Revenue Recognition – Research and Development Agreements). The Unpaid Amount was payable on the New Maturity Date together with all other amounts then payable pursuant to the note.

On May 27, 2015, the Company and the Bermuda Lender agreed to exchange five notes (including the note referred to in the above paragraph) with an aggregate principal amount of $4,410,937 and aggregate accrued interest of $69,436 for 746,730 shares of common stock and an immediately vested five-year warrant to purchase 186,682 shares of common stock at an exercise price of $15.00 per share with a grant date fair value of $672,056. In connection with the exchange, the Company extended the expiration date of a previously outstanding warrant to purchase 40,000 shares of common stock from December 31, 2015 to December 31, 2017. During the six months ended June 30, 2015, the Company recognized a $5,327 loss on the extinguishment of notes payable in connection with the exchange for the shares of common stock and a warrant.

As of June 30, 2015, the Bermuda Lender is a related party as a result of the size of its ownership interest in the Company's common stock.

F-10

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 5 – Notes Payable - Continued

Convertible Notes and Other Notes

Issuances

During the six months ended June 30, 2015, the Company issued convertible notes with an aggregate principal balance of $315,000 which mature between July 2015 and December 2015 and accrue interest at rates ranging from 10% to 12% per annum payable at maturity. The convertible notes are convertible into shares of the Company's common stock during the five days prior to maturity and ending on the day immediately prior to maturity at a conversion price equal to the greater of (a) a range of 62% to 65% of the fair value of the Company's common stock or (b) $3.00 per share. In connection with the issuance of the convertible notes, the Company issued five-year, immediately vested warrants to purchase an aggregate of 17,700 shares of common stock at an exercise price of $10.00 per share. The aggregate relative fair value of the warrants of $54,415 has been recorded as debt discount and will be amortized over the term of the convertible notes.

During the six months ended June 30, 2015, the Company issued a six-month note payable with a principal amount of $244,000 for cash consideration of $200,000. The note bears no interest. The $44,000 difference between the principal amount of the note and the cash received was recorded as debt discount and is being amortized to interest expense over the term of the note.

Conversions, Exchanges and Other

During the six months ended June 30, 2015, pursuant to the original conversion terms of the convertible notes, the Company elected to convert convertible notes with an aggregate principal balance of $158,333 and aggregate accrued interest of $11,732 into an aggregate of 34,869 shares of common stock at conversion prices ranging from $4.44 to $5.16 per share.

During the six months ended June 30, 2015, the Company exchanged a convertible note in the principal amount of $16,667 and accrued interest of $827 for 3,600 shares of common stock. During the six months ended June 30, 2015, the Company recognized a $504 loss on extinguishment of notes payable in connection with the exchange.

During the six months ended June 30, 2015, the Company elected to exchange notes payable with an aggregate principal balance of $592,874 and aggregate accrued interest of $25,296 for an aggregate of 103,030 shares of common stock and five-year, immediately vested warrants to purchase an aggregate of 25,756 shares of common stock at an exercise price of $15.00 per share with an aggregate grant date value of $92,725. In connection with the exchange, the Company extended the expiration date of previously issued warrants to purchase an aggregate of 15,249 shares of common stock from December 31, 2015 to December 31, 2017. During the six months ended June 30, 2015, the Company recognized a $20,197 loss on extinguishment of notes payable in connection with the exchange.

During the six months ended June 30, 2015, the contingently adjustable conversion ratio associated with a certain convertible note was resolved. The Company estimated the intrinsic value of the embedded conversion option based upon the difference between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the convertible note. During the six months ended June 30, 2015, the Company recognized $10,690, of intrinsic value related to the beneficial conversion feature as debt discount which was amortized immediately. During the six months ended June 30, 2014, the Company recognized $41,384 of intrinsic value related to these beneficial conversion features as debt discount and the entire amount was amortized immediately.

F-11

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 6 – Commitments and Contingencies

Operating Lease

During the six months ended June 30, 2015, the Company recognized approximately $64,000, of rent expense. Rent expense amounted to approximately $14,000 during the six months ended June 30, 2014.

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business.

In November 2013, an action was commenced against the Company in the Circuit Court of Palm Beach County, Florida by an alleged former consultant. The action was associated with an alleged $5,000 loan made in 2009 and an alleged consulting/employment agreement entered into with the Company effective in 2009. Pursuant to the action, the plaintiff was seeking to recover an unspecified amount of damages as well as the repayment of the alleged loan with interest, reimbursement for certain out-of-pocket fees and expenses, two weeks vacation pay per year, and the issuance of shares of the Company’s common stock (or alternatively the market value of such securities). On April 27, 2015, the Company and the plaintiff entered into a settlement agreement for an amount which had been accrued as of March 31, 2015. In connection with the legal settlement agreement, during the six months ended June 30, 2015, the Company issued the plaintiff 4,230 shares of common stock and five-year, immediately vested warrants to purchase an aggregate of 30,000 shares of common stock at exercise prices ranging from $7.60 to $12.00 per share. The aggregate value of the issuances of $152,000 was recognized immediately.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

F-12

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 6 – Commitments and Contingencies - Continued

Employment Agreements

On February 9, 2015, the Company hired a President for its Disc/Spine Division (“Division President”) pursuant to an at-will employment agreement which entitles him to a specified salary and a discretionary bonus. In the event the Company terminates the Division President without cause, the Division President is entitled to cash severance payments of $150,000 paid over nine months. As additional compensation, the Company granted the Division President a ten-year option to purchase 25,000 shares of common stock at an exercise price of $9.20 per share, pursuant to the Plan. The shares vest over three years on the grant date anniversaries. The grant date value of $200,400 will be recognized proportionate to the vesting period.

On March 9, 2015, the Company and its Chief Executive Officer (“CEO”) agreed to extend the term of his employment agreement to December 31, 2017. Pursuant to the employment agreement, the CEO is entitled to receive a salary of $400,000 per annum. The CEO is entitled to receive an annual bonus for 2015 equal to 50% of his annual base salary and an annual bonus for the years 2016 and 2017 equal to 50% of his annual base salary in the event certain performance goals, as determined by the Company’s Compensation Committee, are satisfied. Pursuant to the employment agreement, in the event that the CEO’s employment is terminated by the Company without cause, or the CEO terminates his employment for “good reason” (each as defined in the employment agreement), the CEO would be entitled to receive severance in an amount equal to his then annual base salary and certain benefits, plus $100,000 (in lieu of bonus). In addition, pursuant to the employment agreement, the CEO would also be entitled to receive such severance in the event that the term of his employment agreement is not extended beyond December 31, 2017 and, within three months of such expiration date, his employment is terminated by the Company without “cause” or the CEO terminates his employment for any reason. Further, in the event that the CEO’s employment is terminated by the Company without cause, or the CEO terminates his employment for “good reason”, following a “change in control” (as defined in the employment agreement), the CEO would be entitled to receive severance in an amount equal to one and one-half times his then annual base salary and certain benefits, plus $300,000 (in lieu of bonus).

On March 9, 2015, the Company agreed to amend the at-will employment agreement with its Vice President of Research and Development (“VP of R&D”). Pursuant to the employment agreement, as amended, in the event that the VP of R&D’s employment with the Company is terminated without cause, the VP of R&D would currently be entitled to receive a cash severance payment equal to one-half of his base annual salary (such one-half amount currently $125,000).

Board of Directors

On April 6, 2015, the Company elected a new director to replace a director who had previously resigned. Concurrent with the election, the Company granted a ten-year option to purchase 15,000 shares of common stock at an exercise price of $8.00 per share, pursuant to the Plan. The shares vest ratably over three years on the grant date anniversaries and the grant date fair value of $104,100 will be recognized proportionate to the vesting period.

Note 7 – Stockholders’ Deficiency

Authorized Capital

On December 19, 2014, effective January 1, 2015, the Company’s shareholders approved the reincorporation of the Company from the State of Nevada to the State of Delaware and in connection therewith (i) approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 100,000,000 to 200,000,000; and (ii) approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of preferred stock authorized to be issued by the Company from 1,000,000 to 5,000,000. See Note 1 – Business Organization, Nature of Operations and Basis of Presentation for common stock Reverse Split information. See Note 8 – Subsequent Events.

Common Stock and Warrant Offerings

During the six months ended June 30, 2015, the Company issued an aggregate of 180,167 shares of common stock at prices ranging from $5.00 to $6.00 per unit to investors for aggregate gross proceeds of $1,051,000. In connection with the purchases, the Company issued warrants to purchase an aggregate of 56,290 shares of common stock at exercise prices ranging from $8.00 to $15.00 per share of common stock. The warrants have a term of five years and an aggregate grant date fair value of $188,883.

F-13

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 7 – Stockholders’ Deficiency - Continued

Warrant and Option Valuation

The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. Option forfeitures are estimated at the time of valuation and reduce expense ratably over the vesting period. This estimate will be adjusted periodically based on the extent to which actual option forfeitures differ, or are expected to differ, from the previous estimate, when it is material. The Company estimated forfeitures related to option grants at annual rates ranging from 0% to 5% for options granted during the six months ended June 30, 2015 and 2014. The expected term used for warrants and options issued to non-employees is the contractual life and the expected term used for options issued to employees is the estimated period of time that options granted are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee option grants. Since the Company’s stock has not been publicly traded for a sufficiently long period of time, the Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Stock Warrants

In applying the Black-Scholes option pricing model to warrants granted, the Company used the following weighted average assumptions:

	For The Six Months Ended
	June 30,
	2015	2014
Risk free interest rate	1.22% - 1.71%	0.39% - 2.20%
Expected term (years)	5.00	1.96 - 5.00
Expected volatility	121% - 122%	120% - 129%
Expected dividends	0.00%	0.00%

The weighted average estimated fair value of the warrants granted during the six months ended June 30, 2015 was $3.60 per share. The weighted average estimated fair value of the warrants granted during the six months ended June 30, 2014 was $3.80 per share.

On May 29, 2015, the Company extended the expiration date of previously outstanding warrants to purchase an aggregate of 5,000 shares of common stock from December 31, 2015 to December 31, 2017. During the six months ended June 30, 2015, the Company recognized $10,000 of incremental expense related to the modification of the warrants which is reflected in general and administrative expense in the condensed consolidated statements of operations.

The Company recorded stock–based compensation expense of $0 during the six months ended June 30, 2015, and expense of $167,126 during the six months ended June 30, 2014, related to stock warrants issued as compensation, which is reflected as consulting expense in the condensed consolidated statements of operations. As of June 30, 2015, there was no unrecognized stock-based compensation expense related to stock warrants.

F-14

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 7 – Stockholders’ Deficiency – Continued

Stock Warrants – Continued

A summary of the stock warrant activity during the six months ended June 30, 2015 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Outstanding, December 31, 2014	412,422	$17.97
Granted	316,428	13.82
Exercised	-	-
Forfeited	-	-
Outstanding, June 30, 2015	728,850	$16.17	3.8	$45,500

Exercisable, June 30, 2015	693,850	$15.47	3.9	$45,500

The following table presents information related to stock warrants at June 30, 2015:

Warrants Outstanding			Warrants Exercisable
			Weighted
		Outstanding	Average	Exercisable
Exercise		Number of	Remaining Life	Number of
Price		Warrants	In Years	Warrants

$6.00		32,500	3.9	32,500
7.60		25,000	4.8	25,000
8.00		12,500	4.5	12,500
10.00		56,554	4.6	56,554
10.60		19,000	2.9	19,000
11.60		2,500	4.3	2,500
12.00		5,000	4.8	5,000
15.00		454,638	4.0	454,638
18.80		2,500	4.3	2,500
20.00		27,500	3.9	27,500
30.00		43,140	2.0	43,140
35.00		1,000	1.8	1,000
40.00		6,176	3.4	6,176
50.00		1,000	2.1	1,000
60.00		1,842	2.8	1,842
80.00		3,000	2.3	3,000
Variable	[1]	35,000	-	-
		728,850	3.9	693,850

[1]	Warrants to purchase 35,000 shares of common stock have an exercise price which is the greater of $30.00 per share or the fair market value of the common stock on the date certain performance criteria are met. Exercisability of warrants is subject to satisfaction of certain performance criteria which did not occur during the six months ended June 30, 2015.

F-15

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 7 – Stockholders’ Deficiency – Continued

Stock Options

In applying the Black-Scholes option pricing model to stock options granted, the Company used the following weighted average assumptions:

	For the Six Months Ended
	June 30,
	2015	2014
Risk free interest rate	1.33% - 1.64%	1.50% - 2.54%
Expected term (years)	5.00 - 6.00	5.00 - 10.00
Expected volatility	121% - 122%	120% - 121%
Expected dividends	0.00%	0.00%

The weighted average estimated fair value of the options granted during the six months ended June 30, 2015 was $7.64 per share. The weighted average estimated fair value of the options granted during the six months ended June 30, 2014 was $4.80 per share.

See Note 6 – Commitments and Contingencies – Employment Agreements for details associated with the grant of stock options in connection with employment agreements.

On January 23, 2015, the Company granted five-year options to consultants to purchase an aggregate of 5,000 shares of common stock at an exercise price of $9.40 per share, pursuant to the Plan. The shares vest as follows: (i) 3,750 shares vest ratably over three months from the date of grant, (ii) 625 shares vest immediately and (iii) 625 shares vest on the one-year anniversary of the date of grant. The aggregate grant date value of $39,200 will be recognized proportionate to the vesting period.

The following table presents information related to stock option expense:

					Weighted
					Average
					Remaining
	For The Six Months Ended		Unrecognized at		Amortization
	June 30,		June 30,		Period
	2015	2014	2015		(Years)

Consulting	$118,230	$251,575	$476,246		2.3
Research and development	233,152	153,714	643,481	[1]	2.2
General and administrative	133,144	104,979	764,074		2.2

	$484,526	$510,268	$1,883,801		2.2

[1]	Includes $266,096 of unrecognized expense that is subject to non-employee mark-to-market adjustments.

F-16

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 7 – Stockholders’ Deficiency – Continued

Stock Options – Continued

A summary of the stock option activity during the six months ended June 30, 2015 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value

Outstanding, December 31, 2014	779,200	$12.18
Granted	45,000	8.82
Exercised	-	-
Forfeited	(35,000)	6.34
Outstanding, June 30, 2015	789,200	$12.25	8.0	$317,000

Exercisable, June 30, 2015	365,327	$17.49	7.2	$28,500

The following table presents information related to stock options at June 30, 2015:

Options Outstanding		Options Exercisable
		Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$5.70	35,000	9.0	15,000
6.40	25,000	-	-
6.60	281,250	4.2	3,750
6.80	12,500	-	-
7.80	3,000	4.0	3,000
8.00	15,000	-	-
9.20	25,000	-	-
9.40	5,000	4.6	4,375
10.00	17,250	4.4	17,250
10.60	2,000	8.7	2,000
12.00	49,000	8.3	49,000
13.00	133,750	8.3	92,502
20.00	6,550	7.5	6,550
21.00	113,500	6.6	113,500
22.00	250	2.0	250
24.00	500	0.9	500
25.00	2,150	1.4	2,150
28.00	17,500	4.1	10,500
30.00	45,000	7.4	45,000
	789,200	7.2	365,327

F-17

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 7 – Stockholders’ Deficiency – Continued

Compensatory Common Stock Issuances

During the six months ended June 30, 2015, the Company issued an aggregate of 19,198 shares of common stock valued at $99,147 to consultants pursuant to consulting agreements for services rendered during the period.

During the six months ended June 30, 2015, the Company issued 943 shares of common stock valued at $8,481 in satisfaction of previously accrued professional services.

The following table presents information related to compensatory common stock expense:

	For The Six Months Ended		Unrecognized at
	June 30,		June 30,
	2015	2014	2015

Consulting	$90,300	$234,500	$-
Research and development	8,847	5,898	-

	$99,147	$240,398	$-

Note 8 - Subsequent Events

Stock-based Compensation

Subsequent to June 30, 2015, the Company issued an aggregate of 8,500 shares of common stock to consultants and the Company’s legal counsel.

Subsequent to June 30, 2015, the Compensation Committee of the Board increased the number of shares authorized to be issued pursuant to the Plan from 1,000,000 to 2,000,000, subject to stockholder approval.

Subsequent to June 30, 2015, the Company granted ten-year options to employees, directors, advisors and consultants to purchase an aggregate of 526,250 shares of common stock at an exercise prices ranging from $7.00 to $8.75 per share, pursuant to the Plan. The shares vest as follows: (i) 201,750 shares vest immediately, (ii) 317,000 shares vest ratably over three years on the grant date anniversaries and (iii) 7,500 shares vest pursuant to the satisfaction of certain performance conditions.

Common Stock and Warrant Offerings

Subsequent to June 30, 2015, the Company issued an aggregate of 47,383 shares of common stock at prices ranging from $6.00 to $7.00 per share to investors for gross proceeds of $310,000. In connection with the purchases, the Company issued five-year warrants to purchase an aggregate of 35,299 shares of common stock at exercise prices ranging from $10.00 to $15.00 per share of common stock. In connection with these issuances, previously outstanding warrants to purchase an aggregate of 24,500 shares of common stock had their exercise prices reduced to $10.00 per share from exercise prices ranging from $11.60 to $50.00 per share. The exercisability of options to purchase an aggregate of 505,250 shares at an exercise price of $7.00 per share is subject to stockholder approval of an increase in the number of shares authorized to be issued pursuant to the Plan from 1,000,000 to 2,000,000 (or such greater number of shares as the Compensation Committee of the Board of Directors of the Company shall determine to submit for stockholder approval).

F-18

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 8 – Subsequent Events – Continued

Stock Options

On September 4, 2015, the Compensation Committee of the Board approved a resolution that, with respect to all outstanding options granted under the Plan, to the extent not already provided for in the stock option agreement evidencing the option grant, the optionee be given the right to exercise the option on a net exercise basis as contemplated by Section 13(b) of the Plan and, other than in the case of the Company’s CEO, in the event of a termination of employment, directorship, consultancy or membership on the Company’s Scientific Advisory Board, to the extent that the options are then exercisable, they shall remain exercisable until twelve months following such termination (unless the stock option agreement evidencing the option grant provides that such options are exercisable until the expiration date of the options), but in no event shall the options be exercisable after the respective expiration dates of the options.

Short Term Advances

Subsequent to June 30, 2015, the Company received an aggregate of $126,490 in non-interest bearing advances from a director of the Company, an officer of the Company and a family member of the same officer of the Company and made aggregate repayments of $67,990 in non-interest bearing advances to a director of the Company and an officer of the Company.

Notes Payable

On July 7, 2015, pursuant to the provisions of a convertible note with a principal balance of $30,000, the Company elected to convert $30,000 of principal, together with accrued interest of $1,736, into 6,490 shares of common stock at a conversion price of $4.89 per share.

On July 9, 2015, the Company issued a convertible note in the principal amount of $100,000 which bears interest at a rate of 10% per annum payable on maturity. The convertible note is payable as follows: (i) $25,000 of the principal and the respective accrued interest on such principal is payable six months from the issuance date (the “July Note First Maturity Date”), (ii) $25,000 of principal and the respective accrued interest on such principal is payable two weeks following the July Note First Maturity Date, (iii) $25,000 of principal and the respective accrued interest on such principal is payable four weeks following the July Note First Maturity Date and (iv) $25,000 of principal and the respective accrued interest on such principal is payable six weeks following the July Note First Maturity Date. Each $25,000 of principal and the respective accrued interest on such principal is convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to each maturity date and ending on the day immediately prior to each maturity date at a conversion price equal to the greater of (a) 62% of the fair value of the Company’s stock or (b) $3.00 per share. In the event that the Company elects to effect a conversion, then, during the five day period following the conversion, the holder shall have the right to convert the then outstanding principal amount of the convertible note, together with accrued and unpaid interest thereon, into shares of the Company’s common stock at a conversion price equal to the conversion price in the Company-effected conversion. In connection with the financing, a five-year warrant to purchase 3,300 shares of common stock at an exercise price of $10.00 per share was issued to the lender.

On July 27, 2015, the Company issued a six-month convertible note in the principal amount of $50,000 which bears interest at a rate of 10% per annum payable on maturity. This note and the accrued interest is convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to the maturity date and ending on the day immediately prior to the maturity date at a conversion price equal to 65% of the fair market value of the Company’s stock or $3.00 per share, whichever is greater. In connection with the financing, a five-year warrant to purchase 1,500 shares of common stock at an exercise price of $10.00 per share was issued to the lender.

On August 7, 2015, the Company issued a six-month convertible note in the principal amount of $50,000 which bears interest at a rate of 10% per annum payable on maturity. This note and the accrued interest are convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to the maturity date and ending on the day immediately prior to the maturity date at a conversion price equal to 65% of the fair market value of the Company’s stock or $3.00 per share, whichever is greater. In connection with the financing, a five-year warrant to purchase 1,500 shares of common stock at an exercise price of $10.00 per share was issued to the lender.

F-19

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 8 – Subsequent Events – Continued

Notes Payable – Continued

On August 13, 2015, the Company issued a convertible note in the principal amount of $60,000 for cash consideration of $50,000 which bears interest at a rate of 1% per annum payable on maturity. The convertible note is payable as follows: (i) $20,000 of the principal and the respective accrued interest on such principal is payable six months from the issuance date (the “August Note First Maturity Date”), (ii) $20,000 of principal and the respective accrued interest on such principal is payable two weeks following the August Note First Maturity Date, and (iii) $20,000 of principal and the respective accrued interest on such principal is payable one month following the August Note First Maturity Date. Each $20,000 of principal and the respective accrued interest on such principal is convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to each maturity date and ending on the day immediately prior to each maturity date at a conversion price equal to the greater of (a) 62% of the fair value of the Company’s stock or (b) $3.00 per share. In the event that the Company elects to effect a conversion, then, during the five day period following the conversion, the holder shall have the right to convert the then outstanding principal amount of the convertible note, together with accrued and unpaid interest thereon, into shares of the Company’s common stock at a conversion price equal to the conversion price in the Company-effected conversion.

On August 19, 2015, the Company issued a six-month convertible note in the principal amount of $50,000 which bears interest at a rate of 10% per annum payable on maturity. This note and the accrued interest are convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to the maturity date and ending on the day immediately prior to the maturity date at a conversion price equal to 65% of the fair market value of the Company’s stock or $3.00 per share, whichever is greater. In connection with the financing, a five-year warrant to purchase 1,885 shares of common stock at an exercise price of $10.00 per share was issued to the lender.

On August 21, 2015, the Company issued a two-month note in the principal amount of $84,018 for cash consideration of $70,015 which bears no interest.

Consulting Agreements

On August 13, 2015, a February 17, 2011 agreement for business advisory services that had expired on June 30, 2015 was further amended. Pursuant to the amendment, the agreement was reinstated effective as of July 1, 2015 and provided for an expiration date of June 30, 2016 (the “New Business Advisory Term”). In consideration of services rendered during the New Business Advisory Term, the Company agreed to pay a cash fee of $15,000 per month and the Company granted an immediately vested five-year warrant to purchase 10,000 shares of common stock at an exercise price of $12.00 per share and an immediately vested five-year warrant to purchase 10,000 shares of common stock at an exercise price of $10.00 per share.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of BioRestorative Therapies, Inc.

We have audited the accompanying consolidated balance sheets of BioRestorative Therapies, Inc. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BioRestorative Therapies, Inc. and Subsidiaries as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company has incurred net losses since inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 31, 2015, except for Note 1A, as to which the date is September 23, 2015

F-21

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2014	2013

Assets

Current Assets:
Cash	$91,798	$201,098
Inventories	1,945	17,965
Prepaid expenses and other current assets	20,570	20,739
Total Current Assets	114,313	239,802

Property and equipment, net	493,856	35,568
Intangible assets, net	1,037,732	1,107,545
Security deposit	45,900	-
Total Assets	$1,691,801	$1,382,915

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accounts payable	$1,111,879	$1,269,970
Accrued expenses and other current liabilities	1,466,506	1,176,662
Accrued interest	94,026	65,909
Current portion of notes payable, net of debt discount of $113,257 and $237,381 at December 31, 2014 and 2013, respectively	5,688,239	4,990,009
Deferred revenues	164,349	-
Total Current Liabilities	8,524,999	7,502,550
Accrued interest, non-current portion	5,195	41,434
Notes payable, non-current portion, net of debt discount of $0 and $3,110 at December 31, 2014 and 2013, respectively	50,000	524,000
Total Liabilities	8,580,194	8,067,984

Commitments and contingencies

Stockholders' Deficiency:
Preferred stock, $0.01 par value; Authorized, 5,000,000 shares (see Note 10); none issued and outstanding at December 31, 2014 and 2013	-	-
Common stock, $0.001 par value; Authorized, 30,000,000 shares (see Note 10); Issued 1,725,596 and 981,662 shares at December 31, 2014 and 2013, respectively; Outstanding 1,697,664 and 953,730 shares at December 31, 2014 and 2013, respectively	1,726	982
Additional paid-in capital	18,541,907	13,158,363
Accumulated deficit	(25,400,026)	(19,812,414)
Treasury stock, at cost, 27,932 shares at December 31, 2014 and 2013	(32,000)	(32,000)
Total Stockholders' Deficiency	(6,888,393)	(6,685,069)
Total Liabilities and Stockholders' Deficiency	$1,691,801	$1,382,915

See Notes to these Consolidated Financial Statements

F-22

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Consolidated Statements of Operations

	For The Years Ended
	December 31,
	2014	2013

Revenues	$415,996	$1,680

Cost of sales	213,834	208

Gross Profit	202,162	1,472

Operating Expenses
Marketing and promotion	125,626	114,951
Consulting	1,310,121	779,462
Research and development	1,430,614	1,594,054
General and administrative	2,258,307	2,265,275

Total Operating Expenses	5,124,668	4,753,742

Loss From Operations	(4,922,506)	(4,752,270)

Other (Expense) Income
Interest expense	(285,275)	(371,281)
Amortization of debt discount	(464,470)	(405,531)
Loss on extinguishment of note and payables, net	(49,094)	(7,200)
Warrant modification expense	(50,035)	(214,912)
Gain on settlement of notes and payables	183,768	-

Total Other Expense	(665,106)	(998,924)

Net Loss	$(5,587,612)	$(5,751,194)

Net Loss Per Share
- Basic and Diluted	$(4.38)	$(6.96)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	1,276,904	826,340

See Notes to these Consolidated Financial Statements

F-23

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Consolidated Statements of Changes in Stockholders' Deficiency

For the Years Ended December 31, 2014 and 2013

			Additional
	Common Stock		Paid-In	Accumulated	Treasury Stock
	Shares	Amount	Capital	Deficit	Shares	Amount	Total

Balance - December 31, 2012	772,175	$772	$8,950,755	$(14,061,220)	(27,932)	$(32,000)	$(5,141,693)

Shares and warrants issued for cash	42,030	42	904,958	-	-	-	905,000

Shares and warrants issued as debt discount in connection with notes payable	16,938	17	573,752	-	-	-	573,769

Shares issued in satisfaction of accrued interest	13,313	14	212,986	-	-	-	213,000

Shares and warrants issued in exchange of notes payable and accrued interest	40,925	41	417,640	-	-	-	417,681

Exercise of warrants for purchase of common stock	84,302	84	505,725	-	-	-	505,809

Warrant modification	-	-	214,912	-	-	-	214,912

Waiver of previously accrued executive salary and bonus	-	-	565,000	-	-	-	565,000

Stock-based compensation:
shares of common stock	11,977	12	138,043	-	-	-	138,055
options and warrants	-	-	674,592	-	-	-	674,592

Impact of share rounding as a result of reverse stock split	2	-	-	-	-	-	-

Net loss	-	-	-	(5,751,194)	-		(5,751,194)

Balance - December 31, 2013	981,662	$982	$13,158,363	$(19,812,414)	(27,932)	$(32,000)	$(6,685,069)

Shares and warrants issued for cash	433,600	434	2,604,566	-	-	-	2,605,000

Shares issued in satisfaction of accrued consulting services	29,773	30	139,970	-	-	-	140,000

Shares and warrant issued as payment for leasehold improvements	14,210	14	71,036	-	-	-	71,050

Exercise of warrants for purchase of common stock	18,834	19	112,981	-	-	-	113,000

Conversion of notes payable and accrued interest into common stock	89,239	89	359,622	-	-	-	359,711

Shares and warrants issued in exchange of note payable and accrued interest	55,073	55	342,971	-	-	-	343,026

Shares and warrants issued in connection with extension of notes payable	50,000	50	249,750	-	-	-	249,800

Warrant modification	-	-	50,035	-	-	-	50,035

Beneficial conversion features related to convertible notes payable	-	-	92,370	-	-	-	92,370

Stock-based compensation:
shares of common stock	53,205	53	300,784	-	-	-	300,837
options and warrants	-	-	1,059,459	-	-	-	1,059,459

Net loss	-	-	-	(5,587,612)	-	-	(5,587,612)

Balance - December 31, 2014	1,725,596	$1,726	$18,541,907	$(25,400,026)	(27,932)	$(32,000)	$(6,888,393)

See Notes to these Consolidated Financial Statements

F-24

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

	For The Years Ended
	December 31,
	2014	2013
Cash Flows From Operating Activities
Net loss	$(5,587,612)	$(5,751,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	464,470	405,531
Accretion of interest expense	24,934	5,066
Depreciation and amortization	96,685	104,811
Loss on sale of property and equipment	1,009	-
Stock-based compensation	1,360,296	812,647
Loss on extinguishment of note and payables, net	49,094	7,200
Gain on settlement of notes and payables	(183,768)	-
Inventory write-down	15,407	-
Warrant modification expense	50,035	214,912
Warrant issued in connection with note payable	-	9,400
Changes in operating assets and liabilities:
Inventories	613	(5,481)
Prepaid expenses and other current assets	11,219	(2,306)
Security deposit	(45,900)	-
Accounts payable	(234,563)	498,541
Accrued interest, expenses and other current liabilities	585,881	1,028,469
Deferred revenues	164,349	-
Total Adjustments	2,359,761	3,078,790
Net Cash Used in Operating Activities	(3,227,851)	(2,672,404)

Cash Flows From Investing Activities
Purchases of property and equipment	(168,376)	(11,160)
Proceeds from sale of property and equipment	980	-
Net Cash Used In Investing Activities	(167,396)	(11,160)

Cash Flows From Financing Activities
Proceeds from notes payable	795,000	1,454,000
Repayments of notes payable	(202,063)	(5,500)
Advances from director and officer	58,054	144,285
Repayment of advances from director and officer	(83,044)	(119,295)
Proceeds from exercise of warrants	113,000	505,809
Sales of common stock and warrants for cash	2,605,000	905,000
Net Cash Provided by Financing Activities	3,285,947	2,884,299
Net (Decrease) Increase In Cash	(109,300)	200,735

Cash - Beginning	201,098	363
Cash - Ending	$91,798	$201,098

See Notes to these Consolidated Financial Statements

F-25

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows — Continued

	For The Years Ended
	December 31,
	2014	2013
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$127,112	$62,346

Non-cash investing and financing activities:
Shares and warrants issued in connection with issuance or extension of notes payable	$249,800	$564,369
Shares issued in satisfaction of accrued interest	$-	$213,000
Shares and warrants issued in exchange for notes payable and accrued interest	$343,026	$417,681
Shares and warrant issued as payment for lease obligation and leasehold improvements	$71,050	$-
Conversion of notes payable and accrued interest into common stock	$359,711	$-
Shares issued in satisfaction of accrued consulting services	$140,000	$-
Recharacterization of accrued interest as principal with note payable reissuance	$108,059	$68,100
Beneficial conversion features set up as debt discount	$92,370	$-
Accrued purchases of property and equipment	$258,774	$-
Waiver of previously accrued executive salary and bonus	$-	$565,000

See Notes to these Consolidated Financial Statements

F-26

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 – Business Organization and Nature of Operations

BioRestorative Therapies, Inc. has two wholly-owned subsidiaries, Stem Pearls, LLC (“Stem Pearls”) and Stem Cell Cayman Ltd. (“Cayman”), which the Company formed in the Cayman Islands (collectively, “BRT” or the “Company”). BRT develops products and medical therapies using cell and tissue protocols, primarily involving adult stem cells designed for personal medical applications. BRT’s website is at www.biorestorative.com. BRT is currently pursuing a Disc/Spine Program. Its lead cell therapy candidate, brtxDISC™ (Disc Implanted Stem Cells), is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. The product is intended to be used for the non-surgical treatment of protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease. BRT is also engaging in research efforts with respect to a platform technology utilizing brown adipose (fat) for therapeutic purposes and has labeled this initiative its ThermoStem® Program. It is a pre-clinical cell-based therapy to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue and is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans." BRT has developed an ingredient derived from human adult stem cells, which can be used by third party companies in the development of their own skin care products. The ingredient was developed pursuant to BRT’s “brtx-C Cosmetic Program”. BRT’s Stem Pearls® brand offers plant stem cell-based cosmetic skincare products that are available for purchase online at www.stempearls.com.

Effective January 1, 2015, the Company changed its state of incorporation from the State of Nevada to the State of Delaware pursuant to a plan of conversion, dated December 22, 2014 (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the Company also adopted new bylaws, which became effective on January 1, 2015.

Effective April 15, 2013, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-50 reverse split of the Company’s issued and outstanding common stock (the “April 2013 Reverse Split”) and a reduction in the number of shares of common stock authorized to be issued by the Company from 1,500,000,000 to 100,000,000.

Note 1A – Reverse Stock Split

Effective July 7, 2015, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-20 reverse split of the Company’s issued and outstanding common stock (the “July 2015 Reverse Split”) and a reduction in the number of shares of common stock authorized to be issued by the Company from 200,000,000 to 30,000,000. All share and per share information has been retroactively adjusted to reflect the July 2015 Reverse Split for all periods presented.

Note 2 – Going Concern and Management’s Plans

As of December 31, 2014, the Company had a working capital deficiency and a stockholders’ deficiency of $8,410,686 and $6,888,393, respectively. During the years ended December 31, 2014 and 2013, the Company incurred net losses of $5,587,612 and $5,751,194, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Despite recent revenue generated from specific research and development contracts, the Company's primary source of operating funds since inception has been, and will continue to be for the foreseeable future, equity and debt financings. The Company intends to continue to raise additional capital through debt and equity financings. There is no assurance that these funds will be sufficient to enable the Company to fully complete its development activities or attain profitable operations. If the Company is unable to obtain such additional financing on a timely basis and, notwithstanding any request the Company may make, the Company’s debt holders do not agree to convert their notes into equity or extend the maturity dates of their notes, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations and liquidate.

The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-27

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 2 – Going Concern and Management’s Plans – Continued

Subsequent to December 31, 2014, (a) the Company has raised an aggregate of $801,000 and $30,000 through equity financing and debt financing, respectively, (b) the Company has received research and development payments of $227,234 and (c) $50,000 and $5,984 of debt and accrued interest, respectively, has been converted into common stock. As a result, the Company expects to be able to fund its operations through April 2015. While there can be no assurance that it will be successful, the Company is in active negotiations to raise additional capital. As of the filing date of this report, the Company has notes payable with an aggregate principal balance of $5,000 which are either past due or payable on demand. The Company is currently in the process of negotiating extensions or discussing conversions to equity with respect to these notes. However, there can be no assurance that the Company will be successful in extending or converting these notes. See Note 11– Subsequent Events for additional details.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Cayman and Stem Pearls. All significant intercompany transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. The Company’s significant estimates and assumptions include the recoverability and useful lives of long-lived assets, the fair value of the Company’s equity securities and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Concentrations and Credit Risk

As of December 31, 2014, 75% of the face value of the Company’s outstanding notes payable were sourced from a single entity (the “Bermuda Lender”) and the maturity dates associated with these notes range from May 7, 2015 to June 30, 2015. See Note 7 – Notes Payable for additional discussion of the Bermuda Lender.

Two pharmaceutical clients comprised substantially all of the Company’s revenue during the year ended December 31, 2014. See Revenue Recognition – Research and Development Agreements below.

Cash

The Company maintains cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and periodically evaluates the creditworthiness of the financial institutions and has determined the credit exposure to be negligible.

Inventories

The Company maintains finished goods inventories, consisting of Stem Pearls skincare products, which are available for sale. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

The Company periodically reviews for slow-moving, excess or obsolete inventories. Products that are determined to be obsolete, if any, are written down to net realizable value. During the year ended December 31, 2014, the Company recorded an inventory write-down of $15,407.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies – Continued

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation which is recorded commencing at the in-service date using the straight line method at rates sufficient to charge the cost of depreciable assets to operations over their estimated useful lives, which range from 3 to 5 years. Leasehold improvements are amortized over the lesser of (a) the useful life of the asset; or (b) the remaining lease term. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

Intangible assets are comprised of trademarks and licenses with original estimated useful lives of 10 and 17.7 years (20 year life of underlying patents which the Company is licensing, less 2.3 years elapsed since the application date of the respective patents), respectively. Once placed into service, the Company amortizes the cost of the intangible assets over their estimated useful lives on a straight line basis.

Impairment of Long-lived Assets

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company has not identified any such impairment losses.

Revenue Recognition

Research and Development Agreements

The Company’s policy relating to research and development agreements is to recognize research and development revenues associated with such agreements either (a) on a straight-line basis over the term of the agreement, or (b) in accordance with the milestone method of revenue recognition, depending on the nature of the contract terms, subject to potential acceleration upon achievement of contractually specified deliverables.

On March 19, 2014, the Company entered into a one-year agreement with a Japanese pharmaceutical company to perform specified research and development activities related to stem cells. The agreement may be terminated earlier or extended, as provided for in the agreement. Payment terms are (1) $150,000 received at commencement (straight-line method); (2) $50,000 upon achievement of a specified deliverable (milestone method); and (3) $50,000 upon achievement of the final specified deliverable (milestone method). As of December 31, 2014, the initial $150,000 payment had been received and $34,281 remained in deferred revenues on the consolidated balance sheet. On February 11, 2015, the term of the agreement was extended by three months to June 19, 2015.

On March 24, 2014, the Company entered into a two-year agreement with a U.S. pharmaceutical company to perform specified research and development activities related to brown fat. The agreement may be terminated earlier or extended, as provided for in the agreement. Payment terms are (1) $250,000 at commencement; (2) $356,250 payable in four equal quarterly installments, subject to acceleration upon achieving a specified deliverable; and (3) $168,750 payable in two equal bi-annual installments (all of which are being recognized pursuant to the straight-line method), subject to acceleration upon achieving a specified deliverable. As of December 31, 2014, the initial $250,000 payment and the first two quarterly payments of $89,063 related to (2) above had been received and $130,068 was recorded as deferred revenues on the consolidated balance sheet.

During the year ended December 31, 2014, the Company recognized revenue related to research and development agreements of $413,777. The Company did not recognize any revenue related to research and development agreements during the year ended December 31, 2013.

F-29

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies – Continued

Revenue Recognition – Continued

Other

The Company’s policy is to recognize product sales when the risk of loss and title to the product transfers to the customer, after taking into account potential returns. The Company recognizes sublicensing and royalty revenue when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) the service is completed without further obligation, (iii) the sales price to the customer is fixed or determinable, and (iv) collectability is reasonably assured.

For the years ended December 31, 2014 and 2013, the Company recognized revenue related to sales of Stem Pearls® skincare products of $2,219 and $1,680, respectively.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2014 and 2013. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Net Loss Per Common Share

Basic loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and warrants, plus the conversion of convertible notes.

The following securities are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	December 31,
	2014	2013
Options	779,200	252,150
Warrants	412,423	239,795
Convertible notes	32,695	53,169
Total potentially dilutive shares	1,224,318	545,111

F-30

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies – Continued

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Since the shares underlying the Company’s 2010 Equity Participation Plan (the “Plan”) were registered on May 27, 2014, the Company estimates the fair value of the awards granted under the Plan based on the market value of its freely tradable common stock as reported by the OTC Bulletin Board. The fair value of the Company’s restricted equity instruments was estimated by management based on observations of the cash sales prices of both restricted shares and freely tradable shares. Awards granted to directors are treated on the same basis as awards granted to employees.

Advertising

Advertising costs are charged to operations as incurred. For the years ended December 31, 2014 and December 31, 2013, the Company incurred advertising costs of $15,280 and $25,748, respectively. Advertising expense is reflected in marketing and promotion expenses in the consolidated statements of operations.

Research and Development

Research and development expenses are charged to operations as incurred. For the years ended December 31, 2014 and December 31, 2013, the Company incurred research and development expenses of $1,430,614 and $1,594,054, respectively.

Reclassifications

Certain prior period amounts have been reclassified for comparative purposes to conform to the fiscal 2014 presentation. These reclassifications have no impact on the previously reported net loss.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of our short term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk.

F-31

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies – Continued

Convertible Instruments

GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments (the beneficial conversion feature) based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed in Note 11.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its consolidated financial position and results of operations.

In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation,” (“ASU 2014-10”). ASU 2014-10 removes the definition of a development stage entity from the Master Glossary of the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company adopted ASU 2014-10 during the year ended December 31, 2014 which resulted in the removal of previously required development stage disclosures. The Company’s planned principal operations are to develop technology using cell and tissue therapy protocols, primarily involving adult stem cells, allowing patients to undergo cellular-based treatments. The Company has established a new laboratory facility and is seeking to increase its capabilities for the further development of possible cellular-based treatment protocols, stem cell-related intellectual property and research applications. The Company’s activities are subject to significant risks and uncertainties, which are detailed in Note 2 – Going Concern and Management’s Plans.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 3 – Summary of Significant Accounting Policies – Continued

Recently Issued Accounting Pronouncements – Continued

In June 2014, the FASB issued ASU No. 2014-12, "Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide that a Performance Target Could be Achieved after the Requisite Service Period," ("ASU 2014-12"). The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in ASC Topic No. 718, "Compensation - Stock Compensation" as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in ASU 2014-12 are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The Company does not anticipate that the adoption of ASU 2014-12 will have a material impact on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15,”Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company elected to adopt ASU 2014-15. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding the Company’s ability to continue as a going concern have been disclosed in Note 2 – Going Concern and Management’s Plans.

Note 4 – Property and Equipment

Property and equipment include the following:

	December 31,
	2014	2013
Office equipment	$8,466	$7,670
Medical equipment	359,248	129,461
Furniture and fixtures	113,874	19,322
Computer software and equipment	66,458	20,169
Leasehold Improvements	103,582	-
	651,628	176,622
Less: accumulated depreciation	(157,772)	(141,054)
Property and equipment, net	$493,856	$35,568

Depreciation expense amounted to $26,872 and $34,999 for the years ended December 31, 2014 and 2013, respectively. Depreciation expense is reflected in general and administrative expenses in the consolidated statements of operations.

Note 5 – Intangible Assets

Intangible assets consist of the following:

	Patents and Trademarks	Licenses	Accumulated Amortization	Total
Balance as of January 1, 2013	$3,676	$1,226,500	$(52,819)	$1,177,357
Amortization expense	-	-	(69,812)	(69,812)
Balance as of December 31, 2013	$3,676	$1,226,500	$(122,631)	$1,107,545
Amortization expense	-	-	(69,813)	(69,813)
Balance as of December 31, 2014	$3,676	$1,226,500	$(192,444)	$1,037,732
Weighted average remaining amortization period at December 31, 2014 in years	6.0	14.9

F-33

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 5 – Intangible Assets – Continued

Amortization of intangible assets consists of the following:

	Patents and Trademarks	Licenses	Accumulated Amortization
Balance as of January 1, 2013	$736	$52,083	$52,819
Amortization expense	368	69,444	69,812
Balance as of December 31, 2013	$1,104	$121,527	$122,631
Amortization expense	368	69,445	69,813
Balance as of December 31, 2014	$1,472	$190,972	$192,444

Amortization expense is reflected in general and administrative expenses in the consolidated statements of operations. Based upon the current intangible assets as of December 31, 2014, amortization expense is projected to be approximately $70,000 per annum through 2029.

On January 27, 2012, the Company entered into a license agreement with a stem cell treatment company (“SCTC”) (as amended on March 21, 2012, the “SCTC Agreement”). On April 6, 2012 (the “Closing Date”), the Company and SCTC closed on the SCTC Agreement. Pursuant to the SCTC Agreement, the Company obtained, among other things, a worldwide, exclusive, royalty-bearing license from SCTC to utilize or sublicense a certain medical device patent (pending) for the administration of specific cells and/or cell products to the disc and/or spine (and other parts of the body) and a worldwide (excluding Asia and Argentina), exclusive, royalty-bearing license to utilize or sublicense a certain method for culturing cells. The SCTC Agreement provides that the Company must achieve certain milestones. As of December 31, 2014, the Company had not met any the milestones provided for in the SCTC Agreement to be fulfilled by April 6, 2014; however, it still had the ability to pay $75,000 by April 6, 2015 in order to retain the exclusivity of the license. On March 5, 2015, the Company made the $75,000 cash payment to retain the exclusivity of the license. Pursuant to the license agreement with SCTC, unless certain milestones are satisfied, the Company will be required to pay to SCTC minimum amounts of between $225,000 and $475,000 during the period from April 2017 to April 2019 in order to maintain its exclusive rights with regard to the disc/spine technology.

The SCTC Agreement also provides for an exclusive, royalty-bearing sublicense of certain of the licensed technology to SCTC for use for orthopedic purposes and a non-exclusive, royalty-bearing sublicense of certain of the licensed technology to SCTC for use (1) at a single facility in the Cayman Islands (or, under certain circumstances, at a different non-U.S. facility), and (2) at U.S. facilities (in accordance with protocols established by the Company), if and only if, upon resolution of a Food and Drug Administration (“FDA”) action, SCTC has the legal right to exploit the technology in the U.S. and the Company does not yet have such legal right. Further, the SCTC Agreement provides that SCTC will furnish certain training, assistance and consultation services with regard to the licensed technology. In addition, the Company had agreed to reimburse SCTC for 25% of its legal fees associated with what had been a pending court action with the FDA, subject to a maximum of $4,500 per month and $100,000 in the aggregate. In 2012, the District Court ruled in favor of the FDA, but SCTC appealed the decision. In February 2014, the United States Court of Appeals for the D.C. Circuit affirmed the District Court’s ruling, concluding that the FDA has the authority to regulate certain autologous stem cell procedures and that SCTC’s stem cell mixture meets the definition of drug and not HCT/P since it was more than minimally manipulated. SCTC has indicated that it does not intend to appeal the decision to the Supreme Court. While this decision is specific to SCTC’s procedures and mixture, it indicates that stem cells, even when used in an autologous context, may be regulated as drugs, particularly when mixed with other substances or in other ways that may be considered to be more than minimally manipulated. The Company is proceeding with the FDA approval process for its initiatives as discussed above.

Pursuant to the SCTC Agreement, on the Closing Date, the Company made a payment to SCTC consisting of a license fee of $1,000,000, net of a sublicensing fee of $10,000, which SCTC owed to the Company (which was recorded as revenue in the consolidated statements of operations), and issued to SCTC a warrant for the purchase of 50,000 shares of common stock of the Company (the “SCTC Warrant”). The vesting of the SCTC Warrant was divided into three tranches. The first tranche to purchase 15,000 shares of common stock was immediately exercisable. The exercise of the second and third tranches to purchase 17,500 shares of common stock each is subject to specified performance criteria. The exercise price for the initial tranche is $30.00 per share and the exercise price for the second and third tranches is the greater of $30.00 per share or the then fair market value of the common stock, as defined in the SCTC Agreement. The initial tranche had a grant date value of $226,500 using the Black-Scholes model, which was recognized immediately. The Company recorded the $1,000,000 cash payment and the $226,500 value of the first tranche of the warrant as an intangible asset with an original estimated useful life of 17.7 years (20 year life of the underlying pending patent less 2.3 years since patent application).

F-34

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 5 – Intangible Assets – Continued

The Company has not made an accounting entry related to the second and third tranches as it is not currently estimable when the specified performance criteria will be met. When, and if, the second and third tranches of the SCTC Warrant vest (or when the timing of vesting becomes estimable), the grant date value of these tranches will be added to the value of the intangible asset after calculating the grant date values using the Black-Scholes option pricing model using the final exercise prices as inputs to the model.

Note 6 – Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are comprised of the following:

	December 31,
	2014	2013

Credit card payable	$4,739	$6,000
Accrued payroll and payroll taxes	679,277	672,535
Accrued purchases of property and equipment	174,801	-
Accrued research and development expenses	292,395	229,276
Accrued general and administrative expenses	315,294	266,541
Deferred rent	-	2,310
Total	$1,466,506	$1,176,662

During the year ended December 31, 2014, the Company received an aggregate of $58,054 in non-interest bearing advances from a director, an officer and a family member of the same officer and made aggregate repayments of $83,044 (inclusive of the $24,990 outstanding balance as of December 31, 2013 discussed below), such that the Company had no remaining liability with regard to these advances as of December 31, 2014. During the year ended December 31, 2013, the Company received an aggregate of $144,285 in advances from a director, an officer and a family member of the same officer and made aggregate repayments of $119,295, such that the Company had a liability of $24,990 with regard to these advances as of December 31, 2013.

F-35

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 7 – Notes Payable

A summary of the notes payable activity during the years ended December 31, 2014 and 2013 is presented below:

	Bermuda	Convertible		Other	Debt
	Lender	Notes		Notes	Discount	Total

Outstanding, December 31, 2012	$3,550,000	$-		$1,082,185	$(76,719)	$4,555,466
Issuances	450,000	281,000	[1]	733,000	-	1,464,000
Conversion of accrued interest	-	-		68,100	-	68,100
Exchanges for equity	-	-		(404,285)	-	(404,285)
Repayments	-	-		(5,500)	-	(5,500)
Recognition of debt discount	-	-		-	(574,369)[1]	(574,369)
Amortization of debt discount	-	-		-	405,531	405,531
Accretion of interest expense	-	-		-	5,066 [1]	5,066
Outstanding, December 31, 2013	$4,000,000	$281,000		$1,473,500	$(240,491)	$5,514,009
Issuances	500,000	300,000	[1]	-	-	800,000
Exchanges for equity	-	(71,000)		(203,000)	-	(274,000)
Conversions to equity	-	(342,500)		-	-	(342,500)
Repayments	(89,063)	-		(113,000)	-	(202,063)
Recognition of debt discount	-	-		-	(347,170)[1]	(347,170)
Amortization of debt discount	-	-		-	464,470	464,470
Recharacterization of accrued interest as principal	-	-		108,059 [3]	-	108,059
Accretion of interest expense	-	15,000	[2]	-	9,934 [1]	24,934
Settlement of accreted interest	-	(7,500)	[2]	-	-	(7,500)
Outstanding, December 31, 2014	$4,410,937	$ 175,000	[4]	$1,265,559	$(113,257)	$5,738,239

[1]	During the years ended December 31, 2014 and 2013, notes with an aggregate principal amounts of $30,000 and $60,000, respectively, bear no interest and were issued for cash consideration of $25,000 and $50,000, respectively. The differences between the principal amounts of the notes and the cash received of $5,000 and $10,000, respectively, were recorded as debt discount and amortized to interest expense over the term of the notes.

[2]	During the year ended December 31, 2014, pursuant to the terms of certain notes payable with maturity dates ranging from January 8, 2014 to June 10, 2014, the aggregate principal balance of the notes was increased from $90,000 to $105,000. The aggregate $15,000 of principal increases was accreted as interest expense. During the year ended December 31, 2014, $7,500 of the principal increases was settled by the conversion of a convertible note with a maturity date of January 8, 2014 and original principal balance of $30,000 into shares of the Company's common stock.

[3]	During the year ended December 31, 2014, in connection with the extension of certain notes payable with maturity dates ranging from of August 8, 2013 to March 1, 2014, an aggregate $108,059 of accrued interest was added to the aggregate principal balance of the notes, increasing the aggregate principal balance from $752,500 to $860,559.

[4]	As of December 31, 2014, convertible notes with an aggregate principal balance of $175,000 were convertible at the election of the Company. Of such convertible notes, notes with an aggregate principal balance of $83,333 are also convertible, under certain circumstances, at the election of the holder pursuant to the terms of the notes.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 7 – Notes Payable – Continued

Bermuda Lender

On March 26, 2013, Cayman borrowed $450,000 from the Bermuda Lender, which was combined with the already outstanding $3,550,000 of previous borrowings from the Bermuda Lender into a new $4,000,000 zero coupon note (the “$4,000,000 Bermuda Lender Note”) which matured on July 31, 2014. In consideration of the additional $450,000 loan, the waiver of accrued and unpaid interest of $213,000, and an extension of the maturity date of the outstanding loan, the Company issued to the Bermuda Lender 30,000 shares of common stock (valued at $480,000) and a five year warrant to purchase 20,000 shares of common stock at an exercise price of $50.00 per share (valued at $250,000). After determining that 13,313 shares of common stock (of the 30,000 shares issued) were, in effect, used to settle the aggregate $213,000 accrued and unpaid interest, the Company determined that the relative fair value of the remaining equity securities issued was $457,826, which amount was recorded as a debt discount and was amortized via the interest method over the sixteen month term of the $4,000,000 Bermuda Lender Note in accordance with ASC 470-60. The effective annual interest rate of the $4,000,000 Bermuda Lender Note is 11%.

On May 8, 2014, Cayman borrowed an additional $500,000 from the Bermuda Lender and issued to the Bermuda Lender a one-year note payable in the principal amount of $500,000 which bears interest at 15% per annum payable at maturity. The note also provides for the mandatory prepayment of the principal amount to the extent of any monies received by the Company pursuant to the research and development agreements discussed in Note 3 – Summary of Significant Accounting Policies – Revenue Recognition – Research and Development Agreements. Interest on the entire principal amount of the note is payable until such time as the principal amount is paid in full. On July 15, 2014, the Company received $89,063 pursuant to the research and development agreements which triggered a mandatory principal prepayment of $89,063. See Note 11 – Subsequent Events for details regarding monies received pursuant to the research and development agreements.

On August 13, 2014, Cayman and the Bermuda Lender agreed to extend the maturity date of the $4,000,000 Bermuda Lender Note from July 31, 2014 to December 31, 2014. In consideration of the extension, the Company issued to the Bermuda Lender 27,500 shares of common stock. The $121,000 fair value of the common stock was recorded as debt discount and was amortized over the remaining term of the $4,000,000 Bermuda Lender Note.

On December 31, 2014, Cayman and the Bermuda Lender agreed to further extend the maturity date of the $4,000,000 Bermuda Lender Note from December 31, 2014 to June 30, 2015. In consideration of the extension, the Company issued to the Bermuda Lender 22,500 shares of common stock. The $99,000 fair value of the common stock was recorded as debt discount and will be amortized over the remaining term of the $4,000,000 Bermuda Lender Note.

As of December 31, 2014, the Bermuda Lender is a related party as a result of the size of its ownership interest in the Company's common stock.

Convertible Notes

Between August 8, 2013 and December 18, 2013, the Company issued convertible notes with an aggregate principal amount of $281,000, for cash consideration of $271,000 (convertible notes with an aggregate principal amount of $60,000 bear no interest and were issued for cash consideration of $50,000 and the $10,000 of interest, was recorded as debt discount and will be amortized over the term of the note, resulting in a weighted average effective interest rate of 100%). Convertible notes with an aggregate principal amount of $221,000 bear interest at a rate of 12% per annum payable upon maturity. The convertible notes were initially payable 2-6 months from the date of issuance. Of the $281,000 principal amount of convertible notes, $171,000 are convertible into shares of the Company’s common stock at the election of the Company while $110,000 are convertible into shares of the Company’s common stock at the election of the holder. The convertible notes are convertible during the period beginning five days prior to maturity and ending on the day immediately prior to maturity (the “Note Conversion Period”). The conversion price of the convertible notes is equal to the greater of (a) 55-65% (depending on the specific note) of the fair value of the Company’s common stock or (b) $1.00 per share. As of December 31, 2013, the convertible notes were not convertible. The Company evaluated the conversion options and determined that bifurcation was not necessary in accordance with ASC 815. The beneficial conversion features will be accounted for, if necessary, at the commitment date.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 7 – Notes Payable – Continued

Convertible Notes – Continued

Between January 17, 2014 and May 2, 2014, the Company issued convertible notes with an aggregate principal amount of $175,000, for cash consideration of $170,000 (a convertible note with a principal amount of $30,000 bears no interest and was issued for cash consideration of $25,000 and the $5,000 difference was recorded as debt discount and was accreted as interest over the term of the note). Convertible notes with an aggregate principal amount of $145,000 bear interest at a rate of 12% per annum payable upon maturity. The convertible notes were initially payable 3-12 months from the date of issuance. Of the $175,000 principal amount of convertible notes, $145,000 is convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to maturity and ending on the day immediately prior to maturity at the greater of (a) 55%-60% (depending on the particular note) of the fair value of the Company’s stock or (b) $1.00 per share. The remaining $30,000 is convertible into shares of the Company’s common stock at the election of the holder any time after September 10, 2014 at the lesser of (a) $10.00 per share or (b) 65% of the fair value of the Company’s common stock, but with a floor of $1.00 per share.

Between November 12, 2014 and December 2, 2014, the Company issued convertible notes in the aggregate principal amount of $125,000 which bear interest at a rate of 10% per annum payable on maturity. The convertible notes are payable as follows: (i) $41,667 of aggregate principal and the respective accrued interest on such principal is payable six months from the issuance date (the “First Maturity Date”), (ii) $41,667 of principal and the respective accrued interest on such principal is payable two weeks following the First Maturity Date (the “Second Maturity Date”), and (iii) $41,666 of principal and the respective accrued interest on such principal is payable one month following the First Maturity Date (the “Third Maturity Date”). Each $41,667 and $41,666 of aggregate principal and the respective accrued interest on such principal is convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to each maturity date and ending on the day immediately prior to each maturity date at the greater of (a) 60% of the fair value of the Company’s stock or (b) $1.00 per share. In the event that the Company elects to effect a conversion, during the five day period following the conversion, the holders shall have the right to convert the then outstanding principal amount of the convertible notes, together with accrued and unpaid interest thereon, into shares of the Company’s common stock at a conversion price equal to the conversion price in the Company-effected conversion.

During the year ended December 31, 2014, the Company elected to convert certain convertible notes with an aggregate principal balance of $225,000 and aggregate accrued interest of $13,565 into an aggregate of 60,138 shares of common stock at conversion prices ranging from $2.80 to $5.60 per share.

During the year ended December 31, 2014, the holders of certain convertible notes elected to convert such convertible notes with an aggregate principal balance of $117,500 and aggregate accrued interest of $3,646 into an aggregate of 29,102 shares of common stock at conversion prices ranging from $3.80 to $4.40 per share.

During the year ended December 31, 2014, the Company and certain lenders agreed to exchange certain convertible notes with an aggregate principal balance of $71,000, along with accrued and unpaid interest of $4,260, for an aggregate of 12,339 shares of common stock and an immediately vested, two-year warrant to purchase 5,000 shares of common stock at an exercise price of $15.00 per share. The common stock and warrants had an aggregate grant date value of $74,029 and, as a result, the Company recorded a gain on extinguishment of $1,231. The lenders received piggyback registration rights related to the stock and the stock issuable pursuant to the warrants.

During the year ended December 31, 2014, the contingently adjustable conversion ratios associated with certain convertible notes were resolved. The Company estimated the intrinsic value of the embedded conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the convertible note. During the year ended December 31, 2014, the Company recognized $92,370 of intrinsic value related to these beneficial conversion features as debt discount which was immediately amortized.

Other Notes

Other notes issued by the Company (“Other Notes”) predominantly bear interest at a rate of 15% per annum payable monthly. As of December 31, 2014, the Other Notes have maturity dates through October 2015.

F-38

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 7 – Notes Payable – Continued

Other Notes – Continued

The holders of two Other Notes are entitled to five years of royalty payments associated with Cosmetic Revenues, as defined in the notes, ranging from 0.5% to 4.0% of Cosmetic Revenues, depending on the holder and the year the Cosmetic Revenues are earned. The final three years of royalty payments are subject to an annual dollar maximum of $100,000 for one of the noteholders. Given that the Company has not yet generated any Cosmetic Revenues, no royalty payments have been earned.

In connection with the issuance and extension of Other Notes during the year ended December 31, 2013, the Company issued 5,000 shares of common stock, with a relative fair value of $3,704. In connection with the issuances, five-year warrants to purchase an aggregate of 20,125 shares of common stock at exercise prices ranging from $18.80 to $50.00 per share, with a relative fair value of $112,239, were issued as debt discount to the lenders and amortized over the term of the note.

In connection with the extension of Other Notes during the year ended December 31, 2014, the Company issued five-year warrants to purchase an aggregate of 9,500 shares of common stock at exercise prices ranging from $10.00 to $15.00 per share, with a grant date fair value of $29,800, as debt discount to the lenders and amortized over the term of the note.

During the year ended December 31, 2013, the Company and certain lenders agreed to exchange certain Other Notes with an aggregate principal balance of $404,285, along with accrued and unpaid interest of $6,196, for an aggregate of 40,925 shares of common stock and five-year warrants to purchase an aggregate of 2,250 shares of common stock at an exercise price of $30.00 per share. The stock and warrants had an aggregate issuance date value of $417,681 and, as a result, the Company recorded a loss on extinguishment of $7,200. The lenders received piggyback registration rights related to the stock and the stock issuable pursuant to the warrants.

During the year ended December 31, 2014, the Company and certain lenders agreed to exchange certain Other Notes with an aggregate principal balance of $203,000, along with accrued and unpaid interest of $15,672, for an aggregate of 42,735 shares of common stock and an immediately vested, two-year warrant to purchase 5,000 shares of common stock at an exercise price of $15.00 per share. The common stock and warrants had an aggregate grant date value of $268,997 and, as a result, the Company recorded a loss on extinguishment of $50,325. The lenders received piggyback registration rights related to the stock and the stock issuable pursuant to the warrants.

During the year ended December 31, 2014, the Company repaid certain Other Notes with an aggregate principal balance of $113,000 and accrued interest of $11,219.

See Note 11 – Subsequent Events for additional details regarding notes payable.

F-39

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 8 – Income Taxes

United States and foreign components of loss before income taxes were as follows:

	For The Years Ended
	December 31,
	2014	2013

United States	$(5,223,749)	$(5,328,958)
Foreign	(363,863)	(422,236)
Loss before income taxes	$(5,587,612)	$(5,751,194)

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are presented below:

	For The Years Ended
	December 31,
	2014	2013
Deferred Tax Assets:
Net operating loss carryforward	$4,820,500	$5,327,000
Stock-based compensation	1,272,600	907,100
Accruals	240,700	139,800
Research & development tax credits	95,500	-
Other	2,100	2,700
Gross deferred tax assets	6,431,400	6,376,600

Deferred Tax Liabilities:
Fixed assets	(93,200)	-
Intangible assets	(8,100)	(3,000)
Gross deferred tax liabilities	(101,300)	(3,000)

Net deferred tax assets	6,330,100	6,373,600

Valuation allowance	(6,330,100)	(6,373,600)

Deferred tax asset, net of valuation allowance	$-	$-

Changes in valuation allowance	$(43,500)	$1,631,300

The income tax provision (benefit) consists of the following:

	For The Years Ended
	December 31,
	2014	2013
Federal:
Current	$-	$-
Deferred	38,921	(1,459,584)

State and local:
Current	-	-
Deferred	4,579	(171,716)
	43,500	(1,631,300)
Change in valuation allowance	(43,500)	1,631,300
Income tax provision (benefit)	$-	$-

F-40

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 8 – Income Taxes – Continued

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For The Years Ended
	December 31,
	2014	2013

Tax benefit at federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(4.0)%	(4.0)%
Permanent differences	0.8%	5.8%
Research & development tax credits	(1.8)%	0.0%
Impact of Section 382 limit	41.2%	0.0%
True-ups and other	(1.4)%	1.6%
Change in valuation allowance	(0.8)%	30.6%
Effective income tax rate	0.0%	0.0%

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized.

At December 31, 2014 and 2013, the Company had approximately $12,700,000 and $14,000,000, respectively, of federal and state net operating losses that may be available to offset future taxable income. The net operating loss carry forwards, if not utilized, will expire from 2029 to 2034 for federal purposes. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company’s net operating loss carry forwards are subject to annual limitations due to greater than 50% ownership changes. The Section 382 limitation that became effective on or about July 2014 has resulted in (a) approximately $5,700,000 of federal NOLs not being realizable; and (b) the reversal of approximately $2,200,000 of net operating loss deferred tax assets.

The Company files income tax returns in the U.S. federal jurisdiction and the states of Florida and New York, and is subject to examination by the various taxing authorities beginning with the tax years ended December 31, 2011.

Note 9 – Commitments and Contingencies

Operating Lease

Jupiter, Florida Lease

The Company was a party to a three year lease agreement with respect to premises located at the Alexandria Innovation Center in Jupiter, Florida, which was scheduled to expire on January 31, 2014. No base rent was payable during the initial year and the lease provided for a base monthly rent of $6,234 during the second year and $6,422 during the third year. The Company had the right to lease the premises for an additional three years at the then fair market value rent. The aggregate base rent payable over the lease term was recognized on a straight-line basis.

On February 4, 2014, the Company and the landlord agreed to the surrender of a portion of the leased premises and also extended the term of the lease to July 31, 2014. The amended lease provided for a base rent of $962 per month. The Company and the landlord subsequently agreed to a series of lease extensions, such that the lease ultimately terminated on December 31, 2014.

F-41

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies – Continued

Operating Lease – Continued

On February 11, 2014, the Company executed a Facility Use Agreement with the SCTC which permitted the Company to utilize the SCTC’s laboratory facility and one office for research associated with its culturing and medical device license. Payment terms were $3,750 per month through March 31, 2014 and $100 per day for usage beyond that date. The Company ceased using the SCTC’s laboratory facility on March 31, 2014.

On August 25, 2014, the Company entered into a lease for 6,800 square feet of space located in Melville, New York (the “Melville Lease”). Late in 2014, the Company relocated its corporate and laboratory operations from Jupiter, Florida to such location. The Melville Lease provides for a term of 63 months from the commencement date (as defined in the Melville Lease) (subject to extension at the option of the Company for a period of five years) and an annual base rental during the initial term ranging between $132,600 and $149,260. Pursuant to the Melville Lease, no rent was payable for the initial four months of the term.

In connection with the Melville Lease, the Company paid the landlord a cash security deposit of $45,900, which is reflected on the consolidated balance sheet as of December 31, 2014. Additionally, in connection with the execution of the Melville Lease, the Company issued to the principals of the landlord an aggregate of 14,210 shares of its common stock and five-year warrants to purchase an aggregate of 7,105 shares of its common stock at an exercise price of $10.00 per share as consideration for: (i) $60,000 towards the leasehold improvements of the leased premises and (ii) $11,050 of prepaid rent for the fifth month of the lease. During the year ended December 31, 2014, the Company has (i) recorded a credit to equity for the $71,050 value of the common stock and warrants, (ii) capitalized $60,000 of leasehold improvements which is included within property and equipment, net on the consolidated balance sheet as of December 31, 2014, and will be amortized over the term of the lease and (iii) recorded prepaid rent of $11,050 within prepaid expenses and other current assets on the consolidated balance sheet as of December 31, 2014, which will be expensed following the fifth month of the lease.

Rent expense amounted to $20,380 and $99,175 for the years ended December 31, 2014 and 2013, respectively. Rent expense is reflected in general and administrative expenses in the consolidated statements of operations.

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business.

In November 2013, an action was commenced against the Company in the Circuit Court of Palm Beach County, Florida by an alleged former consultant. The action is associated with an alleged $5,000 loan made in 2009 and an alleged consulting/employment agreement entered into with the Company effective in 2009. Pursuant to the action, the plaintiff is seeking to recover an unspecified amount of damages but at least approximately $193,000 of cash (or alternatively $52,000 per year from September 2009) as well as the repayment of the alleged loan with interest, reimbursement for certain out-of-pocket fees and expenses, two weeks vacation pay per year, and the issuance of 4,000 shares of the Company’s common stock or warrants for the purchase of 4,000 shares of the Company’s common stock (or alternatively the market value of such securities). A trial of the action is scheduled to commence in June 2015. On March 13, 2015, the Company filed with the court a settlement offer in an amount which has been accrued.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

F-42

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies – Continued

Research Agreements

Effective June 15, 2012, the Company entered into an assignment agreement (the “Assignment Agreement”) with the research foundation of a state university (the “Foundation”), whereby the Foundation assigned all of its right, title and interest in specified patents to the Company in exchange for a cash payment of $15,000. The Company also agreed to pay the Foundation a 5% royalty on Patent Revenue (as defined in the Assignment Agreement) over a 20 year period commencing on June 15, 2012. Through December 31, 2014, no royalties have been earned.

Effective June 15, 2012, the Company entered into a research agreement (the “Research Agreement”) with the same state university (the “University”). The Research Agreement has a term of three years. Pursuant to the Research Agreement, the University agreed to perform certain research services to be used by the Company. Pursuant to the Research Agreement, the Company agreed to pay the University a fee of $500,000 for each twelve month period of the agreement, payable monthly. In addition, the Company agreed to pay to the University a 5% royalty, over a 20 year period commencing on June 15, 2012, on the net sales of all products and/or methods directly arising from inventions and improvements conceived or reduced to practice by the University in the course of performing research during the term of the Research Agreement. The Research Agreement can be cancelled without penalty upon (a) the second anniversary of the Research Agreement if eventual FDA approval does not appear likely or (b) other conditions specified in the Research Agreement. Through December 31, 2014, no royalties have been earned.

On May 9, 2014, the Company entered into an amendment to the Research Agreement. Pursuant to the amendment, the parties agreed that (i) no fees are payable by the Company to the University pursuant to the Research Agreement for the first five monthly payments in 2014 ($208,335 of fees in total were cancelled, of which, $104,168 was accrued for as of March 31, 2014), (ii) effective with the payment due on June 15, 2014, the monthly fee payable by the Company to the University pursuant to the Research Agreement will be reduced from $41,667 to $20,000 and (iii) the scope of the work to be performed by the University pursuant to the Research Agreement was reduced. The Research Agreement, as amended, is scheduled to expire on June 14, 2015. Concurrent with the execution of the amendment, the Company paid $323,336 to the University, representing the balance due of all fees payable by the Company to date pursuant to the Research Agreement. As a result of the above, the Company recorded an immediate gain on settlement in the amount of $166,668.

During the years ended December 31, 2014 and 2013, the Company recorded research and development expense of approximately $264,000 and $500,000, respectively in connection with the Research Agreement. As of December 31, 2014 and 2013, the Company had accrued approximately $43,000 and $353,000, respectively, in connection with the Research Agreement, which is included in accounts payable and accrued expenses and other current liabilities in the consolidated balance sheets.

Consulting Agreements

Marketing Consulting Services

On June 27, 2014, a February 17, 2011 agreement for marketing consulting services that had expired on December 31, 2013 was further amended. Pursuant to the amendment, the agreement was reinstated effective as of April 1, 2014 and provided for an expiration date of December 31, 2014 (the “New Marketing Consulting Term”). In consideration of services rendered during the New Marketing Consulting Term and the settlement of the Company’s obligation to pay $65,000 in cash to the consultant, the Company issued to a designee of the consultant 25,000 shares of common stock and issued to the consultant an immediately vested five-year warrant to purchase 12,500 shares of common stock at an exercise price of $20.00 per share. The common stock and warrant had grant date values of $110,000 and $37,500, respectively, which were recognized immediately. During the years ended December 31, 2014 and 2013, the Company recorded consulting expense of $82,500 and $120,000, respectively, related to the marketing consulting agreement.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies – Continued

Consulting Agreements – Continued

Consulting Services

On February 20, 2014, the Company executed a two-year consulting agreement with the Physiatrist-In-Chief Emeritus for the Hospital for Special Surgery in New York City to become the Company’s Chief Medical Advisor for Spine Medicine pursuant to which he oversees the clinical aspects of the brtxDISC™ Program. The agreement may be terminated earlier or extended, as provided for in the agreement. Pursuant to the agreement, the consultant is entitled to receive $10,000 per month, escalating to $20,000 per month upon the FDA approval of the Company’s Investigational New Drug or Investigational Device Exemption application with respect to its brtxDISC™ Program. In addition, the Company granted the consultant a five-year option to purchase 15,000 shares of common stock at an exercise price of $13.00 per share, pursuant to the Plan. The option vests ratably over three years on the grant date anniversaries and the grant date value of $67,830 will be recognized proportionate to the vesting period. On October 8, 2014, the consulting agreement between the Company and its Chief Medical Advisor for Spine Medicine was amended such that the consultant will be entitled to receive $15,000 per month (and eliminated the possible increase to $20,000 per month). In connection with the amendment, the consultant was issued a five-year option to purchase 25,000 shares of the Company’s common stock at an exercise price of $6.40 per share. The option vests ratably over three years on the grant date anniversaries and the grant date value of $124,200 will be recognized proportionate to the vesting period.

On March 12, 2014, as additional compensation for consulting services rendered, the Company granted to a consultant an immediately vested, five-year warrant to purchase 5,000 shares of common stock at an exercise price of $10.60 per share. In addition, warrants to purchase an aggregate of 14,000 shares of common stock had their exercise prices reduced to $10.60 per share from $30.00 per share and such warrants, as well as a warrant to purchase 1,000 shares of common stock, had their term extended to March 12, 2019. The grant date value of the issued warrant of $23,270 along with the incremental value related to the modification of the outstanding warrants of $30,096 was recognized during the year ended December 31, 2014 as stock-based compensation expense, which is reflected as consulting expense in the consolidated statements of operations.

On July 23, 2014, the Company entered into a one-year agreement with a consultant to market research and development arrangements and other business transactions to potential strategic partners and other alliance candidates. In exchange for services provided by the consultant during the term, the Company agreed to issue 1,500 shares of common stock of the Company for each complete month during the term. During the year ended December 31, 2014, the Company issued to the consultant an aggregate 7,500 shares of common stock and the aggregate grant date value of $33,000 was recognized immediately.

On October 7, 2014, the Company entered into an agreement with a consultant for services regarding the search for a President for the Company’s Disc/Spine Division. The consultant was entitled to an initial retainer fee of $15,000, payable in shares of the Company’s common stock, and a second retainer fee of $10,000 to be paid in cash. A final fee will be invoiced upon a selected candidate’s acceptance of BRT’s offer and commencement of employment equal to 28% of the candidate’s first year base salary less the initial $25,000 retainer fee. Pursuant to the agreement, the Company issued 2,420 shares of common stock related to the initial retainer to the consultant and the $15,000 grant date value was reflected as consulting expense in the consolidated statements of operations. See Note 11 – Subsequent Events for additional details.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies – Continued

Consulting Agreements – Continued

Business Advisory Services

On June 27, 2014, a February 17, 2011 agreement for business advisory services that had expired on December 31, 2013 was further amended. Pursuant to the amendment, the agreement was reinstated effective as of April 1, 2014 and provided for an expiration date of December 31, 2014 (the “New Business Advisory Term”). In consideration of services rendered during the New Business Advisory Term, the Company agreed to pay a cash fee of $16,667 per month and the Company granted an immediately vested five-year warrant to purchase 12,500 shares of common stock at an exercise price of $20.00 per share. The warrant had a grant date value of $37,500 which was recognized immediately. On August 27, 2014, the Company and the consultant entered into an agreement pursuant to which the consultant waived the Company’s obligation to pay $75,000 of accrued cash compensation to the consultant, in exchange for 15,000 shares of the Company’s common stock. On December 19, 2014, the agreement was further amended such that the term of the agreement was extended an additional six months until June 30, 2015. During the additional six-month period, the Company agreed to pay a cash fee of $15,000 per month and the Company granted an immediately vested five-year warrant to purchase 5,000 shares of common stock at an exercise price of $10.00 per share. The warrant had a grant date value of $17,000 which was recognized immediately. During the years ended December 31, 2014 and 2013, the Company recorded cash consulting fee expense of $150,000 and $120,000, respectively, related to the business advisory agreement.

Scientific Advisory Services

On March 27, 2013, the Company granted a ten-year option to a member of its Scientific Advisory Board to purchase 3,000 shares of common stock at an exercise price of $30.00 per share, pursuant to the Plan. The shares vest as follows: (i) 1,500 shares immediately and (ii) 1,500 shares on the first anniversary of the grant date. The grant date value of $45,900 was recognized half immediately and half proportionate to the vesting period.

On June 10, 2013, the Company granted a five-year option to a member of its Scientific Advisory Board to purchase 250 shares of immediately-vested common stock at an exercise price of $20.00 per share, pursuant to the Plan. The grant date value of $2,056 was recognized immediately.

On July 2, 2013, the Company granted a ten-year option to a member of its Scientific Advisory Board to purchase 5,000 shares of common stock at an exercise price of $20.00 per share, pursuant to the Plan. The shares vest as follows: (i) 2,500 shares immediately and (ii) 2,500 shares on the first anniversary of the grant date. The grant date value of $47,960 was recognized half immediately and half proportionate to the vesting period.

On March 14, 2014, the Company executed an agreement, which will continue until terminated by either party, appointing a new Scientific Advisory Board member. Pursuant to the agreement, the Company immediately granted the new advisor a five-year option to purchase 1,250 shares of common stock at an exercise price of $10.00 per share, pursuant to the Plan. The option vests as follows: (i) 625 shares immediately and (ii) 625 shares on the first anniversary of the grant date. In addition, on each annual anniversary date of the agreement, the advisor is entitled to a new five-year option to purchase 250 shares of the Company’s common stock at an exercise price equal to the then fair market value of the common stock. The option grant date value of $5,860 will be recognized proportionate to the vesting period.

On June 27, 2014, an August 16, 2012 agreement for scientific advisory services was further extended to August 16, 2016 such that the consultant will continue to serve as Chairman of the Company’s Scientific Advisory Board, will earn $10,000 per month and will be entitled to specified expense reimbursements. In addition, the Company granted a ten-year option to purchase 15,000 shares of common stock at an exercise price of $5.70 per share, pursuant to the Plan. The option vests as follows: (i) 7,500 shares on August 16, 2015 and (ii) 7,500 shares on August 16, 2016. The option grant date value of $81,000 will be recognized proportionate to the vesting period.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies – Continued

Consulting Agreements – Continued

Other

On March 20, 2013, the Company granted an immediately vested, three-year warrant to purchase 500 shares of common stock at an exercise price of $30.00 per share to a consultant. The grant date value of $6,600 was recognized immediately.

On March 22, 2013, the Company granted an immediately vested, five-year warrant to purchase 5,000 shares of common stock at an exercise price of $80.00 per share as consideration for legal services. The grant date value of $59,000 was recognized immediately.

On December 23, 2013, the Company granted immediately vested, five-year warrants to purchase an aggregate of 5,000 shares of common stock at an exercise price of $40.00 per share to consultants. The aggregate grant date value of $16,770 was recognized immediately.

On July 22, 2014, the Company granted a consultant an immediately vested five-year warrant to purchase 500 shares of common stock at an exercise price of $15.00 per share. The aggregate grant date value of $1,500 was recognized immediately.

In addition to the issuances discussed elsewhere in this filing, during the years ended December 31, 2014 and 2013, an aggregate of 23,719 and 6,477 shares of immediately vested common stock valued at $159,837 and $77,555, respectively, were issued to consultants for various services rendered to the Company.

Employment Agreements

Chief Executive Officer

Effective December 2013, the Company and its Chief Executive Officer (“CEO”) agreed that the CEO’s 2013 salary would be reduced from $600,000 to $360,000 and that his 2013 bonus of $300,000 and his 2013 vacation pay of $25,000 would be waived. As a result, the Company imputed the value of the services contributed and recorded salary expense of $565,000 for the year ended December 31, 2013 with a corresponding credit to stockholders’ deficiency.

During the year ended December 31, 2014, the Company and its CEO approved amendments to the employment agreement between the Company and the CEO, dated October 4, 2010, as amended, providing for (a) a reduction of the CEO’s annual salary from $600,000 to $450,000, effective October 1, 2014, and (b) a reduction of the CEO’s annual salary from $450,000 to $400,000, effective January 1, 2015. During the years ended December 31, 2014 and 2013, the Company recorded $450,000 and $600,000, respectively, in operating expenses with regard to the CEO’s base salary.

As of December 31, 2014 and 2013, the accrued and unpaid compensation (salary, bonus, tax liability, car allowance and vacation pay) for the CEO was $574,278 and $542,535, respectively, and was included in accrued expenses and other current liabilities in the consolidated balance sheets. See Note 11– Subsequent Events for additional details.

Other

In addition to the Company’s employment agreement with its CEO, as of December 31, 2014, two employees have “at-will” employment agreements with the Company that currently provide for aggregate cash severance payments of $175,000, payable over twelve months, upon involuntary termination. See Note 11– Subsequent Events for additional details.

F-46

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 9 – Commitments and Contingencies – Continued

Board of Directors

On June 27, 2014, a director of the Company resigned due to other business commitments. In consideration of director services performed to date, the Company agreed to pay an aggregate of $80,000 (of which, $50,000 was previously earned and accrued for), payable as follows: (i) $30,000 immediately and (ii) the $50,000 balance in six equal monthly installments commencing on July 31, 2014. In addition, all outstanding options held by the director which were not exercisable as of the date of resignation became exercisable on the earlier of (i) the date on which such options were scheduled to become exercisable or (ii) December 31, 2014, and all outstanding options shall remain exercisable until their respective expiration dates notwithstanding the director’s resignation. As a result of the modification of the options, the Company recorded incremental stock-based compensation expense of $96,250.

On June 27, 2014, the Company elected two new directors. Concurrent with the election, the Company granted the new directors ten-year options to purchase an aggregate of 30,000 shares of common stock at an exercise price of $5.70 per share, pursuant to the Plan. The options vest as follows: (i) an aggregate of 10,000 shares on the date of grant; (ii) an aggregate of 10,000 shares on the first anniversary of the date of grant; and (iii) an aggregate of 10,000 shares on the second anniversary of the date of grant. The options have an aggregate grant date value of $144,000 which will be recognized proportionate to the vesting period.

As of December 31, 2014 and 2013, $105,000 and $130,000 of director cash compensation, respectively, was outstanding and included in accrued expenses and other current liabilities in the consolidated balance sheets.

Related Party Agreement

Effective October 1, 2014, the Company entered into a three-month agreement with an affiliate of one of its directors for consulting services related to the Company’s brtxDISC™ Program and ThermoStem® Program. Pursuant to the agreement, the affiliate of the director was entitled to a cash fee of $10,000 per month and an amount of common stock having a fair market value of $5,000 as of the last day of each month during the term. On December 19, 2014, the agreement was amended such that the term of the agreement was extended until March 31, 2015. During the year ended December 31, 2014, the Company issued 36,786 shares of common stock pursuant to the agreement with a grant date fair value of $15,000.

Note 10 – Stockholders’ Deficiency

Authorized Capital

As of December 31, 2014, the Company was authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.01 par value. The holders of the Company’s common stock are entitled to one vote per share. Subject to the rights of holders of preferred stock, if any, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Subject to the rights of holders of preferred stock, if any, upon liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

On December 19, 2014, effective January 1, 2015, the Company’s shareholders approved the reincorporation of the Company from the State of Nevada to the State of Delaware and in connection therewith (i) approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 100,000,000 to 200,000,000; and (ii) approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of preferred stock authorized to be issued by the Company from 1,000,000 to 5,000,000.

2010 Equity Participation Plan

On February 18, 2014 and October 23, 2014, the Board of Directors of the Company approved successive increases in the number of shares of common stock authorized to be issued pursuant to the Plan from 300,000 to 600,000 and then to 1,000,000. On December 19, 2014, the Company’s shareholders approved an increase in the number of shares of common stock authorized to be issued pursuant to the Plan to 1,000,000.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 10 – Stockholders’ Deficiency – Continued

Common Stock and Warrant Offerings

During the year ended December 31, 2013, the Company issued an aggregate of 42,030 shares of common stock at prices ranging from $17.00 to $30.00 per share to investors for aggregate gross proceeds of $905,000. In connection with the purchases, the Company issued five-year warrants to purchase an aggregate of 20,180 shares of common stock at exercise prices ranging from $30.00 to $80.00 per share of common stock. The warrants had an aggregate grant date value of $224,313.

During the year ended December 31, 2014, the Company issued an aggregate of 433,600 shares of common stock at prices ranging from $5.00 to $9.00 per share to investors for aggregate gross proceeds of $2,605,000. In connection with the purchases, the Company issued warrants to purchase an aggregate of 116,535 shares of common stock at exercise prices ranging from $6.00 to $15.00 per share of common stock. The warrants have terms ranging from two to five years. The warrants had an aggregate grant date value of $389,608.

See Note 7 – Notes Payable for details associated with common stock issued in conjunction with the extension and exchange of notes payable and related accrued interest.

See Note 9 – Commitments and Contingencies – Consulting Agreements for details associated with common stock issued in conjunction with consulting agreements.

Warrant and Option Valuation

The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. Option forfeitures are estimated at the time of valuation and reduce expense ratably over the vesting period. This estimate will be adjusted periodically based on the extent to which actual option forfeitures differ, or are expected to differ, from the previous estimate, when it is material. The Company estimated forfeitures related to option grants at an annual rate ranging from 0% to 5% for options granted during the years ended December 31, 2014 and 2013. The expected term used for warrants and options issued to non-employees is the contractual life and the expected term used for options issued to employees and directors is the estimated period of time that options granted are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee option grants. Since the Company’s stock has not been publicly traded for a sufficiently long period of time, the Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Warrant Exercise and Reload Program

On November 27, 2013, the Company initiated a limited time program (the “Warrant Exercise and Reload Program”) which, at the election of any warrant holder, would permit them to immediately exercise their outstanding exercisable warrants at an exercise price of $6.00 per share. In connection with the exercise of the warrant, in addition to having received the number of shares pursuant to such exercise, each holder received a new warrant for the same number of shares purchased with an exercise price of $15.00 per share and an expiration date two years from the date of grant. The terms of the newly issued warrant permit the Company to redeem the new warrant for a total of $1.00 if the common stock of the Company trades above $25.00 for five consecutive trading days. Under the Warrant Exercise and Reload Program, warrants to purchase an aggregate of 18,834 and 84,302 shares of common stock were exercised during the years ended December 31, 2014 and 2013, respectively, for aggregate gross proceeds of $113,000 and $505,809, respectively. The Company recognized a warrant modification charge of $50,035 and $214,912 during the years ended December 31, 2014 and 2013, respectively, which represents the incremental value of the modified warrant and new warrant combined, as compared to the original warrant value, all valued as of the respective modification dates.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 10 – Stockholders’ Deficiency – Continued

Stock Warrants

In applying the Black-Scholes option pricing model to warrants granted, the Company used the following assumptions:

	For The Year Ended
	December 31,
	2014	2013
Risk free interest rate	0.39% - 2.20%	0.34% - 1.68%
Expected term (years)	1.96 - 5.00	3.00 - 5.00
Expected volatility	116% - 122%	132% - 135%
Expected dividends	0.00%	0.00%

The weighted average estimated fair value of the warrants granted during the years ended December 31, 2014 and 2013 was approximately $3.40 and $7.20 per share, respectively.

See Note 7 – Notes Payable for details associated with the issuance of warrants in connection with note issuances and the exchange of notes payable. See Note 9 – Commitments and Contingencies – Consulting Agreements for details associated with the issuance of warrants as compensation. See Note 10 – Stockholders’ Deficiency – Common Stock and Warrant Offerings for details associated with the issuance of warrants in connection with common stock and warrant offerings.

The Company recorded stock–based compensation expense of $185,266 and $26,777 during the years ended December 31, 2014 and 2013, respectively, related to stock warrants issued as compensation, which is reflected as consulting expense in the consolidated statements of operations. As of December 31, 2014, there was no unrecognized stock-based compensation expense related to stock warrants.

A summary of the warrant activity during the years ended December 31, 2014 and 2013 is presented below:

				Weighted
		Weighted		Average
		Average		Remaining	Aggregate
	Number of	Exercise		Life	Intrinsic
	Warrants	Price		In Years	Value
Outstanding, December 31, 2012	166,740	$33.80
Granted	157,357	31.20
Exercised	(84,305)	6.00	[1]
Forfeited	-	-
Outstanding, December 31, 2013	239,792	$24.16
Granted	192,463	13.92
Exercised	(18,832)	6.00	[1]
Forfeited	(1,000)	10.00
Outstanding, December 31, 2014	412,423	$17.97		3.2	$-

Exercisable, December 31, 2014	377,422	$16.86		3.3	$-

[1]	During the year ended December 31, 2013, warrants to purchase an aggregate of 84,305 shares of common stock, with original exercise prices ranging from $30.00 to $80.00 per share, had their exercise prices reduced to $6.00 per share pursuant to the Warrant Exercise and Reload Program. During the year ended December 31, 2014, warrants to purchase an aggregate of 18,832 shares of common stock, with original exercise prices ranging from $30.00 to $80.00 per share, had their exercise prices reduced to $6.00 per share pursuant to the Warrant Exercise and Reload Program.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 10 – Stockholders’ Deficiency – Continued

Stock Warrants – Continued

The following table presents information related to stock warrants at December 31, 2014:

Warrants Outstanding			Warrants Exercisable
			Weighted
			Average	Exercisable
Exercise		Number of	Remaining Life	Number of
Price		Warrants	In Years	Warrants

$6.00		32,500	4.4	32,500
8.00		10,000	4.9	10,000
10.00		25,104	4.8	25,104
10.60		19,000	3.4	19,000
11.60		2,500	4.8	2,500
15.00		202,160	2.8	202,160
18.80		2,500	4.8	2,500
20.00		27,500	4.4	27,500
30.00		43,140	2.5	43,140
35.00		1,000	2.3	1,000
40.00		6,176	3.9	6,176
50.00		1,000	2.6	1,000
60.00		1,843	3.3	1,842
80.00		3,000	2.8	3,000
Variable	[1]	35,000	-	-
		412,423	3.3	377,422

[1]	Warrants to purchase 35,000 shares of common stock have an exercise price which is the greater of $30.00 per share or the fair market value of the common stock on the date certain performance criteria are met. Exercisability of warrants is subject to satisfaction of certain performance criteria which did not occur during the year ended December 31, 2014.

Stock Options

In applying the Black-Scholes option pricing model to stock options granted, the Company used the following assumptions:

	For the Year Ended
	December 31,
	2014	2013
Risk free interest rate	1.50% - 2.54%	1.13% - 2.66%
Expected term (years)	5.00 - 10.00	5.00 - 10.00
Expected volatility	116% - 122%	132% - 135%
Expected dividends	0.00%	0.00%

The weighted average estimated fair value of the stock options granted during the years ended December 31, 2014 and 2013 was approximately $5.40 and $5.20 per share, respectively.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 10 – Stockholders’ Deficiency – Continued

Stock Options – Continued

See Note 9 – Commitments and Contingencies for details associated with certain grants of options as compensation to employees, directors and consultants.

On October 4, 2013, the Company granted ten-year options to employees, directors, and an advisor to purchase an aggregate of 49,000 shares of common stock at an exercise price of $12.00 per share, pursuant to the Plan. The shares vest as follows: (i) 24,500 shares immediately and (ii) 24,500 shares on the first anniversary of the grant date. The grant date value of $199,921 was recognized proportionate to the vesting period.

Between February 18, 2014 and March 12, 2014, the Company granted ten-year options to employees and directors to purchase an aggregate of 120,750 shares of common stock at exercise prices ranging from $10.60 to $13.00 per share, pursuant to the Plan. The shares vest as follows: (i) 41,584 shares immediately and (ii) 79,467 shares ratably over two years on the grant date anniversaries. The aggregate grant date value of $566,483 will be recognized proportionate to the vesting period.

On June 16, 2014, the Company granted a five-year option to a consultant to purchase 3,000 shares of common stock at an exercise price of $7.80 per share, pursuant to the Plan. The shares vest ratably over three months on the grant date anniversaries. The grant date value of $18,600 was recognized proportionate to the vesting period.

On September 24, 2014, the Company granted a five-year option to a consultant to purchase 3,750 shares of common stock at an exercise price of $6.60 per share, pursuant to the Plan. The shares vest ratably over three months on the grant date anniversaries. The grant date value of $20,100 was recognized proportionate to the vesting period.

On October 23, 2014, the Company granted ten-year options to employees and directors to purchase an aggregate of 297,500 shares of common stock at an exercise price of $6.60 per share, pursuant to the Plan. The shares vest ratably over three years on the grant date anniversaries. The grant date value of $1,710,400 will be recognized proportionate to the vesting period.

On October 27, 2014, the Company granted a ten-year option to an advisor to purchase 12,500 shares of common stock at an exercise price of $6.80 per share, pursuant to the Plan. The shares vest ratably over three years on the grant date anniversaries. The grant date value of $78,500 will be recognized proportionate to the vesting period.

On November 17, 2014, the Company granted a ten-year option to an employee to purchase 5,000 shares of common stock at an exercise price of $6.60 per share, pursuant to the Plan. The shares vest ratably over three years on the grant date anniversaries. The grant date value of $31,600 will be recognized proportionate to the vesting period.

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 10 – Stockholders’ Deficiency – Continued

Stock Options – Continued

The following table presents information related to stock option expense:

					Weighted
					Average
	For the Year Ended		Unrecognized at		Amortization
	December 31,		December 31,		Period
	2014	2013	2014		(Years)

Consulting	$365,825	$160,894	$654,956		2.6
Research and development	328,740	251,758	712,551	[1]	2.5
General and administrative	179,628	235,163	961,378		2.6

	$874,193	$647,815	$2,328,885		2.6

[1]	Includes $448,189 of expense that is subject to non-employee mark-to-market adjustments.

As of December 31, 2014, there was $2,328,885 of unrecognized compensation expense which will be amortized over the weighted average remaining vesting period of 2.6 years.

A summary of the option activity during the years ended December 31, 2014 and 2013 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value

Outstanding, December 31, 2012	200,900	$22.40
Granted	57,250	13.60
Exercised	-	-
Forfeited	(6,000)	10.00
Outstanding, December 31, 2013	252,150	$20.70
Granted	528,750	8.17
Exercised	-	-
Forfeited	(1,700)	26.18
Outstanding, December 31, 2014	779,200	$12.18	8.5	$979,600

Exercisable, December 31, 2014	318,573	$18.29	7.6	$45,600

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BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 10 – Stockholders’ Deficiency – Continued

Stock Options – Continued

The following table presents information related to stock options at December 31, 2014:

Options Outstanding		Options Exercisable
		Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options

$5.70	45,000	9.5	10,000
6.40	25,000	-	-
6.60	306,250	4.7	3,750
6.80	12,500	-	-
7.80	3,000	4.5	3,000
10.00	17,250	4.9	16,625
10.60	2,000	9.2	2,000
12.00	49,000	8.8	49,000
13.00	133,750	9.1	56,248
20.00	6,550	8.0	6,550
21.00	113,500	7.1	113,500
22.00	250	2.4	250
24.00	500	1.4	500
25.00	2,150	1.9	2,150
28.00	17,500	4.5	10,000
30.00	45,000	7.9	45,000
	779,200	7.6	318,573

Compensatory Common Stock Issuances

See Note 9 – Commitments and Contingencies for details associated with certain issuances of common stock as compensation to employees, directors and consultants.

On October 4, 2013, the Company issued 2,500 shares of immediately vested common stock to its legal counsel. The $12,500 grant date fair value was recognized immediately.

Between June 27, 2014 and December 31, 2014, the Company issued 7,500 shares of immediately vested common stock to its legal counsel. The $33,000 grant date fair value was recognized immediately.

The following table presents information related to compensatory common stock issuances expense during the years ended December 31, 2014 and 2013:

	For the Year Ended		Unrecognized at
	December 31,		December 31,
	2014	2013	2014

Consulting	$276,500	$111,351	$-
Research and development	24,337	26,704	-

	$300,837	$138,055	$-

F-53

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 10 – Stockholders’ Deficiency – Continued

Compensatory Common Stock Issuances – Continued

A summary of compensatory common stock issuances activity during the years ended December 31, 2014 and 2013 is presented below:

		Weighted
		Average	Total
	Number of	Issuance Date	Issuance Date
	Shares	Fair Value	Fair Value

Non-vested, December 31, 2012	-	$-	$-
Granted	11,977	11.53	138,055
Vested	(11,977)	(11.53)	(138,055)
Forfeited	-	-	-
Non-vested, December 31, 2013	-	$-	$-
Granted	97,188	5.27	511,886
Vested	(97,188)	(5.27)	(511,886)
Forfeited	-	-	-
Non-vested, December 31, 2014	-	$-	$-

Note 11 - Subsequent Events

Research and Development Agreements; Bermuda Lender

Subsequent to December 31, 2014, the Company received the third and fourth payments of four quarterly payments in the aggregate amount of $177,234 pursuant to the research and development agreement with a U.S. pharmaceutical company discussed in Note 3 – Summary of Significant Accounting Policies – Revenue Recognition – Research and Development Agreements. This payment triggered the mandatory principal prepayment of $177,237 of the note payable that was issued to the Bermuda Lender on May 8, 2014. As of the filing date of this report, $266,297 of mandatory prepayments to the Bermuda Lender related to the research agreement were unpaid.

Subsequent to December 31, 2014, the Company received payment in the amount of $50,000 pursuant to the research and development agreement with a Japanese pharmaceutical company discussed in Note 3 – Summary of Significant Accounting Policies – Revenue Recognition – Research and Development Agreements. As of the filing date of this report, a $50,000 mandatory prepayment to the Bermuda Lender related to the research and development agreement was unpaid.

Short Term Advances

Subsequent to December 31, 2014, the Company received an aggregate of $60,055 in non-interest bearing advances from an officer and made aggregate repayments of $60,055.

Notes Payable

Subsequent to December 31, 2014, the Company issued a convertible note with a principal amount of $30,000 which bears interest at a rate of 12% annum payable upon maturity. The convertible note, is convertible into shares of the Company’s common stock at the election of the Company during the period beginning five days prior to maturity and ending on the day immediately prior to maturity at the greater of (a) 55% of the fair value of the Company’s stock or (b) $2.00 per share.

Subsequent to December 31, 2014, the Company elected to convert a convertible note with a principal balance of $50,000 and accrued interest of $5,984 into 11,113 shares of common stock at a conversion price of $5.00 per share.

F-54

BIORESTORATIVE THERAPIES, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 11 - Subsequent Events – Continued

Notes Payable - Continued

Notes payable, non-current portion represents notes payable that were either exchanged for equity or whose maturities were extended past December 31, 2015 after the balance sheet date but before the consolidated financial statements were issued. Accrued interest, non-current portion represents the accrued interest that, after the balance sheet date but before the consolidated financial statements were issued, was either exchanged for equity or converted into the principal amount of a note payable classified as non-current.

Employment Agreements

On February 9, 2015, the Company hired a President for its Disc/Spine Division. As compensation the Company granted to the President of its Disc/Spine Division a ten-year option to purchase 25,000 shares of common stock at an exercise price of $9.20 per share, pursuant to the Plan. The shares vest annually over three years on the grant date anniversaries.

On March 9, 2015, the Company and the CEO agreed to extend the term of his employment agreement to December 31, 2017. Pursuant to the employment agreement, the CEO is entitled to receive a salary of $400,000 per annum. The CEO is entitled to receive an annual bonus for 2015 equal to 50% of his annual base salary and an annual bonus for the years 2016 and 2017 equal to 50% of his annual base salary in the event certain performance goals, as determined by the Company’s Compensation Committee, are satisfied. Pursuant to the employment agreement, in the event that the CEO’s employment is terminated by the Company without “cause”, or the CEO terminates his employment for “good reason” (each as defined in the employment agreement), the CEO would be entitled to receive severance in an amount equal to one time his then annual base salary and certain benefits, plus $100,000 (in lieu of bonus). In addition, pursuant to the employment agreement, the CEO would be entitled to receive such severance in the event that the term of his employment agreement is not extended beyond December 31, 2017 and, within three months of such expiration date, his employment is terminated by the Company without “cause” or the CEO terminates his employment for any reason. Further, in the event that the CEO’s employment is terminated by the Company without “cause”, or the CEO terminates his employment for “good reason”, following a “change in control” (as defined in the employment agreement), the CEO would be entitled to receive severance in an amount equal to one and one-half times his then annual base salary and certain benefits, plus $300,000 (in lieu of bonus).

On March 9, 2015, the Company agreed to amend the at will employment agreement with its Vice President of Research and Development (“VP of R&D”). Pursuant to the employment agreement, as amended, in the event that the VP of R&D’s employment with the Company is terminated without cause, the VP of R&D would currently be entitled to receive a cash severance payment of $125,000.

Common Stock and Warrant Offerings

Subsequent to December 31, 2014, the Company issued an aggregate of 135,167 shares of common stock at prices ranging from $5.00 to $9.20 per share to investors for aggregate gross proceeds of $801,000. In connection with the purchases, the Company issued warrants to purchase an aggregate of 42,542 shares of common stock at exercise prices ranging from $8.00 to $15.00 per share of common stock. The warrants have a term of five years. In connection with the common stock and warrant offerings, a previously outstanding warrant to purchase 4,000 shares of common stock at an exercise price of $15.00 per share had its expiration date extended from December 31, 2015 to December 31, 2016.

Stock-Based Compensation

Subsequent to December 31, 2014, the Company issued an aggregate of 13,515 shares of common stock valued at $73,528 to consultants pursuant to consulting agreements.

On January 23, 2015, the Company granted a five-year option to consultants to purchase an aggregate 5,000 shares of common stock at an exercise price of $9.40 per share, pursuant to the Plan. The shares vest as follows: (i) 3,750 shares vest ratably over three months on the grant date anniversaries, (ii) 625 shares vest immediately and (iii) 625 shares vest on the grant date anniversary.

F-55

1,550,388 Shares

Common Stock

Warrants to Purchase

1,550,388 Shares

Common Stock

PROSPECTUS

Aegis Capital Corp

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following statement sets forth the amounts of expenses in connection with the offering of the securities of BioRestorative Therapies, Inc. pursuant to this registration statement, all of which shall be borne by the registrant. All amounts shown are estimates, except for the Securities and Exchange Commission Registration Fee, the FINRA Filing Fee and the NASDAQ Capital Market Listing Fee.

Amount
Securities and Exchange Commission Registration Fee	$3,050.26
FINRA Filing Fee	4,437.50
NASDAQ Capital Market Listing Fee	50,000.00
Printing and Engraving Expenses	20,000.00
Accounting Fees and Expenses	100,000.00
Transfer Agent and Registrar Fees	5,000.00
Legal Fees and Expenses	150,000.00
Miscellaneous	167,512.24
Total	$500,000.00

 Item 14.  Indemnification of Directors and Officers.

Article Eighth of the registrant’s certificate of incorporation (the “certificate of incorporation”) provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”); or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As more fully described below, Section 145 of the DGCL permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Our bylaws provide that we will indemnify, to the fullest extent permitted by Delaware law, as the same may be amended from time to time, each of our present and former directors and officers pursuant thereto and in the manner prescribed thereby.

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Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

Section 145 of the DGCL also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Our bylaws provide that we may maintain such insurance.

The form of Underwriting Agreement included as an exhibit to this registration statement provides for indemnification by the underwriter of the registrant and its officers and directors against certain liabilities.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the registrant’s directors, officers and controlling persons under the provisions discussed above or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

Since January 1, 2012, the registrant has issued the following securities in transactions not involving any public offering. For each of the following transactions, the registrant relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. For each such transaction, the registrant did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the registrant (including information contained in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and press releases made by the registrant), and the registrant was available to answer questions by prospective investors. The registrant reasonably believes that each of the investors is an accredited investor. The proceeds were used to reduce the registrant’s working capital deficiency and for other corporate purposes. On April 15, 2013, we effected a 1-for-50 reverse split of our common stock. On July 7, 2015, we effected a 1-for-20 reverse split of our common stock.

		Warrants
										Weighted
	Common		Exercise		Term					Average Price
Date Issued	Stock	Shares	Price		(Years)		Purchaser(s)	Consideration (1)		Per Share
1/1/12-8/26/15	161,145	-	$-		-		(2)	$1,163,385	(3)	$6.94	(4)
1/3/12-9/9/15	829,182	237,058	$17.55	(5)	4.3	(6)	(7)	$7,046,000		$8.74	(8)
1/5/12-12/31/14	51,875	-	$-		-		(7)	$239,821	(9)	$4.62	(10)
1/20/12-8/21/15	33,860	55,389	$27.87	(11)	5.0		(7)	$661,228	(12)	$15.32	(13)
3/28/12-6/4/15	987,079	219,689	$15.15	(14)	-	(14)	(7)	$6,574,950		$6.61	(15)
11/30/13-11/20/14	103,135	103,135	$15.00		2.0		(7)	$618,809	(6)	$6.00
4/21/14-7/7/15	119,482	-	$-		-		(7)	$505,528	(17)	$4.24	(18)

(1)	The value of the non-cash consideration was estimated to be the fair value of the registrant’s restricted common stock. Since the registrant’s shares are thinly traded in the open market, the fair value of its equity instruments was estimated by management based on observations of the cash sales prices of both restricted shares and freely tradable shares.
(2)	Consultant.
(3)	Issued in consideration of consulting services.

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(4)	Shares of common stock were issued at the following prices per share: (i) 62,500 shares of common stock were issued at a price of $4.40 per share, (ii) 41,710 shares of common stock were issued at a price of $5.00 per share, (iii) 339 shares of common stock were issued at a price of $5.40 per share, (iv) 318 shares of common stock were issued at a price of $5.80 per share, (v) 2,421 shares of common stock were issued at a price of $6.20 per share, (vi) 441 shares of common stock were issued at a price of $6.60 per share, (vii) 447 shares of common stock were issued at a price of $6.80 per share, (viii) 715 shares of common stock were issued at a price of $7.00 per share, (ix) 12,500 shares of common stock were issued at a price of $7.40 per share, (x) 4,349 shares of common stock were issued at a price of $7.80 per share, (xi) 1,250 shares of common stock were issued at a price of $8.00 per share, (xii) 2,423 shares of common stock were issued at a price of $8.20 per share, (xiii) 41 shares of common stock were issued at a price of $8.80 per share, (xiv) 1,955 shares of common stock were issued at a price of $9.00 per share, (xv) 1,020 shares of common stock were issued at a price of $9.20 per share, (xvi) 2,908 shares of common stock were issued at a price of $10.00 per share, (xvii) 315 shares of common stock were issued at a price of $10.40 per share, (xviii) 205 shares of common stock were issued at a price of $11.00 per share, (xix) 2,393 shares of common stock were issued at a price of $11.60 per share, (xx) 1,021 shares of common stock were issued at a price of $12.00 per share, (xxi) 143 shares of common stock were issued at a price of $12.80 per share, (xxii) 943 shares of common stock were issued at a price of $13.00 per share, (xxiii) 295 shares of common stock were issued at a price of $14.60 per share, (xxiv) 20,467 shares of common stock were issued at a price of $16.00 per share, and (xxv) 25 shares of common stock were issued at a price of $30.00 per share.
(5)	The warrants are exercisable at the following exercise prices (i) warrants to purchase an aggregate 12,500 shares of common stock have an exercise price of $6.00 per share, (ii) warrants to purchase an aggregate 12,500 shares of common stock have an exercise price of $8.00 per share, (iii) warrants to purchase an aggregate 57,799 shares of common stock have an exercise price of $10.00 per share, (iv) warrants to purchase an aggregate 134,077 shares of common stock have an exercise price of $15.00 per share, (v) warrants to purchase an aggregate 650 shares of common stock have an exercise price of $30.00 per share, (vi) warrants to purchase an aggregate 5,531 shares of common stock have an exercise price of $50.00 per share, (vii) warrants to purchase an aggregate 1,001 shares of common stock have an exercise price of $60.00 per share, and (viii) warrants to purchase an aggregate 13,000 shares of common stock have an exercise price of $80.00 per share.
(6)	Warrants to purchase an aggregate 556 and 187,453 shares of common stock have terms of 2 and 5 years, respectively.
(7)	Accredited investor.
(8)	Shares of common stock were issued at the following prices per share: (i) 171,000 shares of common stock were issued at a price of $5.00 per share, (ii) 431,001 shares of common stock were issued at a price of $6.00 per share, (iii) 29,288 shares of common stock were issued at a price of $7.00 per share, (iv) 63,750 shares of common stock were issued at a price of $8.00 per share, (v) 1,112 shares of common stock were issued at a price of $9.00 per share, (vi) 3,530 shares of common stock were issued at a price of $17.00 per share, (vii) 46,000 shares of common stock were issued at a price of $20.00 per share, (viii) 81,000 shares of common stock were issued at a price of $25.00 per share, and (ix) 2,501 shares of common stock were issued at a price of $30.00 per share.
(9)	Issued as debt discount in connection with loans.
(10)	Shares of common stock were issued at the following prices per share: (i) 50,000 shares of common stock were issued at a price of $4.40 per share, (ii) 1,125 shares of common stock were issued at a price of $8.00 per share, (iii) 500 shares of common stock were issued at a price of $13.80 per share, and (iv) 250 shares of common stock were issued at a price of $16.00 per share.

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(11)	The warrants are exercisable at the following exercise prices (i) warrants to purchase an aggregate 25,889 shares of common stock have an exercise price of $10.00 per share, (ii) warrants to purchase an aggregate 2,500 shares of common stock have an exercise price of $20.00 per share, (iii) warrants to purchase an aggregate 5,750 shares of common stock have an exercise price of $30.00 per share, and (iv) warrants to purchase an aggregate 21,250 shares of common stock have an exercise price of $50.00 per share.
(12)	Issued as debt discount in connection with loans.
(13)	Shares of common stock were issued at the following prices per share: (i) 2,010 shares of common stock were issued at a price of $7.09 per share, (ii) 500 shares of common stock were issued at a price of $11.60 per share, (iii) 750 shares of common stock were issued at a price of $12.12 per share, (iv) 30,600 shares of common stock were issued at a price of $16.00 per share, and (v) warrants to purchase an aggregate 29,500 shares of common stock were issued for aggregate consideration of $60,449.
(14)	Warrants to purchase an aggregate 217,439 and 2,250 shares of common stock have exercise prices of $15.00 and $30.00 per share, respectively. Warrants to purchase an aggregate 5,000 and 214,689 shares of common stock have terms of two and five years, respectively.
(15)	Shares of common stock were issued at the following prices per share: (i) 11,712 shares of common stock were issued at a price of $4.80 per share, (ii) 89,096 shares of common stock were issued at a price of $5.00 per share, (iii) 809,579 shares of common stock were issued at a price of $6.00 per share, (iv) 6,155 shares of common stock were issued at a price of $6.20 per share, (v) 12,813 shares of common stock were issued at a price of $8.00 per share, (vi) 5,129 shares of common stock were issued at a price of $9.00 per share, (vii) 3,000 shares of common stock were issued at a price of $10.00 per share, (viii) 6,245 shares of common stock were issued at a price of $13.00 per share, and (ix) 43,350 shares of common stock were issued at a price of $20.00 per share.
(16)	Issued pursuant to the exercise of warrants.
(17)	Issued in connection with the conversion of convertible notes payable.
(18)	Shares of common stock were issued at the following prices per share: (i) 10,911 shares of common stock were issued at a price of $2.80 per share, (ii) 6,344 shares of common stock were issued at a price of $3.40 per share, (iii) 6,000 shares of common stock were issued at a price of $3.60 per share, (iv) 15,759 shares of common stock were issued at a price of $3.80 per share, (v) 8,332 shares of common stock were issued at a price of $4.00 per share, (vi) 6,204 shares of common stock were issued at a price of $4.20 per share, (vii) 31,997 shares of common stock were issued at a price of $4.40 per share, (viii) 7,511 shares of common stock were issued at a price of $4.60 per share, (ix) 6,490 shares of common stock were issued at a price of $4.89 per share, (x) 5,243 shares of common stock were issued at a price of $5.00 per share, (xi) 5,097 shares of common stock were issued at a price of $5.20 per share, and (xii) 9,594 shares of common stock were issued at a price of $5.60 per share.

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Item 16.  Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this registration statement:

Exhibit No.

1.1	Form of Underwriting Agreement between BioRestorative Therapies, Inc. and Aegis Capital Corp.*
3.1	Certificate of Incorporation, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated December 19, 2014, wherein such document is identified as Exhibit 3.3.
3.2	Certificate of Amendment of Certificate of Incorporation filed with the State of Delaware on July 2, 2015, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated July 6, 2015, wherein such document is identified as Exhibit 3.1.
3.3	Bylaws, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated December 19, 2014, wherein such document is identified as Exhibit 3.4.
4.1	Form of Warrant Agency Agreement between BioRestorative Therapies, Inc. and Island Capital Management, LLC, doing business as Island Stock Transfer*
4.2	Form of Warrant Certificate*
5.1	Form of Opinion of Certilman Balin Adler & Hyman, LLP*
10.1	2010 Equity Participation Plan, as amended.*
10.2	Executive Employment Agreement, dated as of March 9, 2015, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.2.
10.3	Consulting Agreement, dated as of February 17, 2011, between Stem Cell Assurance, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.10.
10.4	Letter agreement, dated April 18, 2012, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.10.
10.5	Letter agreement, dated December 7, 2012, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.11.
10.6	Letter agreement, dated March 12, 2014, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.13.
10.7	Consulting Agreement, dated as of February 17, 2011, between Stem Cell Assurance, Inc. and Vintage Holidays L.L.C., incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.11.
10.8	Letter agreement, dated January 1, 2012, between BioRestorative Therapies, Inc. and Vintage Holidays, L.L.C. , incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.13.
10.9	Letter agreement, dated April 18, 2012, between BioRestorative Therapies, Inc. and Vintage Holidays, L.L.C. , incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.14.

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10.10	Letter agreement, dated December 7, 2012, between BioRestorative Therapies, Inc. and Vintage Holidays, L.L.C. , incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.15.
10.11	Employment Agreement, dated as of December 1, 2010, between Stem Cell Assurance, Inc. and Mandy Clark (now known as Mandy Clyde) (“Clyde Employment Agreement”), incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.14.
10.12	Amendment to Clyde Employment Agreement, dated February 10, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.17.
10.13	Amendment to Clyde Employment Agreement, dated December 7, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.18.
10.14	Promissory Note, dated February 9, 2011, issued by Stem Cell Cayman Ltd. in the principal amount of $1,050,000, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.16.
10.15	Form of Stock Option Agreement, dated December 15, 2010, between Stem Cell Assurance, Inc. and each of Mark Weinreb and Mandy Clyde, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.17.
10.16	Amended and Restated Executive Employment Agreement, dated May 10, 2011, between Stem Cell Assurance, Inc. and Francisco Silva (“Silva Employment Agreement”), incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.23.
10.17	Amendment to Silva Employment Agreement, dated November 4, 2011, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.27.
10.18	Amendment to Silva Employment Agreement, dated May 3, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.29.
10.19	Amendment to Silva Employment Agreement, dated December 7, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.30.
10.20	Amendment to Silva Employment Agreement, dated March 9, 2015, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.20.
10.21	Stock Option Agreement, dated April 5, 2011, between Stem Cell Assurance, Inc. and Francisco Silva, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.24.

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10.22	Stock Option Agreement, dated April 21, 2011, between Stem Cell Assurance, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.25.
10.23	Promissory Note, dated November 4, 2011, issued by Stem Cell Cayman Ltd. in the principal amount of $1,000,000, incorporated by reference to the registrant’s Amendment No. 3 to Form 10/A, wherein such document is identified as Exhibit 10.36.
10.24	License Agreement, dated as of January 27, 2012, between Regenerative Sciences, LLC and BioRestorative Therapies, Inc. (“License Agreement”), incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.44.
10.25	Amendment to License Agreement, dated March 21, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.45.
10.26	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.46.
10.27	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.47.
10.28	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.48.
10.29	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.49.
10.30	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.50.
10.31	Promissory Note, dated March 30, 2012, issued by Stem Cell Cayman Ltd. in the principal amount of $1,500,000, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.51.
10.32	Form of Exchange Agreement between BioRestorative Therapies, Inc. and debtholders, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.52.
10.33	Assignment Agreement, dated as of June 15, 2012, between the University of Utah Research Foundation and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, wherein such document is identified as Exhibit 10.1.

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10.34	Research Agreement, dated as of June 15, 2012, between BioRestorative Therapies, Inc. and the University of Utah, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, wherein such document is identified as Exhibit 10.2.
10.35	Amendment No. One, dated as of May 9, 2014, to Research Agreement, dated June 15, 2012, between BioRestorative Therapies, Inc. and the University of Utah, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.4.
10.36	Consulting Agreement, dated as of August 16, 2012, between Wayne A. Marasco, M.D., Ph.D. and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.56.
10.37	Letter agreement, dated December 5, 2012, between Stem Cell Cayman Ltd. and Westbury (Bermuda) Ltd., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.57.
10.38	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.58.
10.39	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.59.
10.40	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.60.
10.41	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.61.
10.42	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.62.
10.43	Promissory Note, dated March 26, 2013, issued by Stem Cell Cayman Ltd. in the principal amount of $450,000, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.63.
10.44	Letter agreement, dated March 26, 2013, among Stem Cell Cayman Ltd., BioRestorative Therapies, Inc. and Westbury (Bermuda) Ltd., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.64.

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10.45	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.59.
10.46	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.60.
10.47	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.61.
10.48	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.62.
10.49	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.63.
10.50	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.64.
10.51	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.65.
10.52	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.66.
10.53	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.67.
10.54	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.68.
10.55	Consulting Agreement, dated as of February 20, 2014, between Gregory E. Lutz, M.D. and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.69.
10.56	Stock Option Agreement, dated as of March 12, 2014, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.70.

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10.57	Research and Development Agreement, dated as of March 19, 2014, between BioRestorative Therapies, Inc. and Rohto Pharmaceutical Co., Ltd., incorporated by reference to the registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.1. Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
10.58	Letter agreement, dated February 11, 2015, between BioRestorative Therapies, Inc. and Rohto Pharmaceutical Co., Ltd. with regard to Research and Development Agreement, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.58.
10.59	Research Agreement, dated as of March 24, 2014 between Pfizer Inc. and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.2. Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
10.60	Promissory Note, dated May 7, 2014, issued by Stem Cell Cayman Ltd. in the principal amount of $500,000, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.3.
10.61	Agreement, dated as of June 27, 2014, by and between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, wherein such document is identified as Exhibit 10.1.
10.62	Stock Option Agreement, dated as of June 27, 2014, between BioRestorative Therapies, Inc. and Paul Jude Tonna, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, wherein such document is identified as Exhibit 10.2.
10.63	Stock Option Agreement, dated as of June 27, 2014, between BioRestorative Therapies, Inc. and Joseph B. Swiader, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, wherein such document is identified as Exhibit 10.3.
10.64	Lease, dated as of August 25, 2014, between BioRestorative Therapies, Inc. and 50 Republic Road, LLC, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated August 25, 2014, wherein such document is identified as Exhibit 99.1.
10.65	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.65.

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10.66	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.66.
10.67	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.67.
10.68	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.68.
10.69	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Joseph B. Swiader, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.69.
10.70	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Paul Jude Tonna, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.70.
10.71	Letter agreement, dated December 31, 2014, between Stem Cell Cayman Ltd. and Westbury (Bermuda) Ltd., incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.71.
10.72	Executive Employment Agreement, dated as of February 9, 2015, between BioRestorative Therapies, Inc. and Edward L. Field, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.72.
10.73	Stock Option Agreement, dated as of February 9, 2015, between BioRestorative Therapies, Inc. and Edward L. Field, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.73.
10.74	Stock Option Agreement, dated as of April 6, 2015, between BioRestorative Therapies, Inc. and Charles S. Ryan, J.D., Ph.D.**
10.75	Exchange Agreement, dated as of May 27, 2015, between BioRestorative Therapies, Inc. and Westbury (Bermuda) Ltd.**
10.76	Letter agreement, dated August 13, 2015, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc.*
10.77	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Mark Weinreb.*
10.78	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and A. Jeffrey Radov.*
10.79	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Edward L. Field.*
10.80	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Francisco Silva.*

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10.81	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Mandy Clyde.*
10.82	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Paul Jude Tonna.*
10.83	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Charles S. Ryan, J.D., Ph.D.*
21.1	Subsidiaries, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 21.
23.1	Independent Registered Public Accounting Firm’s Consent*
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion of Certilman Balin Adler & Hyman, LLP filed as Exhibit 5.1)*

* Filed herewith.

** Previously filed.

Item 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Suffolk, State of New York, on September 25, 2015.

BIORESTORATIVE THERAPIES, INC.

By:	/s/	Mark Weinreb
Mark Weinreb
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 25, 2015.

Signature		Capacity

/s/	Mark Weinreb	Chief Executive Officer, President, Chairman of the Board and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Mark Weinreb

*		Director
A. Jeffrey Radov

*		Director
Charles S. Ryan

*		Director
Paul Jude Tonna

*/s/	Mark Weinreb
Mark Weinreb Attorney-in-Fact

138

EXHIBITS

AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

ON

FORM S-1

 BIORESTORATIVE THERAPIES, INC.

139

EXHIBIT INDEX

Exhibit No.

1.1	Form of Underwriting Agreement between BioRestorative Therapies, Inc. and Aegis Capital Corp.*
3.1	Certificate of Incorporation, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated December 19, 2014, wherein such document is identified as Exhibit 3.3.
3.2	Certificate of Amendment of Certificate of Incorporation filed with the State of Delaware on July 2, 2015, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated July 6, 2015, wherein such document is identified as Exhibit 3.1.
3.3	Bylaws, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated December 19, 2014, wherein such document is identified as Exhibit 3.4.
4.1	Form of Warrant Agency Agreement between BioRestorative Therapies, Inc. and Island Capital Management, LLC, doing business as Island Stock Transfer*
4.2	Form of Warrant Certificate*
5.1	Form of Opinion of Certilman Balin Adler & Hyman, LLP*
10.1	2010 Equity Participation Plan, as amended.*
10.2	Executive Employment Agreement, dated as of March 9, 2015, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.2.
10.3	Consulting Agreement, dated as of February 17, 2011, between Stem Cell Assurance, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.10.
10.4	Letter agreement, dated April 18, 2012, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.10.
10.5	Letter agreement, dated December 7, 2012, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.11.
10.6	Letter agreement, dated March 12, 2014, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.13.
10.7	Consulting Agreement, dated as of February 17, 2011, between Stem Cell Assurance, Inc. and Vintage Holidays L.L.C., incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.11.

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10.8	Letter agreement, dated January 1, 2012, between BioRestorative Therapies, Inc. and Vintage Holidays, L.L.C. , incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.13.
10.9	Letter agreement, dated April 18, 2012, between BioRestorative Therapies, Inc. and Vintage Holidays, L.L.C. , incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.14.
10.10	Letter agreement, dated December 7, 2012, between BioRestorative Therapies, Inc. and Vintage Holidays, L.L.C. , incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.15.
10.11	Employment Agreement, dated as of December 1, 2010, between Stem Cell Assurance, Inc. and Mandy Clark (now known as Mandy Clyde) (“Clyde Employment Agreement”), incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.14.
10.12	Amendment to Clyde Employment Agreement, dated February 10, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.17.
10.13	Amendment to Clyde Employment Agreement, dated December 7, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.18.
10.14	Promissory Note, dated February 9, 2011, issued by Stem Cell Cayman Ltd. in the principal amount of $1,050,000, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.16.
10.15	Form of Stock Option Agreement, dated December 15, 2010, between Stem Cell Assurance, Inc. and each of Mark Weinreb and Mandy Clyde, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.17.
10.16	Amended and Restated Executive Employment Agreement, dated May 10, 2011, between Stem Cell Assurance, Inc. and Francisco Silva (“Silva Employment Agreement”), incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.23.
10.17	Amendment to Silva Employment Agreement, dated November 4, 2011, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.27.
10.18	Amendment to Silva Employment Agreement, dated May 3, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.29.
10.19	Amendment to Silva Employment Agreement, dated December 7, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.30.

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10.20	Amendment to Silva Employment Agreement, dated March 9, 2015, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.20.
10.21	Stock Option Agreement, dated April 5, 2011, between Stem Cell Assurance, Inc. and Francisco Silva, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.24.
10.22	Stock Option Agreement, dated April 21, 2011, between Stem Cell Assurance, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Form 10, wherein such document is identified as Exhibit 10.25.
10.23	Promissory Note, dated November 4, 2011, issued by Stem Cell Cayman Ltd. in the principal amount of $1,000,000, incorporated by reference to the registrant’s Amendment No. 3 to Form 10/A, wherein such document is identified as Exhibit 10.36.
10.24	License Agreement, dated as of January 27, 2012, between Regenerative Sciences, LLC and BioRestorative Therapies, Inc. (“License Agreement”), incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.44.
10.25	Amendment to License Agreement, dated March 21, 2012, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.45.
10.26	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.46.
10.27	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.47.
10.28	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.48.
10.29	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.49.
10.30	Stock Option Agreement, dated as of February 10, 2012, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.50.
10.31	Promissory Note, dated March 30, 2012, issued by Stem Cell Cayman Ltd. in the principal amount of $1,500,000, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.51.

142

10.32	Form of Exchange Agreement between BioRestorative Therapies, Inc. and debtholders, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, wherein such document is identified as Exhibit 10.52.
10.33	Assignment Agreement, dated as of June 15, 2012, between the University of Utah Research Foundation and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, wherein such document is identified as Exhibit 10.1.
10.34	Research Agreement, dated as of June 15, 2012, between BioRestorative Therapies, Inc. and the University of Utah, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, wherein such document is identified as Exhibit 10.2.
10.35	Amendment No. One, dated as of May 9, 2014, to Research Agreement, dated June 15, 2012, between BioRestorative Therapies, Inc. and the University of Utah, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.4.
10.36	Consulting Agreement, dated as of August 16, 2012, between Wayne A. Marasco, M.D., Ph.D. and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.56.
10.37	Letter agreement, dated December 5, 2012, between Stem Cell Cayman Ltd. and Westbury (Bermuda) Ltd., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.57.
10.38	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.58.
10.39	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.59.
10.40	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.60.
10.41	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.61.
10.42	Stock Option Agreement, dated as of December 7, 2012, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.62.

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10.43	Promissory Note, dated March 26, 2013, issued by Stem Cell Cayman Ltd. in the principal amount of $450,000, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.63.
10.44	Letter agreement, dated March 26, 2013, among Stem Cell Cayman Ltd., BioRestorative Therapies, Inc. and Westbury (Bermuda) Ltd., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, wherein such document is identified as Exhibit 10.64.
10.45	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.59.
10.46	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.60.
10.47	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.61.
10.48	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.62.
10.49	Stock Option Agreement, dated as of October 4, 2013, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.63.
10.50	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.64.
10.51	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.65.
10.52	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.66.
10.53	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.67.

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10.54	Stock Option Agreement, dated as of February 18, 2014, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.68.
10.55	Consulting Agreement, dated as of February 20, 2014, between Gregory E. Lutz, M.D. and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.69.
10.56	Stock Option Agreement, dated as of March 12, 2014, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, wherein such document is identified as Exhibit 10.70.
10.57	Research and Development Agreement, dated as of March 19, 2014, between BioRestorative Therapies, Inc. and Rohto Pharmaceutical Co., Ltd., incorporated by reference to the registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.1. Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
10.58	Letter agreement, dated February 11, 2015, between BioRestorative Therapies, Inc. and Rohto Pharmaceutical Co., Ltd. with regard to Research and Development Agreement, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.58.
10.59	Research Agreement, dated as of March 24, 2014 between Pfizer Inc. and BioRestorative Therapies, Inc., incorporated by reference to the registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.2. Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
10.60	Promissory Note, dated May 7, 2014, issued by Stem Cell Cayman Ltd. in the principal amount of $500,000, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, wherein such document is identified as Exhibit 10.3.
10.61	Agreement, dated as of June 27, 2014, by and between BioRestorative Therapies, Inc. and Joel San Antonio, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, wherein such document is identified as Exhibit 10.1.
10.62	Stock Option Agreement, dated as of June 27, 2014, between BioRestorative Therapies, Inc. and Paul Jude Tonna, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, wherein such document is identified as Exhibit 10.2.

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10.63	Stock Option Agreement, dated as of June 27, 2014, between BioRestorative Therapies, Inc. and Joseph B. Swiader, incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, wherein such document is identified as Exhibit 10.3.
10.64	Lease, dated as of August 25, 2014, between BioRestorative Therapies, Inc. and 50 Republic Road, LLC, incorporated by reference to the registrant’s Current Report on Form 8-K for an event dated August 25, 2014, wherein such document is identified as Exhibit 99.1.
10.65	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Mark Weinreb, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.65.
10.66	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and A. Jeffrey Radov, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.66.
10.67	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Francisco Silva, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.67.
10.68	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Mandy Clyde, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.68.
10.69	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Joseph B. Swiader, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.69.
10.70	Stock Option Agreement, dated as of October 23, 2014, between BioRestorative Therapies, Inc. and Paul Jude Tonna, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.70.
10.71	Letter agreement, dated December 31, 2014, between Stem Cell Cayman Ltd. and Westbury (Bermuda) Ltd., incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.71.
10.72	Executive Employment Agreement, dated as of February 9, 2015, between BioRestorative Therapies, Inc. and Edward L. Field, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.72.
10.73	Stock Option Agreement, dated as of February 9, 2015, between BioRestorative Therapies, Inc. and Edward L. Field, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 10.73.
10.74	Stock Option Agreement, dated as of April 6, 2015, between BioRestorative Therapies, Inc. and Charles S. Ryan, J.D., Ph.D.**

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10.75	Exchange Agreement, dated as of May 27, 2015, between BioRestorative Therapies, Inc. and Westbury (Bermuda) Ltd.**
10.76	Letter agreement, dated August 13, 2015, between BioRestorative Therapies, Inc. and TDA Consulting Services, Inc.*
10.77	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Mark Weinreb.*
10.78	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and A. Jeffrey Radov.*
10.79	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Edward L. Field.*
10.80	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Francisco Silva.*
10.81	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Mandy Clyde.*
10.82	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Paul Jude Tonna.*
10.83	Stock Option Agreement, dated as of September 4, 2015, between BioRestorative Therapies, Inc. and Charles S. Ryan, J.D., Ph.D.*
21.1	Subsidiaries, incorporated by reference to the registrant’s Annual Report for the year ended December 31, 2014, wherein such document is identified as Exhibit 21.
23.1	Independent Registered Public Accounting Firm’s Consent*
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion of Certilman Balin Adler & Hyman, LLP filed as Exhibit 5.1)*

* Filed herewith.

** Previously filed.

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